Exhibit 1
Prospectus
March 12, 2008

The Prospectus was drafted in Danish and translated into English. In the case of any discrepancies, the Danish version shall prevail. The Danish version contains certain additional statements required by Danish law, including statements by the auditors and the Issuing Agent which are not included in the English version. The Company shares are not subject to any restrictions on negotiability and resale.
This Prospectus may not be distributed or otherwise made available, the New Shares may not directly or indirectly be offered or sold, and the Subscription Rights may not directly or indirectly be exercised or otherwise offered or sold in the United States, Canada, Australia or Japan, unless such distribution, offer, sale or exercise is permitted pursuant to the applicable law of the jurisdiction concerned, and the Company and the Issuing Agent must receive satisfactory evidence thereof.
This Prospectus may not be distributed or otherwise made available, the New Shares may not be offered or sold, and the Subscription Rights may not be exercised or otherwise offered or sold in any jurisdiction, unless such distribution, offer, sale or exercise is permitted pursuant to the applicable law of the jurisdiction concerned, and the Company and the Issuing Agent may required satisfactory evidence thereof.
;As a result of such restrictions imposed by applicable law of individual jurisdictions, the Company expects that investors domiciled in the United States, Canada, Australia, Japan and other jurisdictions may not be permitted to receive this document and thus will not be able to exercise the Subscription Rights and subscribe for the New Shares. Olicom will not make any offer or solicitation of any kind which may be unlawful to any person.
The Subscription Rights have not been and will not be registered pursuant to the United States Securities Act of 1933 as amended (“US Securities Act”) or securities legislation in individual states of the United States. Any transfer of the Subscription Rights is prohibited except by way of offering or sale pursuant to Regulation S of the US Securities Act (“Regulation S”).
The New Shares are not and will not be registered pursuant to the US Securities Act or securities legislation of individual states, and will be offered and sold (i) in the United States if permitted pursuant to Rule 801 of the US Securities Act, to existing US shareholders of Olicom A/S pursuant to Rule 801 of the US Securities Act; and (ii) outside the United States in offshore transactions pursuant to Regulation S. New Shares acquired in connection with the Offer will be considered to be “restricted securities” as defined in Rule 144(a)(3) of the US Securities Act to the same extent and in the same proportion as applicable to the Existing Shares of the shareholders at the allotment date.
Olicom A/S,
Central Business Register No. 76 80 00 14

SUMMARY
Contents:

Background for the issue of shares	1
Olicom A/S	3
Board of Directors and Executive Board	3
Risk factors	4
Capital and shareholders	4
Financial calendar	6
Olicom A/S,
Central Business Register No. 76 80 00 14
Summary of March 12, 2008

SUMMARY
This Prospectus consists of separate documents. The Prospectus comprises a summary (the “Summary”), a share registration document (the “Share Registration Document”) and a share securities note (the “Share Securities Note”), which combined constitute the Prospectus.
As an introduction to the Summary, please note that the Summary should be read as an introduction to the Prospectus. Any decision to invest in the securities should be made on the basis of the Prospectus in its entirety. In case a legal action is commenced regarding the Prospectus information, the plaintiff investor may have to defray the costs for translation of the Prospectus before the proceedings start. The natural or legal persons who have drafted the Summary or any translations hereof and requested its approval may incur civil liability for damages, where (and only where) it is misleading, incorrect or conflicting when read together with other parts of this Prospectus.
BACKGROUND FOR THE ISSUE OF SHARES
It was resolved at the extraordinary general meeting of the Company on December 20, 2007 increase the capital of Olicom A/S with a view to converting Olicom A/S from a venture company into a real estate investment company. The future principal activity will thereby become investment in and development of properties. The Company’s existing IT venture investments are expected to remain the property of the Company until the natural exit.
Contribution In Kind and debt conversion
At the extraordinary general meeting of the Company on December 20, 2007, it was resolved to implement the following capital increases in Olicom A/S:
•	A Contribution In Kind of the companies Castor Holding A/S and Nygade 29-39, Ikast ApS of a total nominal amount of DKK 100,000,000, equal to 400,000,000 New Shares in Olicom A/S with a face value of DKK 0.25 each. The Contribution In Kind is subscribed for solely by ADR Nr. 1904 ApS (“ADR”). ADR is wholly owned by Jesper Henrik Jørgensen, Bregnegårdsvej 15, 2920 Charlottenlund, Denmark.

•	Conversion of debt into share capital of a nominal amount of DKK 28,326,316, equal to 113,305,264 New Shares concerning ADR.

•	Conversion of debt relating to receivables by the company AXI Alpha X Investor Limited of a nominal amount of DKK 3,962,266, equal to 15,849,064 shares in Olicom A/S with a face value of DKK 0.25.
The capital increase relating to the Contribution In Kind and debt conversion thus constitute a minimum nominal amount of DKK 128,326,316, equal to 513,305,264 New Shares with a face value of DKK 0.25 or a maximum nominal amount of DKK 132,288,582, equal to 529.154.328 New Shares in Olicom A/S with a face value of DKK 0.25 each.
The subscription price for both the Contribution In Kind and the debt conversion was fixed at DKK 0.25 free of charges per share in Olicom A/S with a face value of DKK 0.25.
Olicom A/S
Central Business Register No. 76 80 00 14
Summary of March 12, 2008

1

Rights issue against cash payment
It was furthermore resolved at the extraordinary general meeting on December 20, 2007 to include an authority in Article 7.3 of the Company’s Articles of Association to issue shares against cash payment with pre-emption rights for Existing Shareholders of the Company of up to a nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares in Olicom A/S with a face value of DKK 0.25 each.
The Board of Directors has exercised the authority granted in Article 7.3 of the Company’s Articles of Association to make a rights issue against cash payment that has been fixed at a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares.
The shares are offered with pre-emption rights for existing shareholders of the Company at a ratio of 1:20 so that one (1) Existing Share entitles the holder to subscribe for twenty (20) New Shares (such subscription rights are hereinafter referred to as “Subscription Rights”).
On March 27, 2008, at 12:30 p.m. (CET), 20 Subscription Rights for each Existing Share with a face value of DKK 0.25 will be granted to everybody registered with VP Securities Services as a Company shareholder.
Subscription Rights may be traded already from March 25, 2008 to April 7, 2008, both days included.
The Subscription Rights may be exercised for subscription of New Shares as from March 28, 2008, at 9:00 a.m. (CET), until April 10, 2008, at 4:00 p.m. (CET), (the “Subscription Period”). After expiry of the Subscription Period, the right to subscribe for New Shares will lapse, and the validity and value of the Subscription Rights will expire. The holders of such Subscription Rights are not entitled to compensation. Any New Shares not subscribed for by Company shareholders under their pre-emption rights or by investors under Subscription Rights acquired by them will be allocated to Capinordic A/S, the Issuing Agent, against payment of the Offer Price and without any compensation to holders of Subscription Rights to ensure that the minimum number of shares is issued. The New Shares are sought admitted to trading and listing on the OMX Nordic Exchange Copenhagen, the expected first day of trading being April 15, 2008.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008, on an underwriting guarantee for subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
At the extraordinary general meeting, the subscription price for the New Shares in Olicom A/S under the rights issue was fixed at DKK 0.25 free of charges per share of DKK 0.25.
The New Shares will carry the same rights as the Company’s Existing Shares. The New Shares will carry rights to full dividends as from the financial year 2007. In the Announcement of Financial Results for 2007 of March 5, 2008, the Board of Directors proposed that no dividends be distributed for 2007.
Olicom A/S
Central Business Register No. 76 80 00 14
Summary of March 12, 2008

2

OLICOM A/S
The objects laid down in the Articles of Association of Olicom A/S were extended in 2006 to include direct or indirect investments in companies, properties and other assets and financial instruments in Denmark and abroad.
Vision
The Company’s vision is to become a major real estate company with diversified activities in the real estate segment, i.e. both investment in and development of properties.
Strategy
The Company intends to carry on diversified activities in the real estate segment and actively explore the market for potential investment candidates that may generate added value for the Company’s shareholders. In the near future, the Company will focus geographically on the Danish market and to a smaller extent on the Polish market, while in the long term, the general intention is also to enter the markets of the rest of Europe.
The Company will centre its work on projects and thus regularly assess its aggregate real estate investments to determine whether the individual investments should be sold or alternatively kept if that is considered the best solution for the Company.
In the initial phase, the Company will be a small operator in a fragmented real estate market, for which reason Olicom will contribute to the consolidation of the market, e.g. through acquisitions via rights issues and cooperation with other real estate companies. This will increase the Company’s possibilities for making larger acquisitions and investments and improve its profitability due to economies of scale.
Olicom still has three existing investments in technology companies which will not in future belong to the Company’s core business area, and the Company will therefore seek to divest these companies at a pace ensuring that the value of the investments is maximized.
BOARD OF DIRECTORS AND EXECUTIVE BOARD
The Board of Directors of Olicom A/S is composed of:
•	Eric Korre Horten, Chairman

•	Kaj Egon Hansen

•	Kren Erik Nielsen
The Executive Board of Olicom A/S is in charge of the day-to-day management of the Company and consists of Per Brøndum Andersen, CEO, and Boje Rinhart, Manager. Boje Rinhart’s service contract with the Company expires at April 30, 2008.
Olicom A/S
Central Business Register No. 76 80 00 14
Summary of March 12, 2008

3

RISK FACTORS
All investments in shares imply a risk. This also applies to an investment in Olicom A/S. Some of the risk factors of investments in Olicom A/S relate to:
•	Discontinuing operations

•	Several years of loss-making activities

•	Real estate activities

•	Organization and employees

•	Insurance

•	Real estate market development in Poland

•	Funding

•	Foreign exchange

•	Macroeconomic factors
For a detailed description of risk factors, please refer to the section ‘Risk Factors’ in the Share Registration Document and in the Share Securities Note.
CAPITAL AND SHAREHOLDERS
At March 12, 2008, the Company’s nominal share capital amounts to DKK 4,341,604, equal to 17,366,416 shares with a face value of DKK 0.25 that have been admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
The Company has a total of 10,999 shareholders registered by name in the Register of Shareholders of Olicom A/S. These shareholders represent 97% of the total share capital of Olicom A/S, which has been admitted to trading and listing on the OMX Nordic Exchange Copenhagen. There are no shareholders to be disclosed under section 29 of the Danish Securities Trading Act.

	Nominal share	No. of shares of	Ownership
List of shareholders	capital (DKK)	DKK 0.25 each	interest

Shareholders unrelated to the Company
Shareholders unrelated to the Company[1]	4,334,774	17,339,096	99.84%
Board of Directors and Executive Board
Eric Korre Horten[2]	6,250	25,000	0.14%
Boje Rinhart[3]	580	2,320	0.01%

Total	4,341,604	17,366,416	100.00%

1.	The largest single shareholder has an ownership interest of 1.26%, equal to 219,463 shares in Olicom A/S.

2.	Eric Korre Horten, Chairman, directly holds 25,000 shares.

3.	Boje Rinhart, Director, directly holds 2,320 shares in Olicom A/S.
Provided that the capital increase under this Prospectus is completed, the Company’s share capital will total a minimum nominal amount of DKK 176,630,186, equal to 706,520,744 New Shares, or a maximum nominal amount of DKK 219,500,000, equal to 878,000,000 New Shares in Olicom A/S
Olicom A/S
Central Business Register No. 76 80 00 14
Summary of March 12, 2008

4

with a face value of DKK 0.25 each. The development in the share capital and ownership in connection with the different capital increases specified in this Prospectus is shown below.
Following the capital increases, ADR will become a major shareholder of the Company with significant influence. The cooperation between ADR and Olicom is expected to be a long-term one. In the future Olicom, the expected role of ADR is that ADR will be part of the Company’s network, offering Olicom business opportunities in line with the opportunities offered by the rest of its network.
1. Contribution In Kind and conversion of debt relating to receivables by ADR Nr. 1904 ApS

	Nominal share	No. of shares of	Ownership
Share capital after Contribution In Kind and debt conversion	capital (DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	3.27%
Contribution In Kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	96.73%

Total	132,667,920	530,671,680	100,00%

After the capital increase, the Company’s share capital will total a nominal amount of DKK 132,667,920, equal to 530,671,680 shares with a face value of DKK 0.25 each.
2. Rights issue at minimum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal share	No. of shares of	Total ownership
Share capital at minimum subscription	capital (DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	2.46%
Contribution In Kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	72.65%
Debt conversion relating to AXI Alpha X Investor
Limited	3,962,266	15,849,064	2.24%
Rights issue at minimum subscription	40,000,000	160,000,000	22.65%

Total	176,630,186	706,520,744	100.00%

In the case of a minimum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 176,630,186, equal to 706,520,744 shares with a face value of DKK 0.25 each.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008, on an underwriting guarantee for subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
Olicom A/S
Central Business Register No. 76 80 00 14
Summary of March 12, 2008

5

3. Rights issue at maximum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal share	No. of shares of	Total ownership
Share capital at maximum subscription	capital (DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	1.98%
Contribution In Kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	58.46%
Debt conversion relating to AXI Alpha X Investor Limited	—	—	—
Rights issue at maximum subscription	86,832,080	347,328,320	39.56%

Total	219,500,000	878,000,000	100.00%

In the case of a maximum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 219,500,000, equal to 878,000,000 shares with a face value of DKK 0.25 each.
Time schedule for the rights issue

Day	Date	Event
Wednesday	March 19, 2008	Last day of trading in Existing Shares including Subscription Rights
Tuesday	March 25, 2008	First day of trading in Existing Shares excluding Subscription Rights
Trading in subscription rights commences on the OMX Nordic Exchange Copenhagen
Thursday	March 27, 2008	Allotment at VP Securities Services at 12:30 p.m. (CET)
Friday	March 28, 2008	Commencement of Subscription Period
Tuesday	April 7, 2008	Closing of trading in Subscription Rights
Thursday	April 10, 2008	Closing of Subscription Period
Friday	April 11, 2008	Publication of results of the Offer
Tuesday	April 15, 2008	First day of trading on the OMX Nordic Exchanges Copenhagen
FINANCIAL CALENDAR

Annual Report 2007:	April 22, 2008
Annual general meeting:	April 29, 2008
Financial Results for Q1 2008:	May 29, 2008
Financial Results for H1 2008:	August 28, 2008
Financial Results for Q3 2008:	November 25, 2008
Olicom A/S
Central Business Register No. 76 80 00 14
Summary of March 12, 2008

6

SHARE REGISTRATION DOCUMENT
Contents:

Introduction		1
1	Risk factors	6
2	Selected financial information	9
3	Information about the issuer	10
4	Business overview	17
5	Organizational structure	27
6	Property, plant and equipment	29
7	Review of operations and financial statements	30
8	Capital resources	36
9	Research and development, patents and licenses	39
10	Trends	39
11	Earnings expectations or forecasts	40
12	Board of directors, executive board, supervisory bodies and managers	41
13	Remuneration and benefits	48
14	Board practices	49
15	Employees	52
16	Major shareholders	53
17	Related party transactions	56
18	Financial information concerning the Issuer’s assets, equity and liabilities, financial position and profits and losses	58
Cross references		58
19	Additional information	70
20	Material contracts	81
21	Third party information and statement by experts and declarations of any interest	81
22	Documents on display	81
23	Information on holdings	82
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

INTRODUCTION
This Share Registration Document is not intended to form the basis of an investment or other assessment, and the Share Registration Document should not be considered a recommendation on the part of Olicom A/S to recipients of the Share Registration Document to subscribe for or buy shares in Olicom A/S. Potential buyers should themselves assess whether the information of the Share Registration Document is relevant, and any purchase should be based on the inquiries deemed necessary by such buyer.
Nobody is permitted to provide information or make statements not contained in this Share Registration Document, and no such information or statements made can be considered to be endorsed by Olicom A/S. Delivery of the Share Registration Document cannot at any time be considered a warranty that no changes have occurred in the activities or affairs of Olicom A/S since the date of publication of the Share Registration Document or that the information herein is correct at any time after the date of publication of the Share Registration Document. Pursuant to Executive Order No. 1232 of October 22, 2007, any significant new circumstance, material error or incorrectness in connection with the information stated in the Share Registration Document that is likely to affect the valuation of the securities and that occurs or is ascertained in the period from the approval of the Share Registration Document to the final closing of the public offering or the first day of trading on a regulated market, must be stated in an addendum to the Share Registration Document. Any such addendum must be approved within seven business days and published in accordance with section 25.
The Share Registration Document was drafted in Danish and translated into English. In the case of any discrepancies, the Danish version shall prevail. The Danish version contains certain additional statements required by Commission Regulation (EC) No. 809/2004, including statements by the auditors and the Issuing Agent which are not included in the English version. The Company shares are not subject to any restrictions on negotiability and resale.
The Share Registration Document is not an offer to sell or a solicitation by or on behalf of Olicom A/S to buy shares in any jurisdiction where such offer or solicitation is not approved or to persons to whom it is illegal to provide such offer or solicitation. The Share Registration Document should not be communicated, reproduced or otherwise redistributed.
References in the Share Registration Document to “Olicom”, the “Company” or the “Issuer” are references to Olicom A/S.
This Share Registration Document may not be distributed or otherwise made available, the New Shares may not directly or indirectly be offered or sold, and the Subscription Rights may not directly or indirectly be exercised or otherwise offered or sold in the United States, Canada, Australia or Japan, unless such distribution, offer, sale or exercise is permitted pursuant to the applicable law of the jurisdiction concerned, and the Company and the Issuing Agent must receive satisfactory evidence thereof.
This Share Registration Document may not be distributed or otherwise made available, the New Shares may not be offered or sold, and the Subscription Rights may not be exercised or otherwise offered or sold in any jurisdiction, unless such distribution, offer, sale or exercise is permitted
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

pursuant to the applicable law of the jurisdiction concerned, and the Company and the Issuing Agent may required satisfactory evidence thereof.
As a result of such restrictions imposed by applicable law of individual jurisdictions, the Company expects that investors domiciled in the United States, Canada, Australia, Japan and other jurisdictions may not be permitted to receive this document and thus will not be able to exercise the Subscription Rights and subscribe for the New Shares. Olicom will not make any offer or solicitation of any kind which may be unlawful to any person.
The Subscription Rights have not been and will not be registered pursuant to the United States Securities Act of 1933 as amended (“US Securities Act”) or securities legislation in individual states of the United States. Any transfer of the Subscription Rights is prohibited except by way of offering or sale pursuant to Regulation S of the US Securities Act (“Regulation S”).
The New Shares are not and will not be registered pursuant to the US Securities Act or securities legislation of individual states, and will be offered and sold (i) in the United States if permitted pursuant to Rule 801 of the US Securities Act, to existing US shareholders of Olicom A/S pursuant to Rule 801 of the US Securities Act; and (ii) outside the United States in offshore transactions pursuant to Regulation S. New Shares acquired in connection with the Offer will be considered to be “restricted securities” as defined in Rule 144(a)(3) of the US Securities Act to the same extent and in the same proportion as applicable to the Existing Shares of the shareholders at the allotment date.
Any communication of this Share Registration Document in or to the United Kingdom as well as any communication which may take effect in the United Kingdom will be made exclusively on the basis of the exception contained in section 67 of the Financial Services and Markets Act 2000 to the restrictions laid down in section 21 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). The shares may only be sold and the Share Registration Document may only be delivered to persons falling within that exception.
Notification to persons domiciled in the United States
The Subscription Rights and the New Shares have not been approved, rejected or recommended by the US Securities and Exchange Commission, financial supervisory authorities of individual states in the United States or other supervisory authorities in the United States, and none of the said authorities have made any declarations or statements regarding the Offer or whether this document is correct or complete. Declarations to the contrary are considered to constitute a criminal offence in the United States.
The Offer relates to securities in a Danish company. The Offer is governed by Danish disclosure requirements, which differ from the disclosure requirements under US law. Any financial statements herein have been prepared in accordance with International Financial Reporting Standards (IFRS) and may not be comparable with the financial statements of US companies.
It may be difficult to enforce investors’ rights and claims pursuant to US federal securities legislation as Olicom A/S is domiciled in Denmark and some or all of the Company’s executive employees and members of the Board of Directors may be domiciled in Denmark. It may be impossible to bring an action against a non-US company or its executive employees or board members before a court outside the United States concerning violation of US securities legislation.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

It may be difficult to force a non-US company and its affiliated enterprises to comply with decisions by US courts.
Notification concerning the European Economic Area
In relation to the individual member states of the European Economic Area which have implemented the Prospectus Directive (each a “Relevant Member State”), the Issuing Agent has declared and accepted that, with effect from the date of implementation of the Prospectus Directive in the Relevant Member State (the “Relevant Implementation Date”), the Issuing Agent has not made and will not make any public offer of Subscription Rights or New Shares in a Relevant Member State before having published a prospectus concerning the shares which has been approved by the competent authority of the Relevant Member State in question, or, where applicable, approved in another Relevant Member State and notified to the competent authority of the Relevant Member State concerned, all pursuant to the Prospectus Directive. With effect from the relevant implementation date, a public offer of shares may at any time be made in a Relevant Member State:
(a)	to legal entities which are authorized or intended to operate in the financial markets or, if not so authorized or intended, the objects of which is exclusively to invest in securities;

(b)	to any legal entity meeting two or more of the following criteria: (1) an average of at least 250 employees in the last financial year, (2) a balance-sheet total in excess of EUR 43,000,000, and (3) an annual revenue in excess of EUR 50,000,000 as disclosed in the latest annual or consolidated financial statements;

(c)	to less than 100 natural or legal persons per country within the EU/EEA that are not qualified investors (as defined in the Prospectus Directive); or

(d)	in all circumstances not requiring the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
In relation to the above, the expression a “public offer of Subscription Rights or New Shares” concerning shares in a Relevant Member State means the communication, of any kind and by any means, of sufficient information about the terms and conditions of the Offer and the New Shares to be issued which enables investors to make a decision to purchase or subscribe for the shares, as amended in the Relevant Member State concerned by any measures whereby the Prospectus Directive is implemented in the Relevant Member State concerned. The expression “Prospectus Directive” means Directive 2003/71/EC and comprises all relevant implementation procedures in the individual Relevant Member States.
Notification to persons domiciled in Canada, Australia, Japan and other jurisdictions
The Subscription Rights and the New Shares have not been approved, rejected or recommended by foreign financial supervisory authorities, and no such authorities have made any declarations or statements regarding the Offer or whether this document is correct or complete.
Enforcement of judgments
The Company is a public company incorporated in Denmark. The members of the Company Management are residents of Denmark or Sweden, and all or a substantial part of the assets of the Company and the said persons are located in these countries. As a result, investors may not be able
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

to have a writ of summons served outside Denmark on the Company or the said persons, or have courts outside Denmark enforce judgments passed by a court outside Denmark on the basis of applicable legislation in jurisdictions outside Denmark.
Notification to persons domiciled in New Hampshire
NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE UNDER CHAPTER 421-B OF NEW HAMPSHIRE REVISED STATUTES ANNOTATED 1955 AS AMENDED (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF OR RECOMMENDED OR GIVEN APPROVAL TO ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
Please refer to the section ‘Risk factors’ in the Share Registration Document for a description of material factors concerning investment in Olicom A/S.
Forward-looking statements
Certain statements in this Share Registration Document, including certain statements in the sections ‘Risk factors’, ‘Information about Issuer’, ‘Business overview’ and ‘Financial information concerning the Issuer’s assets and liabilities, financial position and results’, are based on the view of the Management of Olicom A/S, the assumptions made by Management and the information currently available to Management. Such statements may be forward-looking statements. All statements except historical facts in the Share Registration Document, including without limitation statements concerning the financial position, business strategy, plans and goals for future operations of Olicom A/S (including development plans and goals concerning the products of Olicom A/S) are forward-looking statements implying known and unknown risks, uncertainties and other factors that may cause the actual results, development or performance of Olicom A/S to deviate considerably from the future results, the development or the performance stated expressly or by implication in connection with such forward-looking statements. The forward-looking statements are based on assumptions of future events, including various assumptions concerning the present and future business strategies and future operating environment of Olicom A/S that may prove to be incorrect. The actual results, developments or performance of Olicom A/S may deviate significantly from the forward-looking statements of the Share Registration Document as a result of material factors, including risks related to market developments, unforeseen difficulties with the various cooperation agreements and subsidiaries of Olicom A/S in Denmark, the competitive situation for the business areas and markets of Olicom A/S and other factors mentioned in the Share Registration Document, including the factors mentioned in the section ‘Risk factors’. The forward-looking statements of the Share Registration Document are only valid as at the date of publication of the Share Registration Document, and Olicom A/S assumes no obligation to publish any update or revision of forward-looking statements, whether as a result of new information, future events or other matters.
Presentation of financial statements and other information
The Company’s audited Annual Reports for 2004, 2005 and 2006 and the Announcement of Financial Results for 2007, which are included in the historical financial information in this Share
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Registration Document, have been prepared in accordance with the International Financial Reporting Standards (IFRS).
All references in the Share Registration Document to ‘Danish kroner’ or ‘DKK’ are references to the currency of the Kingdom of Denmark.
Certain financial and statistical information in the Share Registration Document may have been rounded to whole numbers. Accordingly, the aggregate amount of the numbers in any one column does not necessarily correspond to the total of that column.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

1 RISK FACTORS
In general
Investing in shares involves a high risk, and investors may risk losing all or part of their investment. Investors should therefore make a thorough analysis of this Share Registration Document and assess the financial, legal, market and other risks before making any final decision to invest in the Company’s shares. In the following sections, Management has provided an account of the risk factors deemed by Management to be the most significant ones in relation to an investment in the Company. The list is non-exhaustive, and risk factors are not listed by order of priority, just as other risk factors may adversely affect the share investment in both the short and long term.
Discontinuing operations
The Company’s existing business area concerning investments in technology companies is expected to be discontinued in the near future. The Company has recognized equity investments in and receivables from such portfolio companies at just over DKK 32m in the balance sheet. According to the Company Management, this valuation will not result in losses in connection with the discontinuation of the operations.
Several years of loss-making activities
For a number of years, the Company has recorded substantial losses, and equity stood at a negative amount of DKK 11.5m at the date of this Prospectus. Consequently, there is a need for contributions of both capital and assets. By contributing the real estate portfolio mentioned in the Share Registration Document and implementing a rights issue of which DKK 40.0m has been secured by an underwriting guarantee, the Company will obtain a number of properties and funds that will enable the development of the real estate portfolio with a view to increasing the return on the investment. However, there is no guarantee that the resources injected are sufficient to ensure the expected development, just as the approval and planning of the intended changes to the real estate portfolio may be delayed, which must be expected to result in a lower return.
Real estate activities
At the extraordinary general meeting of the Company on December 20, 2007, it was resolved to change the Company’s activities to real estate investments. In that connection, the general meeting also adopted a capital increase by way of a Contribution In Kind of a real estate portfolio.
The Company will in that connection receive a Contribution In Kind in the form of properties of a gross value of approx. DKK 300m, mainly business properties. Properties will be recognized at cost including expenses in the year of acquisition, but must subsequently be valued annually at market value. The market value depends on a number of factors such as rent level, state of repair, location, interest rate level, the general economic situation and taxes.
The Company will furthermore manage the portfolio of properties fully or partially for rent. This activity will also depend on and be affected by the factors mentioned above. The Company is exposed to the risk of vacant premises and tenants becoming unable to pay their rent for various reasons.
The factors mentioned may have both a negative and a positive effect on Olicom’s financial position. Substantial adverse effects may potentially result in a considerable deterioration of the
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Company’s financial results and financial position, in which case it might become necessary for the Company to raise new capital to repay its debt.
Funding
The Company will be funded by both short-term and long-term loans depending on the type of investment. As a main rule, Olicom will fund investments by 60-80% loan capital and will therefore be affected considerably by changes in interest rates. This may have a considerable adverse effect on the Company’s financial results and financial position.
Insurance
The Company has commercial liability insurance and other customary and statutory insurance. In the Company’s opinion, the Company has adequate insurance cover for the current activities.
When the real estate portfolio has been contributed as a Contribution In Kind as resolved at the extraordinary general meeting on December 20, 2007, the insurance cover required will increase considerably. Insurances have already been taken out on Castor Holding A/S and Nygade 29-39, Ikast ApS.
No guarantee is provided to the effect that any claims for damage to one or more of the acquired properties will be fully compensated under the insurance policies taken out, and this may have a negative influence on the Company’s financial results.
Organization and employees
At the date of this Prospectus, Olicom’s organization consists of two employees, one of whom will resign as at 30 April 2008. At the Contribution In Kind of Castor A/S, three employees will be transferred, but the organization will still be limited, for which reason Olicom is very dependent on its employees, and no natural back-up exists for the individual employee. The absence or resignation of an employee may therefore affect the human resources of the Company considerably and in the current labor market it may be difficult to obtain a replacement in the short term. This may lead to increased costs and lower earnings and thereby poorer financial results than expected. Management seeks to reduce its dependence on the individual employee, but owing to the size of the organization, there is a risk that unforeseen events in relation to employees may reduce the financial results.
Real estate market development in Poland
On completion of the rights issue, the Company plans to apply up to DKK 57m for the acquisition of 49% and 40%, respectively, of two real estate projects in Poland provided that the due diligence reviews are satisfactory. The real estate projects concern the construction of condominiums in Krakow. Poland has seen a strong demand for new apartments, and Management expects the said condominiums to be sold as soon as they have been built. However, there is no guarantee that this positive trend will continue, and the apartments may therefore be for sale for a longer period. This could reduce the expected cash flow from the sale of these apartments and thus reduce the financial results. In addition, Olicom will depend on the contractors’ ability to complete the projects on time and at the agreed quality level. Olicom does not have wide experience with the implementation of such projects in Poland, and although Management intends to be prudent and careful in the follow- up of these projects, events may occur that will delay or postpone the expected earnings of the Company.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Foreign exchange
In continuation of the capital increase adopted at the extraordinary general meeting of the Company on December 20, 2007, a real estate portfolio is expected to be contributed to the Company. The real estate portfolio acquired by the Company in connection with the Contribution In Kind is mainly located in Denmark and thus involves no noteworthy foreign exchange risk. However, as mentioned the Company has an option to buy projects comprising condominiums in Poland. This option is expected to be exercised, which means that the Company will incur a foreign exchange risk. If the Company makes further future investments in Europe, the Company will correspondingly become exposed to the currency in question. However, the Company will minimize such risk by raising loans in the same currency and thus eliminating the greater part of the potential risk.
Macroeconomic factors
The principal activity of the Company will, as mentioned, take place within the real estate segment which also follows the global economic trends. Consequently, the Company will be affected by factors such as economic growth, inflation, environment and government intervention. The list is non-exhaustive and merely names examples of potential risk factors that may affect the Company’s financial results and financial position. The development in the real estate markets, which will be the Company’s principal area in the near future, still appears to be favorable, albeit slightly reduced compared with recent years.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

2	SELECTED FINANCIAL INFORMATION
2.1 Selected financial information and highlights
To illustrate the financial situation of the Company, selected financial items realized in the financial years 2005, 2006 and 2007 are reproduced below. All financial information of the Share Registration Document has been adapted to the International Financial Reporting Standards (IFRS) as approved by the European Union and other Danish disclosure requirements for listed companies. Financial information for 2005 and 2006 derives from the published Annual Reports of the Company. Financial information for 2007 derives from the Company’s Announcement of Financial Results published on March 5, 2008.

	01.01-31.12.2007	01.01-31.12.2006	01.01-31.12.2005
Income statement (DKK’000)	Audited	Audited	Audited
Operating loss	(4,738)	(329)	(63,693)
Operating loss before interest	(4,738)	(329)	(63,693)
Loss on ordinary activities before tax	(11,690)	(6,165)	(70,454)
Loss on continuing operations	(11,690)	(6,165)	(70,454)
Profit (loss) on discontinuing operations	3,450	(79,149)	(28,074)

Net loss for the year	(8,240)	(85,314)	(98,528)

	At 31 Dec 2007	At 31 Dec 2006	At 31 Dec 2005
Assets (DKK’000)	Audited	Audited	Audited
Property, plant and equipment	28	53	10

Financial assets	24,311	23,143	46,942

Non-current assets	24,339	23,196	46,952

Short-term receivables	9,614	8,166	11,292

Cash	10	18	12,595

Assets held for sale	0	0	52,943

Current assets	9,624	8,184	76,830

Total assets	33,963	31,380	123,782

	At 31 Dec 2007	At 31 Dec 2006	At 31 Dec 2005
Equity and liabilities (DKK’000)	Audited	Audited	Audited
Total equity	(11,509)	(3,269)	82,045

Non-current liabilities	0	0	9,273

Current liabilities	45,472	34,649	32,464

Total liabilities	45,472	34,649	41,737

TOTAL EQUITY AND LIABILITIES	33,963	31,380	123,782

Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

	At 31 Dec 2007	At 31 Dec 2006	At 31 Dec 2005
Cash flow statement (DKK’000)	Audited	Audited	Audited
CASH FLOW FROM OPERATING ACTIVITIES	(10,668)	(20,822)	(16,994)

CASH FLOW FROM INVESTING ACTIVITIES	(1,410)	(3,661)	(29)

CASH FLOW FROM FINANCING ACTIVITIES	12,070	11,906	18,602

CASH AND CASH EQUIVALENTS, beginning of year	18	12,595	11,184
Change for the year	(8)	(12,577)	1,579
Corrections for the year	0	0	(168)
CASH AND CASH EQUIVALENTS, year-end	10	18	12,595

		01.01-31.12 2006	01.01-31.12 2005
Financial ratios		Audited	Audited
Net asset value per share (DKK), year-end	(0.66)	(0.19)	4.74
Share price (DKK), year-end	2.51	3.60	7.00
Return on equity (%) **	N/A	(216.6)	(76.3)
Earnings per share (EPS), (DKK)	(0.39)	(4.92)	(5.69)
Weighted average of outstanding shares (DKK’000)	17,357	17,357	17,306

Number of employees, year-end	2	4	42

*	Financial ratios have been calculated in accordance with ‘Recommendations & Financial Ratios 2005’ published by the Danish Society of Financial Analysts. Please refer to definitions and concepts under the accounting policies.

**	On calculation, the return on equity for 2007 will be positive as the Company recorded negative equity for 2006 and 2007 and a net loss for 2007. Consequently, a statement of the return on equity for 2007 would not give a true and fair view.
2.2 Financial information for interim periods
This Share Registration Document contains no financial information for interim periods.
3 INFORMATION ABOUT THE ISSUER
Business concept
The objects laid down in the Articles of Association of Olicom A/S were extended in 2006 to include direct or indirect investments in companies, real estate and other assets and financial instruments in Denmark and abroad.
Vision
The Company’s vision is to become a major real estate company with diversified activities in the real estate segment, i.e. both investment in and development of properties.
Strategy
The Company intends to carry on diversified activities in the real estate segment and actively explore the market for potential investment candidates that may generate added value for the Company’s shareholders. In the near future, the Company will focus geographically on the Danish market and to a smaller extent on the Polish market, while in the long term, the general intention is also to enter the markets of the rest of Europe.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The Company will center its work on projects and thus regularly assess its aggregate real estate investments to determine whether the individual investments should be sold or alternatively kept if that is considered the best solution for the Company.
In the initial phase, the Company will be a small operator in a fragmented real estate market, for which reason Olicom will contribute to the consolidation of the market, e.g. through acquisitions via rights issues and cooperation with other real estate companies. This will increase the Company’s possibilities for making larger acquisitions and investments and improve its profitability due to economies of scale.
Olicom still has three existing investments in technology companies which will not in future belong to the Company’s core business area, and the Company will therefore seek to divest these companies at a pace ensuring that the value of the investments is maximized.
Business model
Olicom’s competencies for underpinning the business model will in part be added to the Company in connection with the Contribution In Kind in the form of Castor Holding A/S and Nygade 29-39, Ikast ApS, including three employees with many years’ experience from the industry, an extensive network and in-depth knowledge of the business contributed. The employees transferred in connection with the Contribution In Kind possess legal, accounting and maintenance competencies. These competencies relate to the legal basis in connection with purchases/sales/letting of properties, financial management/management of real estate portfolios and management/implementation of maintenance and repair of properties. Together with the CEO of Olicom, who joined Olicom in September 2007 and who also has wide experience from the real estate industry, they will form the core of the new organization. Accordingly, the Company has adapted its management to the new business area with persons who possess the right competencies to conduct business within this area and to implement the new strategy.
In the long term, Olicom intends to further enhance its competencies, but in the start-up phase it will be necessary to enter into partnerships or retain consultancy services to complete the projects.
The Company will operate in the market with due regard for a maximum reduction of risk before entering into new projects. In connection with potential investments, due diligence reviews will be made within relevant areas, including technical, legal, financial and environmental aspects of the property concerned. The business plan has also been adapted so that the Company will seek to enter into binding agreements with buyers/tenants for a substantial portion of the investment amount before the launch of major projects.
Short-term and long-term financial objectives
Olicom’s objective is to create added value for the Company shareholders at a competitive level.
The most important financial ratios, which are intended to be realized within a few years, are profit before tax before and after value adjustments relative to invested capital in the investment property segment. The target for this financial ratio is in the range of 6-8% before value adjustments. In the longer term, the target average financial ratio after value adjustments is around 10%. In the property development segment, the Company’s objective is to realize somewhat higher ratios for profit
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

before tax relative to invested capital, i.e. in the range from 12% to 14%. However, due regard should be had to the fact that this segment involves a somewhat higher risk and thus greater uncertainty that the financial ratios will be realized.
The capital structure aims at 20-40% of own financing and loan financing of the remainder. As regards dividends, the Company will not distribute any retained earnings to shareholders in the short term, but rather apply the funds for consolidation purposes. In the long term, the dividend policy will be reviewed as the intention is to follow the practice in the market of similar companies.
3.1 History and development
Olicom A/S was founded on 12 December 1984 as the limited liability company ApS KBIL 9 nr. 235 by Per Stakemann, Attorney-at-law, Kronprinsessegade 18, 1306 Copenhagen K, Denmark.
That company was subsequently converted into Olicom A/S.
3.1.1 Issuer’s legal name and secondary names
The Issuer’s legal name is Olicom A/S. The Issuer has registered the following secondary names with the Danish Commerce and Companies Agency:
•	Continuous Communication Corporation A/S

•	System Independent Telecommunication A/S

•	Ollicom A/S

•	Olicom Trading A/S

•	Olicom Ventures A/S

•	Sitel A/S
3.1.2 Issuer’s registered office and registration number
The Issuer’s registered office is in Rudersdal Municipality.
The Issuer’s Central Business Register number is 76 80 00 14.
3.1.3 Issuer’s date of formation and life
The Issuer’s date of formation is December 12, 1984, and the Company was first registered with the Danish Commerce and Companies Agency on February 23, 1987.
3.1.4 Issuer’s headquarters and legal form
The Company’s headquarters are located at:
Olicom A/S
Rahbeks Allé 21
1801 Frederiksberg
Denmark
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Tel.: +45 45 27 00 00
E-mail: info@olicom.com
Website: www.olicom.com
The Company is a public company and governed by applicable Danish law.
3.1.5 Significant events in the history of the Company
Reference is made to section 6.1.1 for a general overview of the period from 2000 to 2007. The most important milestones in the business development of Olicom A/S are given in the following paragraphs.
Olicom was formed in 1984 with the objects of developing and marketing local area networks. From its incorporation, the Company was funded by venture capital and had a strategic partnership with Olivetti.
Olicom specialized in Token Ring technology with great success and soon became a leading supplier of that technology.
In 1992, the Company completed an Initial Public Offering on Nasdaq National Market, and in 1997 Olicom’s shares were listed on the Copenhagen Stock Exchange (now the OMX Nordic Exchange Copenhagen).
In 1998, the Token Ring technology began losing substantial market share to the more competitive Ethernet technology, and Olicom started to record operating losses in the second half of 1998.
In 1999, it was decided to dispose of all Olicom’s operating activities, and at end-1999 all activities had been divested.
In 2000, it was decided to commence making venture investments in IT businesses based on the capital obtained from the divestments.
In 2000, Olicom A/S received a notice from the Nasdaq Stock Market (Nasdaq) concerning non-compliance with the requirement of a minimum buying price of the Company’s shares (Nasdaq: OLCMF) of USD 1.00 over a period of 30 consecutive trading days. Compliance with this requirement is a condition for continued listing on Nasdaq. Later that year, the Company was delisted from Nasdaq.
Because of the market conditions following 2001 and an insufficient capital base, the Company entered into a conditional agreement with a business partner concerning a capital injection and a change of its investment focus. In July 2005, the Company entered into an agreement with IVS A/S on formation of the limited partnership Kommanditselskabet af 21. juli 2005. Olicom subscribed for shares in the limited partnership by way of a Contribution In Kind in the form of half of its equity interests in the portfolio companies LH Comlog A/S, Hymite A/S and Scalado AB of a total value of DKK 17,000,000. In addition to this, the limited partnership acquired the other half of Olicom’s
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

equity interests in these companies against cash payment of DKK 17,000,000, subscribed for and paid up by IVS A/S.
In February 2006, the Company was deregistered from the Securities and Exchange Commission (“SEC”), and accordingly the Company is no longer subject to the reporting requirements, etc., in relation to SEC, nor listed on the Nasdaq National Market.
In April 2006, Olicom was transferred to the observation list of the OMX Nordic Exchange Copenhagen (then the Copenhagen Stock Exchange) as the Company had to postpone the announcement of the audited financial results because the agreement with Elkær Invest on the continued funding of the Company’s operations had not been concluded finally. Since no permanent solution to the funding of the Company has been reached as yet, the Company is still on the observation list.
On January 9, 2007, the Company entered into a cooperation agreement with ADR Nr. 1904 ApS (“ADR”) to ensure the existence of capital resources for the continued operation of the Company. Under the agreement, ADR should ensure the operation of the Company until a conversion of the activities of Olicom A/S from venture investments into real estate investments could be implemented.
At the extraordinary general meeting of the Company on December 20, 2007, it was decided to implement the cooperation agreement with ADR through a Contribution In Kind, debt conversion and a rights issue as described in the Share Securities Note of March 12, 2008.
3.2 Investments
3.2.1 Principal investments in each financial year
The principal investments made by Olicom A/S in each of the financial years in the period covered by the historical financial information (2005, 2006 and 2007) up to the date of the Share Registration Document may be described as follows:

Net investments (DKK’000)	2007	2006	2005
Sale of shares in portfolio companies	—	4,000	13,000
Investment in portfolio companies	(1,410)	(7,520)	(3,027)
Total	(1,410)	(3,520)	9,973
For a number of years, the Company has exclusively carried out divestment of ownership interests as well as follow-up investments in portfolio companies in which the Company already has ownership interests.
In 2005, ownership interests in Scalado AB and Comlog A/S were sold to IVS A/S for an amount of DKK 13m. IVS A/S is a venture company that is unrelated to Olicom A/S. That year, follow-up investments in Scalado were made of an aggregate amount of DKK 3,027,000.
In 2006, ownership interests in Hymite A/S were sold to IVS A/S for an amount of DKK 4,000,000, and follow-up investments in Sifira A/S were made of an aggregate amount of DKK 7,520,000.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

In 2007, only a follow-up investment of DKK 1,410,000 in Scalado AB was made.
3.2.2 Current investments
The Company has no binding commitments about future investments.
In connection with the Contribution In Kind, the Company has received an option to invest in two Polish companies. The Polish companies (Universe System Sp. z o.o. and Universe Art Sp. z o.o.) own two condominium projects in Poland. If the investment is made, it will involve an amount of up to DKK 57m.
The option agreements were concluded with ADR Nr. 1904 ApS, and if the options are exercised, the shares in the Polish companies will be purchased directly from ADR, which is wholly owned by Jesper Jørgensen, Manager. ADR will become a major shareholder of Olicom A/S and will provide the Contribution In Kind resolved at the general meeting on December 20, 2007 in the form of a real estate portfolio of a total value of DKK 100m. At exercise of the option, the real estate projects in Poland will be acquired on market terms.
The investment amount of DKK 57m is distributed on the two projects with DKK 25m for investment in the first project (Universe System Sp. z o.o.) and DKK 32m for investment in the second project (Universe Art Sp. z o.o.). Under the option agreement, the Company may exercise one or both options. ADR has no influence on the Company’s decision on potential investment in the two projects in Poland other than having made them available to the Company. The option expires on July 1, 2008, however, the purchase price will be adjusted by 8% annually as from May 1, 2008.
Universe System Sp. z o.o. (KRS 0000238067) is owned by Properties Investment Ltd. in Switzerland, which is owned by two local investors who are not related parties of Jesper Jørgensen.
Universe Art Sp. z o.o. (KRS 0000248196) is owned by Ogdoa Solutions Ltd, a Cypriot company owned by a UK investor who is not a related party of Jesper Jørgensen.
Accordingly, the owners/management of the Polish companies and the owners/Management of Olicom and the future major shareholder of Olicom are completed unrelated.
The investment amount is based on a calculation of the cash flow stated in the budgets received. For the calculation, a discounted cash flow (DCF) model with 12% discounting was applied. As the Company’s review of the projects is currently unfinished, the final investment amount has not been fixed, but it will not exceed DKK 57m.
If the current due diligence review proves satisfactory, the Company intends to exercise the option with due consideration for the Company’s liquidity. In that case, the investment will be funded through a share issue against cash payment with pre-emption rights for Existing Shareholders, which will be sought to be implemented in connection with the published Share Securities Note of March 12, 2008 and of which an amount of DKK 40m is covered by an underwriting guarantee.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The investment concerns two condominium projects, both located around 4 kilometers from the centre of Krakow, but in a green-belt area. The first project has 237 apartments or 15,500 sqm, of which the first construction phase comprising 169 apartments will be completed by the end of 2008. 125 of the apartments have already been sold, and all apartments are expected to have been sold by the beginning of 2009. The second phase of the project, concerning a total of 68 apartments, commenced at the beginning of 2008 and is scheduled for completion in mid-2009.
The project budget includes no additional investments, but distribution to project investors in relation to apartments already sold is expected in 2008, of which Olicom will receive approx. DKK 9m if the investment in this project is made.
In the other project, a total of 389 apartments or 26,300 sqm will be built. The first two phases comprising just over 160 apartments are under construction. Of the 160 apartments, 91 apartments have already been sold, and the planning of new phases has commenced. The entire project is scheduled for completion in mid-2010 and is expected to have been sold finally at the beginning of 2011. As in the first project, regular dividend payments are expected, but not until 2009 at the earliest.
In addition to reviewing the investment in the two Polish real estate projects, the Company Management will review the portfolio of properties in the near future to assess its development potential. This could lead to investments which would presumably be debt financed.
3.2.3 Future investments
Company Management has made no future investment commitments other than the investments mentioned in section 5.2.2 ‘Current investments’.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

4 BUSINESS OVERVIEW
4.1 Principal activity
The Company is structured with a view to conducting the Company’s business in a sound manner and satisfying the requirements of the stock exchange and shareholders.
The structure also enables fast and efficient decision-making, which is a prerequisite for operating in the market and necessary in order to be able to make attractive investments in the real estate segment, including the development of real estate projects.
4.1.1 Description of the Issuer’s business, activities and products
Since May 2000, the Company has carried on venture activities aimed at creating value through the development of new products and services based on innovative information and communication technologies.
In accordance with its corporate strategy at the time, the Company made 13 investments in 2000-2002, while no new investments were made in 2003 and 2004. In 2004, the Company focused exclusively on the continued development of its existing investments.
Discontinuation of venture activities
As a result of the negative development in its venture activities, Olicom A/S disposed of activities on an ongoing basis. One company was sold at a loss in 2001, and four companies were liquidated at a loss in 2002. No companies were divested or liquidated in 2003 and 2004.
At the end of 2004, the Company’s venture portfolio consisted of investments in eight companies. These companies are described briefly below.
Sifira A/S
Sifira A/S has developed a number of messaging products ranging from a simple web-based answer phone to advanced solutions aimed at small and medium-sized enterprises.
Interactive Television Entertainment ApS
The principal activity of Interactive Television Entertainment ApS is the publication of games for PCs and Sony Playstation and mobile phones.
Hymite A/S
Hymite develops and sells technologies and products for hermetic packaging of semiconductor components, optical components and MEMS (microelectromechanical system) integrated circuits.
LH Comlog A/S
Comlog is a mobile data technology enterprise that develops and sells fleet management systems for vehicle fleets. Comlog has developed a range of mobile data terminals based on GSM and GPRS mobile data technology and GPS — the satellite-based global positioning system.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Scalado AB
Scalado is located in Lund, Sweden. The company has developed and patented software for presentation and transfer of digital image information independent of communication technology.
Decuma AB
Decuma is also located in Lund, Sweden, and the company has developed and sells handwriting recognition software for hand-held units such as mobile phones, PDAs, PC tablets and digital pens.
Danacell A/S
Danacell has developed and patented a new type of polymer membrane for rechargeable lithium polymer and lithium-ion batteries.
Tpack A/S
Tpack develops technologies and products that enable suppliers of optical SONET/SDH transmission systems to enhance their products so as to support new, intelligent data services based on IP and Ethernet such as VPN (Virtual Private Network), dynamic bandwidth allocation and QoS (Quality of Service).
Discontinuation of venture companies in 2005 and 2006
In July 2005, the Company entered into an agreement with IVS A/S on formation of the limited partnership Kommanditselskabet af 21. juli 2005 (the “Limited Partnership”). Olicom subscribed for shares in the Limited Partnership by way of Contribution In Kind in the form of half of its equity interests in the portfolio companies LH Comlog A/S, Hymite A/S and Scalado AB of a total value of DKK 17m. In addition to this, the Limited Partnership acquired the other half of Olicom’s equity interests in these companies against cash payment of DKK 17m, subscribed for and paid up by IVS A/S.
In 2006, Olicom A/S divested five portfolio companies (Sifira A/S, Interactive Television Entertainment ApS, Decuma AB, Danacell A/S and Tpack A/S). The divestment was made because Olicom’s cash resources were insufficient to ensure the continued operation of the companies.
Olicom currently holds investments through Kommanditselskabet af 21. juli 2005 in three technology companies (LH Comlog A/S, Hymite A/S and Scalado AB), which will not fall within the Company’s core area in future, and the Company will therefore seek to divest them in the near future. This will take place at a pace ensuring that the value of the investments is maximized.
Olicom as real estate portfolio company
In the period up to the present date, Olicom has sustained considerable losses on its previous activities of investment in and development of technology companies with a resulting lack of liquidity.
In 2006, Olicom began converting its activities and in that connection it examined the possibility of obtaining liquidity through capital injections from various companies. At that time, Olicom would become insolvent if no liquidity was contributed.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

On January 9, 2007, the Company entered into an agreement with ADR on an issue of new shares and acquisition of a real estate portfolio from ADR. ADR acquired the amount payable by Olicom to Elkær Invest A/S in connection with the agreement on ADR’s funding of the continued operation of Olicom in January 2007. By way of the agreement, ADR ensured the presence of liquidity in Olicom up to the implementation of the Contribution In Kind in connection with a conversion of the Company’s activities into real estate investments. ADR is wholly owned by Jesper Henrik Jørgensen, Manager, Bregnegårdsvej 15, 2920 Charlottenlund, Denmark, who was unrelated to the Management and owners of Olicom A/S prior to the said agreement.
The purpose of the agreement between the owner of ADR and the Company is to create a major real estate company as an alternative to existing real estate companies already present in the market.
At the extraordinary general meeting on December 20, 2007, it was resolved to increase the capital with a view to converting Olicom A/S from a venture company into a real estate investment company. The future principal activity will thereby become investment in and development of properties. The Company’s existing IT venture investments are expected to remain the property of the Company until the natural exit.
Following the capital increases, ADR will be a major shareholder of the Company with significant influence. The cooperation between ADR and Olicom is expected to be a long-term one. In the future Olicom, the expected role of ADR is that ADR will be part of the Company’s network, offering Olicom business opportunities in line with the opportunities offered by the rest of its network. The Company has agreed with the owner of ADR, Jesper Jørgensen, that he will abstain from exercising his voting rights as the owner of ADR to elect or vote in favor of Board members recommended by him and from electing a majority of the Board members. This implies that, if three or four members are to be elected for the Board of Directors, Jesper Jørgensen will only vote in favor of one candidate, and if five members are to be elected, Jesper Jørgensen will vote in favor of not more than two candidates. This will apply for as long as Jesper Jørgensen directly or indirectly holds more than 50% of the share capital of Olicom A/S, but for a maximum of five (5) years after the issue has been completed. Jesper Jørgensen has not at any time stated any interest in being elected to the Board of Directors of the Company.
Jesper Jørgensen has not acted as a consultant to the Company, nor does he or will he receive any remuneration as a consultant or other adviser to the Company. Jesper Jørgensen exclusively intends to be part of the Company’s network with a view to participating in the creation of value in the Company.
The real estate portfolio will be contributed through the companies Castor Holding A/S and Nygade 29-39, Ikast ApS. Apart from Jesper Jørgensen, Manager, who is a related party of Olicom A/S, the managements of Castor Holding A/S and Nygade 29-39, Ikast ApS are unrelated to the Management or shareholders of Olicom A/S. On completion of the Contribution In Kind, Jesper Jørgensen will be deregistered as a member of the executive board and the board of directors of Castor Holding A/S and Nygade 29-39, Ikast ApS, and he will be replaced by Per Brøndum Andersen, CEO of Olicom A/S.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

All properties, except the property of Nygade 29-39, 7430 Ikast, will be contributed through Castor Holding A/S. The property located on Nygade 29-39 will be contributed through the company Nygade 29-39, Ikast ApS.

				Original	Assessed/fixed
		Rental		purchase	price at
Property**	Location	income 2007	Vacant rent	price	contribution
Kanalvej 150-154	Odense	6.2	3.8	70.5	136.0
Hadsundvej 164	Randers	4.3	0.3	30.1	44.7
Nygade 29-39	Ikast	1.1	1.9	23.9	33.7
Kompasrosevej 6	Dragør	*0.8	*1.5	40.0	40.0
Hiort Lorenzens Vej	Haderslev	0.6	0.1	9.5	9.5
Istedvej 2	Padborg	0.4	0.4	11.1	9.1
Vandmestervej 18	Taastrup	0.3	0.0	3.9	3.9
Titangade 18	Copenhagen	0.5	0.0	5.5	2.5
Ribevej 6	Randers	0.1	0.3	3.8	3.8
Grøftebjergvej 25	Vissenbjerg	0.1	0.0	2.2	1.8
Broby Sykehus	Broby, Sweden	0.2	0.0	10.4	15.0

*	The rental income concerns only one quarter. The vacant rent is for one year.

**	All amounts are in DKKm.
The purchase prices above are the original purchase prices paid by the companies (within the past few years), and the price at contribution is the value of the individual properties in connection with the Contribution In Kind.
All properties, except the property located on Kompasrosevej 6, Dragør, Denmark, were acquired by external sellers within the past three years. The property located on Kompasrosevej 6, Dragør, was acquired by an affiliated enterprise which is wholly-owned by ADR for Castor Holding A/S on October 1, 2007. On that occasion, the property was valued by an external valuer at just over DKK 70m if fully let. Taking into consideration the distinctive characteristics of the property and the fact that the property was not fully let, the market price of the property was determined at DKK 40m.
The properties were acquired as described below:

Property	Acquisition date	Previous owner
Kanalvej 150-154	January 1, 2003	Ejendomsselskabet Norden A/S
Hadsundvej 164	January 1, 2003	Ejendomsselskabet Norden A/S
Nygade 29-39	August 1, 2005	Nykredit Realkredit A/S
Kompasrosevej 6	October 1, 2007	Acquired internally from Copenhagen Real Estate (affiliated company of Castor Holding A/S)
Hiort Lorenzens Vej	January 1, 2007	Ejendomsselskabet Hotel Rebild Park A/S
Istedvej 2	April 1, 2002	Sundax I/S
Vandmestervej 18	September 1, 2005	Andersen Ejendomme A/S
Titangade 18	December 1, 2003	Acquired from a private, unrelated party
Ribevej 6	December 1, 2006	Nordic Properties ApS
Grøftebjergvej 25	November 15, 2006	BSW 3004 ApS
Broby Sykehus	December 30, 2004	Acquired through the acquisition of the company Broby Properties AB
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The individual properties are described below.
Kanalvej 150-154, Lumbyvej 11,
5000 Odense, Denmark
The property is located in the north-western part of Odense adjacent to the Odense Stream; an area which is expected to see major developments over the next few years. The area around Odense Harbor will be transformed from an industrial harbor into a new, busy neighborhood. Kanalvej 150-154 is located on the outskirts of the inner harbor, and the transformation of the harbor is expected to spread to this area over time.
The property consists of a large number of buildings erected in the period 1940-2002. 48

The property consists of four fairly new office towers of a total area of 7,983 sqm and a basement of 768 sqm. Part of the building has so far been used by Odense Technical College for teaching purposes, but was vacated by the tenant in stages so that this part of the lease was vacant by the end of 2007.
Half of the office tower area has been let to the Danish tax authorities, but the premises will be vacant from mid-2008. Initiatives to relet the premises have been launched, and various parties have shown an interest in the premises. The remaining part of the property consists of around 30 buildings of a total area of 17,500 sqm and a basement of 2,154 sqm used for production/storage.
Some of these buildings are vacant. Around 8,000 sqm of business buildings may be erected on the land.
The rent for 2007 amounted to approx. DKK 6.2m. If the whole area is let, the rent will amount to approx. DKK 10m.
At the public property valuation at October 1, 2006, the property value was DKK 157.1m.
The property value as determined by a professional valuer is DKK 136.0m.
Hadsundvej 164, 8900 Randers, Denmark
The property is located in the north-eastern part of Randers in an area characterized by having housed the old barracks.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The buildings are located roughly in the middle of the plot, and the surrounding free space has mostly been laid out as recreative area. The area in front of the buildings is surfaced, which offers good access for vehicles and parking for property tenants.

The buildings were erected in stages and mainly placed in three groups on the land. The property was erected in 1957 with various additions and conversions made in the period 1973-1987.
The buildings are used for storage and production and have a total business property area of 19,942 sqm. Around 15,000 sqm of additional business buildings may be erected on the land.
The property is let to four different tenants and yields an annual rent of DKK 4.3m including operating contributions. A lease of 1,425 sqm is vacant, but is expected to be let for an annual rent of DKK 0.3m annually.

At the public property valuation at October 1, 2006, the property value was DKK 35.5m.
The property value as determined by a professional valuer is DKK 44.7m.
Nygade 29-39, 7430 Ikast, Denmark
The property is located in central Ikast close to the railway in a small area zoned as industrial area. A residential area is located on the other side of Nygade. The area is characterized by having been an active industrial area.
In early 2000, the entire facade of Nygade was renovated in an impressive style, and the property won the prize as the most attractive building in town in 2004. The main building is in the middle of the block and accommodates an administration wing.
The property consists of 12 separate buildings for manufacturing/workshop activities and was erected in the period 1954-1965 and refurbished extensively in the period 1970-1997.

Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The total floor area is 18,431 sqm, while the land has an area of 27,984 sqm. The buildings are partially let at an annual rent of DKK 1.1m. If the whole property area is let, the rent will amount to approx. DKK 3.0m.
At the public property valuation at October 1, 2006, the property value was DKK 32.8m.
The property value as determined by a professional valuer is DKK 33.7m.
Kompasrosevej 6, Dragør, Denmark (Hangar)
The property, which is located on leased land in the southern part of Copenhagen Airport, was erected in 1989 and consists of an airport hangar, an office wing and a storage/workshop section. The office and storage/workshop sections are located around the hangar in a horse-shoe shape. The total area of the land is 24,354 sqm, of which 8,800 sqm are built-up. The total floor area is approx. 11,410 sqm.
The building is partially let at a rent of just over DKK 3.5m and the expected rental income is over DKK 5m, if the building is fully let.
The property has not been valued separately at the public property valuation, but the property value is estimated at DKK 40.0m as determined by a professional valuer and taking into consideration the distinctive characteristics of the property.
Hiort Lorenzens Vej 55-59B, 6100 Haderslev, Denmark
The building was erected in 1992 in brick with a tiled roof. The property consists of four condominiums of a total area of 756 sqm. The property is let to the Aldi supermarket and a pub at a total annual rent of DKK 0.6m.
The property has not been valued, but was acquired by Castor Holding A/S for DKK 9.5m in 2007.
At the public property valuation at October 1, 2006, the property value was DKK 7.7m.
The property value is DKK 9.5m as determined on the basis of the purchase price.
Istedvej 2, 6330 Padborg, Denmark
The building was erected in 1989 as combined office/storage premises. The office area is 603 sqm and the storage area is 1,807 sqm, or a total of 2,410 sqm.
Part of the storage area is let at an annual rent of DKK 0.2m, while the rest of the property is expected to be relet at an annual rent of DKK 0.6m.
At the public property valuation at October 1, 2006, the property value was DKK 10.4m.
The property value as determined by a professional valuer is DKK 9.1m.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Vandmestervej 18, 2630 Taastrup, Denmark
The property consists of several small detached houses. The property was erected in 1981 with major additions and conversions made in 1991.
The total property area is 411 sqm. The property is used for office and residential purposes and is let for DKK 0.3m.
At the public property valuation at October 1, 2006, the property value was DKK 2.9m.
The property value is DKK 3.9m as determined on the basis of the purchase price.
Titangade 18, 2200 Copenhagen N, Denmark
The building was erected in 1938 with major additions and conversions made in 1990. The building is made of brick, and half of it has two floors. The business property area is 952 sqm and it has a basement of 32 sqm.
The property is let to craft businesses and associations except an area of 98 sqm that is currently vacant.
The rent for 2007 amounted to approx. DKK 0.5m. The valuation reflects the right of reversion held by the local authorities of Copenhagen, which right may be exercised in 2020.
At the public property valuation at October 1, 2006, the property value was DKK 5.6m.
The property value as determined by a professional valuer is DKK 2.5m.
Ribevej 6, 8900 Randers, Denmark
The property is a combined factory and storage property acquired from the insolvent estate of Nordic Properties ApS.
The property has a total area of 4,193 sqm and a business property area of 1,605 sqm. The property is let to two tenants who use 340 sqm as office and storage area and pay a total rent of DKK 0.1m.
The vacant areas make up 1,265 sqm that are expected to be let at approx. DKK 200/sqm, but not until mid-2008.
At the public property valuation at October 1, 2006, the property value was DKK 4.1m.
The property value is DKK 3.8m as determined on the basis of the purchase price.
Grøftebjergvej 25, 5492 Vissenbjerg, Denmark
The property has been used for market gardening and consists of 23,000 sqm of greenhouses and a fairly new combined residential and office building of 394 sqm.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The total land area is 115,300 sqm. A small greenhouse is let, while the combined residential and office building is in the process of being let at an annual rent of approx. DKK 0.1m.
The property has not been valued by an estate agent, but the value has been determined on the basis of the expected purchase price.
At the public property valuation at October 1, 2006, the property value was DKK 3.5m.
The property value is DKK 1.8m as determined on the basis of the expected sales price.
Broby Sykehus, Sweden
The property has previously been used as a hospital and is located in Broby between Karlshamn and Kristiansstad in Scania, Sweden.
The property consists of 21 buildings of a total business property area of approx. 8,600 sqm.
The total property area is 510,424 sqm. A few of the buildings are let at a rent of approx. SEK 0.4m, to which should be added felling income of approx. SEK 0.2m.
The property value as determined by a professional valuer is DKK 15.0m.
4.2 Principal markets
Previous activities
The Company’s business activities up to 23 June 2006 may be divided into two segments up — Olicom’s venture investment activities and Interactive Television Entertainment APS (“ITE”) with development and sale of interactive entertainment. ITE was divested on 23 June 2006, after which date the Company has operated in one segment only. The activities take place in Denmark and Sweden.
Forward-looking activities
The real estate market is characterized by having the following players: conventional real estate investors, developers and a combination thereof.
The conventional investors are characterized by investing in existing rental properties that are developed to a limited extent only. The properties are capital investments and traded to a limited extent only.
By contrast, developers invest in properties/land that they plan to develop and sell on completion. The risk/return ratio is typically higher in this segment of the real estate sector compared with the above-mentioned real estate investors.
Olicom’s strategy is to conduct business in both segments, and the market situation may be described briefly by the following characteristics:
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Investment market
The investment market may be divided into residential properties and business properties, and the former are currently seeing a slight decrease in market prices and a slightly longer time-to-sale. Business properties, on the other hand, are characterized by stable prices and a higher turnover rate than previously.
Development market
Real estate development activities in relation to condominiums are currently at a slightly lower level (more normal) compared with the past few years. This trend is most notable in the Greater Copenhagen area. This situation has resulted in longer times-to-sale and falling prices — again particularly in the Greater Copenhagen area. In respect of development of business property, the market is still good with a steady demand in the segment and stable market prices.
4.3 Information in sections 6.1 and 6.2 affected by extraordinary events
There is no significant information other than the information disclosed in sections 6.1 and 6.2.
4.4 Dependency on agreements, etc.
The Company is not dependent on any patents, licenses, industry, trade or financial contracts, new manufacturing processes or the like.
4.5 Basis of any statements by the Issuer, etc.
Olicom A/S has made no statements about its competitive position.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

5 ORGANIZATIONAL STRUCTURE
5.1 Description of the Group, subsidiaries and associates
Group structure of Olicom A/S before the Contribution In Kind:
Olicom A/S will be the parent company of the Group illustrated below when the Contribution In Kind has been made:
The companies Castor Holding A/S and Nygade 29-39, Ikast ApS are expected to be contributed in connection with the capital increase adopted at the extraordinary general meeting of the Company on December 20, 2007.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

5.2 Most important subsidiaries and associates
Subsidiaries:
Anpartsselskabet af 10. april 2006, wholly-owned subsidiary:
Name: Anpartsselskabet af 10. april 2006 (Central Business Register No. 29 50 90 85)
Country of registered office and domicile: Denmark.
The activities of Anpartsselskabet af 10. april 2006 exclusively concern the investment in Kommanditselskabet af 21. juli 2005 and lending to portfolio companies of the latter. The company is wholly owned by Olicom, and the subsidiary has the same Management as Olicom A/S.
After the Contribution In Kind, the Company will furthermore have the following wholly-owned subsidiaries:
Castor Holding A/S 100%, wholly-owned subsidiary:
Name: Castor Holding A/S (Central Business Register No. 28 31 10 44)
Country of registered office and domicile: Denmark.
Nygade 29-39, Ikast ApS, wholly-owned subsidiary:

Name: Nygade 29-39, Ikast ApS (Central Business Register No. 28 88 56 36)
Country of registered office and domicile: Denmark.
Associates
Olicom A/S owns 28.4% of Anpartsandelen i Kommanditselskabet af 21. juli 2005
Name: Anpartsandelen i Kommanditselskabet af 21. juli 2005 (Central Business Register No. 28 89 94 75).
Country of registered office and domicile: Denmark.
The Limited Partnership is managed jointly with the venture company IVS A/S in proportion to their respective ownership interests. IVS A/S is a venture company that is unrelated to Olicom A/S.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

6 PROPERTY, PLANT AND EQUIPMENT
6.1 Properties, non-current assets, etc.
As at 31 December 2007, Olicom A/S owned property, plant and equipment worth DKK 28,000. The amount relates to computer equipment.
In connection with the decision to increase the capital by a Contribution In Kind of Castor Holding A/S and Nygade 29-39, Ikast ApS, the property, plant and equipment of Olicom A/S will increase by approx. DKK 300m. Reference is made to section 20.2 ‘Pro forma figures’ for a review of the effects on the financial statements of the Contribution In Kind.
The company owns no real estate, but rents an office of 25 sqm at the Company’s address on Rahbeks Allé 21, 1801 Frederiksberg C, Denmark. The leased premises are owned by ADR Nr. 1904 ApS. The lease is on market terms.
6.2 Environmental issues
In the opinion of Olicom A/S, the real estate portfolio contributed involves no significant environmental contamination that may affect its use.
The property located on Kanalvej in Odense is mapped at knowledge level 1, which means that the regional authorities must apply for permission to use the land for purposes other than the current use.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

7 REVIEW OF OPERATIONS AND FINANCIAL STATEMENTS
7.1 Financial condition
Accounting policies
The annual reports containing historical information for 2004, 2005 and 2006 and the Announcement of Financial Results for 2007 have been presented in accordance with the International Financial Reporting Standards as approved by the European Union and other Danish disclosure requirements for annual reports of listed companies, cf. the disclosure requirements of the OMX Nordic Exchange Copenhagen for listed companies and the IFRS Executive Order issued pursuant to the Danish Financial Statements Act.
The annual reports furthermore comply with the International Financial Reporting Standards issued by the IASB.
The annual reports are presented in Danish kroner (DKK).
Olicom A/S changed to IFRS in connection with the presentation of the Annual Report 2005, and in accordance with IFRS 1 the opening balance sheet at 1 January 2004 and comparative figures for 2004 were prepared in accordance with IFRS/IAS and IFRIC/SIC which are applicable as at 31 December 2005. The opening balance sheet at 1 January 2004 was prepared as if those standards and interpretations had always been applied, with the exception of the special transitional and commencement provisions.
The transition to IFRS has not given rise to any major changes to the accounting policies. The transition has given rise to a few corrections in the opening balance sheet and equity after the implementation. The changes in the Annual Report 2005 caused by the transition to IFRS are listed below.
Accounting effects of the transition to IFRS:

	Group
	1 January 2004			2004	1 December 2004
				Net loss for
	Assets	Liabilities	Equity	the year	Assets	Liabilities	Equity

Pursuant to Financial Statements Act and Danish accounting standards	243,428	5,804	236,591	(29,510)	210,158	28,155	181,539

Indirect development costs	(4,324)	0	(4,324)	(1,045)	(5,369)	0	(5,369)

Of which, tax	0	0	0	0	0	0	0

Calculated according to IFRS	239,104	5,804	232,267	(30,555)	204,789	28,155	176,170

Explanation of changes to accounting policies on transition to IFRS
•	Indirect costs relating to development projects in Group subsidiaries are not capitalized in future.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Other changes
•	In accordance with IFRS 5, the profit/loss from discontinuing operations has been presented as one item in the income statement, and the related balance sheet items have been presented as separate items under assets and liabilities as ‘Assets held for sale’ and ‘Liabilities concerning assets held for sale’, respectively. This classification is a change compared with the previous classification practice, and comparative figures for 2004 have been restated accordingly. At the time of classification, ‘Assets held for sale’ have been measured at the lower of the carrying amount and fair value with the deduction of selling costs. The change in the measurement of ‘Assets held for sale’ has not given rise to impairment losses in 2004 or 2005.

•	In accordance with the transitional provisions of IFRS 1 and IFRS 2, the provisions of IFRS 2 on recognition and measurement of share-based payment have not been applied to equity-settled share options granted before 7 November 2002 or to share options granted after 7 November 2002, but not yet fully vested as at 1 January 2005.
Reclassifications
In addition to the changed accounting policies, the following reclassifications and changes in the presentation and restatement of comparative figures for 2004 have been made:
•	Assets have been presented as either non-current or current assets as opposed to fixed assets or current assets previously.

•	Provisions are no longer presented as a separate main item (provisions) in the balance sheet, but are included in non-current and current liabilities.
The reclassifications have had no effect on the profit/loss for the year or on equity.
Consolidated financial statements
The consolidated financial statements comprise the Parent Company, Olicom A/S, and companies controlled by the Parent Company. Control exists where the parent company has direct or indirect control of more than 50% of the voting rights. This implies that portfolio companies controlled by the Parent Company are included in the consolidated financial statements even if such companies are held for sale.
The consolidated financial statements have been prepared by combining items of a uniform nature. On consolidation, intercompany income and expenses, intercompany shareholdings, intercompany balances and dividends as well as profit/loss from intercompany transactions have been eliminated.
The financial statements applied in the consolidation have been prepared in accordance with the accounting policies applied by the Group.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

	01.01-31.12 2007	01.01-31.12 2006	01.01-31.12 2005	01.01-31.12 2004
Income statement (DKK’000)	Audited	Audited	Audited	Audited
Value adjustments of portfolio companies	0	5,140	(57,501)	(15,000)
Administrative expenses	(4,738)	(5,469)	(6,192)	(7,385)
Operating loss	(4,738)	(329)	(63,693)	(22,385)
Other operating income	481	1,286	1,373	1,129
Other operating expenses	(481)	(1,286)	(1,373)	(1,129)
Operating loss before interest	(4,738)	(329)	(63,693)	(22,385)
Financial income	472	617	562	1,152
Finance costs	(7,296)	(7,016)	(6,524)	(885)
Net capital gains and losses	(128)	563	(799)	286
Loss from ordinary activities before tax	(11,690)	(6,165)	(70,454)	(21,832)
Tax on profit (loss) for the year	0	0	0	0
Loss from ordinary activities relating to continuing operations	(11,690)	(6,165)	(70,454)	(21,832)
Loss before tax on discontinuing operations	3,450	(79,149)	(27,922)	(8,685)
Tax on loss from discontinuing operations	0	0	(152)	(38)
Loss from discontinuing operations	3,450	(79,149)	(28,074)	(8,723)

Net loss for the year	(8,240)	(85,314)	(98,528)	(30,555)

	At 31 Dec 2007	At 31 Dec 2006	At 31 Dec 2005	At 31 Dec 2004
Assets (DKK’000)	Audited	Audited	Audited	Audited
Leasehold improvements	0	0	5	11
Other plant, operating equipment, furniture and fixtures	28	53	5	23
PROPERTY, PLANT AND EQUIPMENT	28	53	10	34
Investments in portfolio companies	24,246	23,078	46,877	77,668
Investments in associates	65	65	65	0
FINANCIAL ASSETS	24,311	23,143	46,942	77,668
Deferred tax	0	0	0	0
Other non-current assets	0	0	0	169
NON-CURRENT ASSETS	24,339	23,196	46,952	77,871
Receivables from portfolio companies	8,161	7,895	7,043	45,142
Trade receivables	0	66	0	951
Other receivables	0	0	4,009	503
Deposits and prepaid costs	1,453	205	240	390
SHORT-TERM RECEIVABLES	9,614	8,166	11,292	46,986
CASH AT BANK AND IN HAND	10	18	12,595	11,016
ASSETS HELD FOR SALE	0	0	52,943	68,916
CURRENT ASSETS	9,624	8,184	76,830	126,918

TOTAL ASSETS	33,963	31,380	123,782	204,789

	At 31 Dec 2007	At 31 Dec 2006	At 31 Dec 2005	At 31 Dec 2004
Equity and liabilities (DKK’000)	Audited	Audited	Audited	Audited
Share capital	4,339	4,339	4,339	4,339
Retained loss	(15,848)	(7,608)	77,706	171,831
EQUITY	(11,509)	(3,269)	82,045	176,170
Provisions	0	0	0	464
Loan creditors	0	0	9,273	0
NON-CURRENT LIABILITIES	0	0	9,273	464
Trade payables	1,679	1,588	2,304	2,200
Corporation tax	0	0	0	0
Bank	4,710	209	0	0
Loan creditors	35,591	28,017	7,047	0
Other payables	3,492	4,835	4,860	4,697
Liabilities concerning assets held for sale	0	0	18,253	21,258
CURRENT LIABILITIES	45,472	34,649	32,464	28,155
TOTAL LIABILITIES	45,472	34,649	41,737	28,619

TOTAL EQUITY AND LIABILITIES	33,963	31,380	123,782	204,789

Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

	At 31 Dec 2007	At 31 Dec 2006	At 31 Dec 2005	At 31 Dec 2004
Cash flow statement (DKK’000)	Audited	Audited	Audited	Audited
Net loss for the year	(8,240)	(85,314)	(98,528)	(30,555)
Adjustments	359	63,137	83,961	31,909
Change in working capital
Change in receivables, etc.	(1,449)	3,978	(2,376)	5,658
Change in inventory	0	0	279	1,456
Change in trade payables and other payables	(1,252)	(741)	(1,794)	141
Change in long-term receivables	0	0	169	450
Cash flow from operating activities before financial income and expenses	(10,582)	(18,940)	(18,289)	9,059
Interest income paid	163	39	1,717	0
Interest expenses paid	(249)	(1,921)	(422)	(230)
Cash flow from ordinary activities	(10,668)	(20,822)	(16,994)	8,829

Refund of corporation tax/tax paid on royalty payments	0	0	0	(38)

CASH FLOW FROM OPERATING ACTIVITIES	(10,668)	(20,822)	(16,994)	8,791

Net investments	(1,410)	(3,520)	9,973	(10,612)
Loans to portfolio companies	0	(2,199)	(1,211)	(10,503)
Sale of activities	0	2,125	0
Purchases of intangible assets	0	0	(8,791)	(17,393)
Purchase of property, plant and equipment	0	(67)	0	(61)

CASH FLOW FROM INVESTING ACTIVITIES	(1,410)	(3,661)	(29)	(38,569)

Raising of short-term payables	12,070	21,179	6,103	211
Raising of long-term payables	0	(9,273)	9,273	0
Disposal of own shares	0	0	3,226	0
Repayments on short-term payables	0	0	0	(1,207)

CASH FLOW FROM FINANCING ACTIVITIES	12,070	11,906	18,602	(996)

CASH AND CASH EQUIVALENTS, beginning of year	18	12,595	11,184	41,326
Change for the year	(8)	(12,577)	1,579	(30,774)
Corrections for the year	0	0	(168)	632
CASH AND CASH EQUIVALENTS, year-end	10	18	12,595	11,184

	1/1-31/12 2007	1/1-31/12 2006	1/1-31/12 2005	1/1-31/12 2004
Financial ratios*	Audited	Audited	Audited	Audited
Net asset value per share (DKK), year-end	(0.66)	(0.19)	4.74	10.40
Share price (DKK), year-end	2.51	3.60	7.00	7.23
Return on equity (%)	N/A	(216.6)	(76.3)	(14.8)
Earnings per share (EPS) (DKK)	(0.39)	(4.92)	(5.69)	(1.80)
Weighted average of outstanding shares (DKK’000)	17,357	17,357	17,306	16,938

Number of employees, year-end	2	4	42	5

*	Financial ratios have been calculated in accordance with ‘Recommendations & Financial Ratios 2005’ published by the Danish Society of Financial Analysts. Please refer to definitions and concepts under the accounting policies.
7.2 Operating profit/loss
Development in the period under review:
2004
The Company recorded a consolidated net loss of DKK 30,555,000 for 2004. The Company generated an operating loss of DKK 22,385,000, of which value adjustments of portfolio
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Share Registration Document of March 12, 2008

companies contributed a loss of DKK 15,000,000. In 2004, the Company exclusively made follow-up investments in the existing portfolio companies at that time and focused on their continued development.
At the end of 2004, the Company’s portfolio comprised eight companies.
2005
The Company recorded a consolidated net loss of DKK 98,528,000 for 2005. The Company generated an operating loss of DKK 63,693,000, of which value adjustments of portfolio companies were a loss of DKK 57,501,000. Non-continuing operations came to a loss of DKK 27,922,000, primarily relating to value adjustment of portfolio companies transferred to activities held for sale and reversal of provisions previously made as well as a refund of fees for advisory services.
In 2005, the Company exclusively made follow-up investments in existing portfolio companies and focused on their continued development. In July 2005, the Company entered into an agreement with IVS A/S on formation of the limited partnership Kommanditselskabet af 21. juli 2005 (the “Limited Partnership”). Olicom subscribed for shares in the Limited Partnership by way of a Contribution In Kind in the form of half of its equity interests in the portfolio companies LH Comlog A/S, Hymite A/S and Scalado AB of a total value of DKK 17m. In addition to this, the Limited Partnership acquired the other half of Olicom’s equity interests in these companies against cash payment of DKK 17,000,000, subscribed for and paid up by IVS A/S.
At the end of 2005, the Company’s portfolio comprised seven companies, three of which have been transferred to the Limited Partnership.
2006
The group recorded a net loss of DKK 85,314,000 for 2006. The Company generated an operating loss of DKK 329,000, of which value adjustments of portfolio companies contributed a profit of DKK 5,140,000. Non-continuing operations came to a loss of DKK 79,149,000, primarily relating to the divestment of ITE ApS and Sifira A/S.
Four companies were divested in 2006. Three of the divested companies (Danacell A/S, Decuma AB and Tpack A/S) had only a minor effect on the financial results for 2006 as the carrying amounts of these companies at 31 December 2005 had been written down to the estimated realization values. The divestment of the other two companies (ITE ApS and Sifira A/S), which was effected because Olicom’s cash resources were insufficient to ensure the continued operation of the two companies, resulted in a loss for 2006 of DKK 79m as Olicom disposed of its ownership interests against modest cash payments and discharge from all securities and guarantees provided in relation to the two companies.
At the end of 2006, the Company’s portfolio comprised three companies, all owned by the Limited Partnership.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

2007
The group recorded a net loss of DKK 8,240,000 for 2007. The operating loss came to DKK 4,738,000. No value adjustment has been made of ownership interests in the portfolio companies. Non-continuing operations generated a profit of DKK 3,450,000, primarily relating to the repayment of customs duties and legal costs.
At end-2007, the Company’s portfolio comprised three companies, all owned by the Limited Partnership. No ownership interests in the portfolio companies were sold in 2007. A single follow-up investment of DKK 1,410,000 has been made in Scalado AB.
7.2.1 Disclosure of significant factors
The Company is not aware of any unusual or rare events other than those mentioned under section 9.1.
7.2.2 Reason for changes
Reference is made to section 9.2.1.
7.2.3 Disclosure on government initiatives, etc.
The Company is not subject to any government, financial, fiscal, monetary or political initiatives which have or may have a material, direct or indirect influence on the Issuer’s activities.
Olicom A/S
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Share Registration Document of March 12, 2008

8 CAPITAL RESOURCES
8.1 Issuer’s capital resources

	At 31 Dec 2007	At 31 Dec 2006	At. 31 Dec 2005
Balance sheet (DKK’000)	Audited	Audited	Audited

TOTAL ASSETS	33,963	31,380	123,782
EQUITY	(11,509)	(3,269)	82,045
Trade payables	1,679	1,588	2,304
Corporation tax	0	0	0
Bank	4,710	209	0
Loan creditors	35,591	28,017	16,320
Other payables	3,492	4,835	4,860
Liabilities concerning assets held for sale	0	0	18,253
CURRENT LIABILITIES	45,472	34,649	41,737

TOTAL EQUITY AND LIABILITIES	33,963	31,380	123,782
Description of capital resources 2005-2007:
The Company’s assets consist mainly of ownership interests and receivables from portfolio companies.
Until the end of 2004, Olicom funded its activities by its own cash resources. From 2005 to date, Olicom has relied on loan capital.
The table below lists the Company’s loan creditors:

Loan creditors (DKK’000)	2007	2006	2005

ADR Nr. 1904 ApS	27,628	20,341	9,410
AXI Alpha X Investor Limited	3,915	3,821	3,697
Company Management	4,048	3,855	3,213

Total loan creditors	35,591	28,017	16,320
Since Olicom has not been able to obtain ordinary bank credit facilities to fund its venture investments, the Company has financed its operations by way of loans from private lenders.
In October 2006, the credit terms for payables other than payables to banks were modified from high-interest loans to loans carrying an annual interest of 5% to obtain a more normal financing to the benefit of the Company.
Other payables include provisions for payable costs, including termination costs, directors’ remuneration and auditors’ fees.
Equity
At December 31, 2007, Olicom’s share capital came to a negative amount of DKK 11.5m. In connection with the capital increases that are sought to be implemented in the spring of 2008 as resolved at the Company’s extraordinary general meeting on December 20, 2007, this situation will change.
In connection with the Contribution In Kind and the conversion of debt relating to receivables by ADR, the Company’s equity will increase by DKK 132.2m (DKK 128.3m if the maximum offer under the rights issue is subscribed for). Concurrently with the said contribution, equity
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Share Registration Document of March 12, 2008

will increase by goodwill in the amount of DKK 15.6m, cf. the pro forma financial statements below in section 20.2. The Company’s equity will subsequently amount to DKK 136.3m. To this should be added the amount from the rights issue, less issue expenses of approx. DKK 3m. This constitutes an increase of between DKK 37.0m and DKK 83.8m, whereby Olicom’s estimated equity will be a minimum amount of DKK 173.3m and a maximum of DKK 216.2m.
8.2 Issuer’s cash flows

	At 31 Dec 2007	At 31 Dec 2006	At 31 Dec 2005
Cash flow statement (DKK’000)	Audited	Audited	Audited
Net loss for the year	(8,240)	(85,314)	(98,528)
Adjustments	359	63,137	83,961
Change in working capital
Change in receivables, etc.	(1,449)	3,978	(2,376)
Change in inventory	0	0	279
Change in trade payables and other payables	(1,252)	(741)	(1,794)
Change in long-term receivables	0	0	169

Cash flow from operating activities before financial income and expenses	(10,582)	(18,940)	(18,289)

Interest income paid	163	39	1,717
Interest expenses paid	(249)	(1,921)	(422)

Cash flow from ordinary activities	(10,668)	(20,822)	(16,994)

CASH FLOW FROM OPERATING ACTIVITIES	(10,668)	(20,822)	(16,994)

Net investments	(1,410)	(3,520)	9,973
Loans to portfolio companies	0	(2,199)	(1,211)
Divestment of activities	0	2,125	0
Purchase of intangible assets	0	0	(8,791)
Purchase of property, plant and equipment	0	(67)	0

CASH FLOW FROM INVESTING ACTIVITIES	(1,410)	(3,661)	(29)

Raising of short-term payables	12,070	21,179	6,103
Raising of long-term payables	0	(9,273)	9,273
Disposal of treasury shares	0	0	3,226
Repayments on short-term payables	0	0	0

CASH FLOW FROM FINANCING ACTIVITIES	12,070	11,906	18,602

CASH AND CASH EQUIVALENTS, beginning of year	18	12,595	11,184
Change for the year	(8)	(12,577)	1,579
Corrections for the year	0	0	(168)
CASH AND CASH EQUIVALENTS, year-end	10	18	12,595
Change in the Company’s cash flows 2005-2007
2007
Cash flow from operating activities
Since no value adjustment has been made of portfolio companies for 2007, the operating loss of DKK 8m exclusively reflects Olicom’s administration and finance costs of a total of DKK 11m against which non-recurring income of DKK 3m concerning a refund of customs duties and legal costs has been set off.
Cash flow from investing activities
In 2007, only a follow-up investment of DKK 1,410,000 in Scalado AB was made.
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Share Registration Document of March 12, 2008

Cash flow from financing activities
The Company’s activities for the year were financed through loan capital in the amount of DKK 12.0m.
2006
Cash flow from operating activities
The results for the year were affected in particular by losses incurred in connection with the divestment of the subsidiary ITE and the portfolio company Sifira A/S of an aggregate amount of DKK 79m. A positive value adjustment of DKK 5m was made in 2006 concerning the portfolio company Scalado AB, while Olicom’s administration and finance costs came to DKK 11m, so that the net loss for the year totaled DKK 85m.
Cash flow from investing activities
In 2006, the Company made net investments in portfolio companies of DKK 3.5m, and lending to portfolio companies came to DKK 2.2m. Sale of activities generated proceeds of DKK 2.1m.
Cash flow from financing activities
The Company’s activities for the year were financed through loan capital in the amount of DKK 11.9m. At the balance-sheet date, new and old loans all had terms to maturity of less than 12 months; accordingly, all payables have been stated as short-term payables.
2005
Cash flow from operating activities
The results for the year were affected in particular by a negative value adjustment concerning portfolio companies of DKK 57m, of which a write-down of the value of the portfolio company Sifira A/S accounted for the greater part by far. To this should be added an operating loss of DKK 28m in the subsidiary ITE ApS. The remaining loss of DKK 12 up to the total loss of DKK 98m concerned Olicom’s administration and finance costs.
Cash flow from investing activities
In 2005, the Company disposed of investments in portfolio companies for a net amount of DKK 10.0m and issued loans to portfolio companies in the amount of DKK 1.2m.
Cash flow from financing activities
The Company’s activities in 2005 were financed by the Company’s cash by way of loans of DKK 15.4m from ADR Nr. 1904 ApS, AXI Alpha X Investor Limited and Company Management as well as a sale of treasury shares of DKK 3.2m. At the balance-sheet date, some of the loans, DKK 9m, had terms to maturity of more than 12 months and were therefore stated as long-term payables.
8.3 Issuer’s borrowing requirement/financing structure
Provided that the capital increases resolved at the Company’s extraordinary general meeting on December 20, 2007 are implemented, the Company will have no current borrowing requirement. In the opinion of the Company, the expected cash proceeds from the planned rights issue as well as the operating profits from the real estate portfolios contributed as
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resolved by the general meeting on December 20, 2007 will provide the Company with sufficient working capital for the planned activities at least twelve months from the date of this Share Registration Document.
The Company’s operating expenses are expected to be covered by the current income from the return on its real estate investments. For investments in major projects, the Company will seek to obtain external funding of 60-80% of the total funding need, while the remaining part will be funded as far as possible by savings, or alternatively by a capital increase or direct placement.
8.4 Any restrictions on the application of capital resources
The Company is not aware of any restrictions which have or may have a significant direct or indirect influence on the Company’s activities.
8.5 Expected capital sources
In continuation of section 10.3, it should be specified that Olicom expects to finance future investment obligations through a combination of loans, issuance of new shares and direct placements.
9 RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES
Olicom A/S has no research and development policies and has defrayed no research and development costs.
10 TRENDS
10.1 Recent trends within production, sales and inventories as well as expenses and selling prices from the end of the last financial year to the date of the Share Registration Document
Not applicable.
10.2 Any known trends, uncertainty, requirements, obligations or events
Other than those described under the section ‘Risk factors’, the Issuer is not aware of any factors which may have a significant influence on the Issuer’s future performance.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

11 EARNINGS EXPECTATIONS OR FORECASTS
11.1 Issuers statement on expectations or forecasts
The Company has opted not to disclose any earnings expectations in this Share Registration Document.
11.2 Audit opinion by independent auditors
In connection with this Share Registration Document, no audit opinion has been prepared concerning Management’s earnings expectations.
11.3 Expectations or forecasts comparable with historical information
This item is not relevant as the Company does not present any expectations or forecasts in this Share Registration Document.
11.4 Earnings expectations relative to any preceding prospectus
The Company has not expressed any earnings expectations in any preceding prospectus currently in effect.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

12 BOARD OF DIRECTORS, EXECUTIVE BOARD, SUPERVISORY BODIES AND MANAGERS
12.1 Names and business addresses and functions with the Issuer
Board of Directors
The most recent election for the Board of Directors of Olicom A/S was held on 26 February 2008 at the extraordinary general meeting of the Company. Subsequently the Board of Directors elected its Chairman and now has the following composition:
•	Eric Korre Horten, Chairman

•	Kaj Egon Hansen, Member

•	Kren Erik Nielsen, Member
Eric Korre Horten, Chairman
Chairman of the boards of directors of Sense A/S, PLH Arkitekter A/S, Tegnestueholding A/S and Investeringskreds I A/S and director of Neohorm A/S, Arkitektpartnerholding A/S, Candor Kemiske A/S, Grundstenen A/S, Chempaq A/S, 4C Management Consulting A/S, Delta Care A/S and Rovsing A/S.
Kaj Egon Hansen
Kaj Egon Hansen, aged 60, holds an LLM and is an authorized estate agent and valuer. During his career, Kaj Egon Hansen has held a number of executive positions in the banking sector, and is currently a board member, consultant and censor at Danish universities.
Kren Erik Nielsen
Kren Erik Nielsen, aged 46, holds an MSc in Economics and Business Administration and a BSc in accounting and financing. Kren Erik Nielsen has held a number of executive posts with major Danish groups within financial management, finance, real estate investment and company transactions. Kren Erik Nielsen currently works internationally as a tactical adviser in connection with company transactions and as a board member mainly in connection with a certain ownership interest in the companies concerned.
Executive Board
Per Brøndum Andersen, CEO, joined Olicom A/S on 1 September 2007.
Per Brøndum Andersen
Per Brøndum Andersen is a state-authorized public accountant and has worked with real estate and advisory services in recent years. Per Brøndum Andersen was previously CFO of Carlsberg A/S and Coca-Cola Nordic Beverages A/S and was involved in the development of Carlsberg’s real estate portfolio.
Boje Rinhart, Manager
Boje Rinhart holds an MSc in Economics. He served as the Company’s CEO in the period 2000-2007. In the period 1995-1999, Boje Rinhart was the CFO of the Company. Before that,
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Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Boje Rinhart was a self-employed consultant. Boje Rinhart is expected to retire at the end of April 2008.
Managerial posts and business addresses of Company Directors
Board of Directors
Chairman
Eric Korre Horten, Attorney-at-law (April 2004)
Law firm of Philip & Partnere Advokatfirma
Vognmagergade 7, 1120 Copenhagen K, Denmark

Active managerial posts outside Olicom A/S:

Chairman of Investeringskreds I A/S
Chairman of PLH Arkitekter A/S
Chairman of Sense A/S
Chairman of Stockholmsgade 41 ApS
Member of the board of directors of 4C Management Consulting A/S
Member of the board of directors and executive board of Candor Kemiske A/S
Member of the board of directors and executive board of Grundstenen A/S
Member of the board of directors of Chempaq A/S
Member of the board of directors of Cousin Corp. ApS
Member of the board of directors of Delta Care A/S
Member of the board of directors of Havnegade 2 B, Aarhus ApS
Member of the board of directors of Malmøgade 4 ApS
Member of the board of directors of Neohorm A/S
Member of the board of directors of Tegnestueholding A ApS
Member of the board of directors of Tegnestueholding B ApS
Member of the board of directors of Vesterbrogade 90 ApS
Member of the board of directors of Stoic A/S

Previous managerial posts within the past five years independent of Olicom A/S

Chairman of the board of directors of Cartime Technologies A/S
Chairman of the board of directors of K/S Partnerinvest-Hotel III
Chairman of the board of directors of K/S Worthing, England
Chairman of the board of directors of Tegnestueholding A/S
Member of the board of directors Rovsing A/S
Member of the board of directors Arkitektpartnerholding A/S
Member of the board of directors Boisen & Thaysen Holding A/S
Member of the board of directors Bjarne Dam Entraprenør, Ingeniør, Murermester A/S*
Member of the board of directors Industriholmen 1 ApS
Member of the board of directors IOB Holdings A/S
Member of the board of directors Danionics International A/S*
Alternate director of Rovsing Dynamics A/S
Alternate director of Rovsing Holding ApS
Manager of Worthing, 1995 ApS
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Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Liquidator of United International Enterprises (Denmark) ApS
Liquidator of Deco DK ApS
Liquidator of ECO Reactor ApS
Manager of and liquidator of Partner Hotel III
Chairman of the board of directors and liquidator of Wapmore A/S

*	Wound up after Eric Korre Horten had resigned
Member
Kaj Egon Hansen, Consultant (from 26 February 2008)
Røglebakken 3
4320 Lejre
Denmark

Active managerial posts outside Olicom A/S:

Chairman of den selvejende Institution Fælleseje*
Member of the board of directors of Renewagy A/S
Member of the board of directors of Aktieselskabet af 01.09.1979
Member of the board of directors of Cha Furniture A/S

*	Kaj Egon Hansen was previously chairman of the companies Den selvejende institution Estate and Den selvejende institution Thomas Brocklebank, which merged, and the activities were transferred to the company Den selvejende institution Fælleseje.

Previous managerial posts within the past five years independent of Olicom A/S

Chairman of Invest Administration A/S
Member of the board of directors of Lån & Spar Bank A/S
Member
Kren Erik Nielsen, Manager (from 26 February 2008)
Christian IX’s Gade 2, 4th floor
1111 Copenhagen K
Denmark

Active managerial posts outside Olicom A/S:

Chairman of the board of directors of Raaco International A/S
Chairman of the board of directors of Lifestr ApS*
Member of the board of directors of Stemcare A/S
Member of the board of directors and Manager of Raaco Holding ApS
Member of the board of directors of Pharmavie Consult A/S
Member of the board of directors of Sharecon A/S**
Member of the board of directors of Polygiene AB
Member of the board of directors of CopyGene A/S
Member of the Executive Board of Kren Holding ApS
Member of the Executive Board of Kren ApS

*	The company is the former Networking 4 People A/S.

**	Registration with the Danish Commerce and Companies Agency is pending.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Previous managerial posts within the past five years independent of Olicom A/S

Chairman of the board of directors of Networking 4 People A/S*
Member of the board of directors of Nordic Vaccine A/S
Member of the board of directors of IGS Group ApS
Executive Board
CEO
Per Brøndum Andersen (from 1 September 2007)
Ullitsvej 10
4600 Køge
Denmark
Active managerial posts outside Olicom A/S:
Member of the Executive Board of ALPA ApS

Previous managerial posts within the past five years independent of Olicom A/S

Deputy chairman of the board of directors of Ejendomsaktieselskabet af 4. Marts 1982
Deputy chairman of the board of directors of Ejendomsaktieselskabet Tuborg Nord B
Deputy chairman of the board of directors of Ejendomsaktieselskabet Tuborg Nord C
Deputy chairman of the board of directors of Ejendomsaktieselskabet Tuborg Nord D
Deputy chairman of the board of directors of Investeringsselskabet af 17. Januar 1991 A/S
Deputy chairman of the board of directors of Partnerselskabet Strandvejen 44, Hellerup
Member of the board of directors of Boliginteressentskabet Tuborg
Member of the board of directors of Ejendomsinteressentskabet Tuborg Nord B
Member of the board of directors of Versamatrix A/S
Member of the Executive Board of and Liquidator of Coca-Cola Nordic Beverages A/S*

*	The company was dissolved by solvent liquidation and was liquidated finally on October 27, 2005 (the company entered into liquidation on June 7, 2005 on which date Per Brøndum Andersen resigned as CEO and was appointed liquidator).
Manager
Boje Rinhart,
Chr. Mølstedsgade 8
2791 Dragør
Denmark

Active managerial posts outside Olicom A/S:

Member of the Executive Board of Boje Rinhart ApS
Member of the Executive Board of Boje Rinhart Holding ApS
Previous managerial posts within the past five years independent of Olicom A/S:
None
As a representative of Olicom A/S, Boje Rinhart was a member of the boards of directors of the following companies which have been wound up: Danacell A/S, Vizion Factory e-learning A/S, Mobite and Transynergy A/S. All companies were development companies which failed to comply with their development plans and therefore received no additional funding, which
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resulted in the companies being declared bankrupt. In neither of the companies did the liquidator raise any claims against the management.
Future major shareholder
ADR Nr. 1904 ApS, which is wholly owned by:
Jesper Henrik Jørgensen, Manager
Bregnegårdsvej 15,
2920 Charlottenlund
Denmark
(Born 1955)
Education: Bank clerk (1975) and BCom in financing and planning

1973-1975	Bank trainee with Vordingborg Bank
1976	Military service
1976-1977	Bank clerk with Vordingborg Bank
1977-1979	Banking consultant with Privatbanken
1979-1981	Deputy Manager of the Haarlev Branch of Privatbanken
1981-1983	Bank Manager of the Bjæverskov Branch of Privatbanken
1983-1985	Employee of the Credit and Arbitrage Desk of Privatbanken
1986-1989	Consultant of Codan Garanti
1989-today.	Self-employed consultant and founder of own enterprises
Competencies: Real estate activities and financing as well as operation of enterprises, including company turnarounds

Active managerial posts outside Olicom A/S:

Chairman of the board of directors and Member of the Executive Board of ADR DEVELOPMENT A/S
Chairman of the board of directors of COMX HOLDING A/S
Chairman of the board of directors of COMX NETWORKS A/S
Member of the board of directors and Member of the Executive Board of EJENDOMSSELSKABET VEDERSØ KLIT A/S
Member of the board of directors and Member of the Executive Board of COPENHAGEN REAL ESTATE A/S
Member of the board of directors of H.E.J. ApS
Member of the board of directors of K/S VESTERGADE 4, MARIBO
Member of the board of directors of LA SOCIETE LABICHE A/S
Member of the board of directors of COPENHAGEN COMPONENT SERVICES A/S
Member of the Executive Board of BROGÅRDSVÆNGET 4, GENTOFTE ApS
Member of the Executive Board of ADR NR. 1904 ApS
Member of the Executive Board of EJENDOMSSELSKABET NYROPSGADE ApS
Member of the Executive Board of GAMMEL BAKKEHUS ApS
Member of the Executive Board of J.E. AF 7/6 2005 ApS
Member of the Executive Board of VIGGO ROTHES VEJ 29 ApS
Deputy chairman of the board of directors and Member of the Executive Board of CASTOR HOLDING A/S
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Previous managerial posts within the past five years independent of Olicom A/S:

Chairman of the board of directors of IT SUPPLY A/S
Chairman of the board of directors of MIMICO A/S
Chairman of the board of directors of CARRIER NETWORKS A/S
Chairman of the board of directors of STORKØBENHAVNS KONTORMØBLER 2005 ApS
Member of the board of directors of EJENDOMSSELSKABET AF 24. APRIL 1998 A/S
Member of the board of directors of MEDIANET INNOVATIONS A/S
Member of the Executive Board of BYGGESELSKABET AF 2005 ApS
Member of the Executive Board of CBH 2007 ApS
Member of the Executive Board of EJENDOMSSELSKABET FERRING ApS*
Member of the Executive Board of EJENDOMSSELSKABET IKAST ApS
Member of the Executive Board of HADSUNDVEJ 164 OG TORVEGADE 14 ApS
Member of the Executive Board of ISTEDVEJ 2, PADBORG ApS
Member of the Executive Board of KANALVEJ 150-154, ODENSE ApS
Member of the Executive Board of KOMPLEMENTARSELSKABET GENDARMERGÅRDEN, HOLBÆK ApS
Member of the Executive Board of TEKNIKERVEJ 1-3, FREDERICIA ApS
Member of the Executive Board of VESTERGADE 4, MARIBO ApS

*	The company was wound up after Jesper Henrik Jørgensen had resigned.
Companies abroad
Jesper Jørgensen has a wholly owned company in France, Provence Hotel Holding, which he owns through ADR.
Jesper Jørgensen also personally holds 50% of the shares in the Polish company JJ Invest Sp. z.o.o. This company has no relations to the other Polish companies mentioned in this Prospectus.
Other than his position as future major shareholder, Jesper Henrik Jørgensen has no relations to the Company Management/owners.
The persons listed above are not related.
Declarations about personal background
Within the past five years, no member of the Board of Directors or Executive Board and no member of the senior management team has been:
(1) convicted of fraud or any other fraudulent offence, (2) involved in the management of companies subject to bankruptcy, receivership or liquidation proceedings other than those mentioned under Eric Korre, Per Brøndum Andersen and Boje Rinhart, or (3) subjected to official public incrimination and/or sanctions by statutory or regulatory authorities (including designated professional bodies), and none of the said persons has been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of an issuer.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

12.2 Conflicts of interest of the Board of Directors, Executive Board and supervisory bodies
In the Company’s opinion, no conflicts of interest exist with the Board of Directors or Executive Board.
No agreements or arrangements have been made with major shareholders, customers, suppliers or others under which any such person has joined the Board of Directors, the Executive Board or any supervisory body or has become an executive employee.
On January 9, 2007, Olicom A/S entered into an agreement with the real estate company ADR NR. 1904 ApS concerning an issue of new shares and a Contribution In Kind of a real estate portfolio by ADR. The agreement was conditional upon approval of the terms of the issue by the general meeting. A resolution was passed to that effect at the Company’s extraordinary general meeting on December 20, 2007. According to the agreement, ADR undertakes to provide Olicom’s working capital until the issuance and the planned conversion of Olicom’s principal activity into real estate investments have been implemented.
No lock-up agreements apply to the Board of Directors, Executive Board or future major shareholder concerning disposal of Company assets.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

13 REMUNERATION AND BENEFITS
13.1	Remuneration paid
In the financial year 2007, the persons mentioned under section 14.1 received the following remuneration and benefits as payment for the duties they perform with the Group:

Board of Directors	DKK	280,000

Executive Board	DKK	1,565,000

No incentive programs have been implemented for members of the Board of Directors and Executive Board. The Company has not provided any benefits to the Company Management and has not entered into agreements on severance pay of any kind.
Other than the above amounts, the persons listed under section 14.1 have received no further remuneration.
13.2	Provisions
The Olicom Group has not set aside or accrued any amounts for pension, retirement or similar benefits.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

14 BOARD PRACTICES
14.1	Date of expiration of current term of office
According to Article 22 of the Articles of Association of Olicom A/S, each Board member retires at the Annual general meeting and may subsequently be re-elected. The last annual general meeting was held on April 26, 2007, and the next annual general meeting will be held on April 29, 2008.
Current Board members and dates of commencement of service:
•	Eric Korre Horten, Chairman (April 1, 2004)

•	Kaj Egon Hansen, Member (February 26, 2008)

•	Kren Erik Nielsen, Member (February 26, 2008)
The CEO of the Company, Per Brøndum Andersen, took up his post on 1 September 2007. The term of office of the members of the Executive Board has not been adjusted. Boje Rinhart retires on April 30, 2008.
14.2	Contract of service of members of the Board of Directors/Executive Board with the Issuer, etc.
The Board of Directors is elected each year at the Annual general meeting. The Executive Board is appointed for an undefined period.
Service contracts have been concluded with the members of the Executive Board. Olicom A/S has concluded no service contracts providing for benefits upon termination of the employment.
14.3	Issuer’s audit committee and remuneration committee
Olicom A/S has no audit or remuneration committee.
14.4	Corporate governance
The Board of Directors and the Executive Board of Olicom A/S have reviewed the Recommendation on Corporate Governance of 2005 prepared by the Copenhagen Stock Exchange Committee on Corporate Governance, as amended by the Committee on February 6, 2008.
The Recommendations concern the following eight areas:
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

I.	Shareholders’ role and interaction with company management

II.	Stakeholders’ role and significance to the company

III.	Openness and transparency

IV.	Duties and responsibilities of the board of directors

V.	Composition of the board of directors

VI.	Remuneration of members of the board of directors and the executive board

VII.	Risk management

VIII.	Auditors
The Company follows the recommendations in the areas that are considered relevant on the basis of the business situation of the Company. The areas in which the Company does not follow the recommendations are listed below.
III.	Openness and transparency
The Committee recommends that the board of directors create the basis for ongoing dialogue between the Company and its existing and potential shareholders.
As the Company has discontinued its primary activities over the past few years and considering the size of the Company, this recommendation is irrelevant in Management’s opinion. In connection with the change of activities, the Company will improve the basis for its dialogue with investors, including by updating and improving the corporate website.
IV.	Duties and responsibilities of the board of directors
The Committee recommends that a deputy chairman be elected to act in the chairman’s absence and generally to act as an efficient discussion partner for the Chairman.
Given the size of the Company, the Board of Directors considers this area irrelevant for the time being. To the extent that Olicom’s new business area leads to an increase in the number of Board members beyond the three current members, the Company will consider the appropriateness of electing a deputy chairman.
V.	Composition of the board of directors
The Committee recommends that the board of directors lay down a formal, detailed and transparent procedure for the selection and nomination of candidates with a view to ensuring a composition of Board members whose combined competencies enable the Board to discharge its duties in the best possible manner.
To this end, the Committee recommends:
•	that the board of directors distribute a description of the candidates’ background together with the notice to convene the general meeting at which the election of Board members is on the agenda, and that the description contain information on the
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

candidates’ other board positions in both Danish and foreign companies as well as any demanding organizational tasks.

•	that information be provided on the recruitment criteria determined by the board of directors, including the required professional qualifications, international experience, etc., which, in the opinion of the board of directors, should be represented among its members, and that the owners of the Company have access to discussing the recruitment criteria.

•	that every year the board of directors publish a profile of its composition and provide information about the special competence possessed by the individual directors that is important for the performance of their duties.
The Company has been in a divestment phase for the past few years and is only now in the process of establishing its new activities. For this reason, the Company follows the recommendations in part only. The Board of Directors has not laid down any recruitment criteria for new members, but considers potential members on the basis of their professional competencies and the need for any new competencies on the Board.
The Committee recommends that the individual company consider the need to explain the system of staff-elected members in the annual report or on its website.
The Company has no staff-elected Board members, and since the Company currently has only two employees, and four employees following the Contribution In Kind, staff-elected Board members are not considered relevant.
The Committee recommends that the board of directors consider and decide whether to set up committees, including nomination, remuneration and audit committees.
Considering its size, the Company has decided not to set up any committees.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

15 EMPLOYEES
15.1	Number of employees
Overview of employees of the Olicom Group in the period 2005-2007:

	2007	2006	2005
Number of employees, year-end	2	42	5
In connection with the Contribution In Kind of Castor Holding A/S and Nygade 29-39, Ikast ApS, three employees will be transferred to the Company. As at the date of this Share Registration Document, Olicom A/S has five employees.
15.2	Share holdings and options
Shares and share options held by the Board of Directors and the Executive Board at the date of the Prospectus:

	Shares	Share options
Board of Directors:
Eric Korre Horten	25,000	0
Kaj Egon Hansen	0	0
Kren Erik Nielsen	0	0

Executive Board:
Per Brøndum Andersen	0	0
Boje Rinhart	2,320	0
15.3	Arrangements for involving the employees in the capital of the Issuer
The Company has no warrants or option programs.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

16 MAJOR SHAREHOLDERS
16.1	Names of major shareholders
At March 12, 2008 the Company’s share capital amounts to DKK 4,341,604, equal to 17,366,416 shares with a face value of DKK 0.25, that have been admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
The Company has a total of 10,999 shareholders registered by name in the Register of Shareholders of Olicom A/S. These shareholders represent 97% of the total share capital of Olicom A/S before the capital increases resolved at the Company’s extraordinary general meeting on December 20, 2007. There are no shareholders to be disclosed under section 29 of the Danish Securities Trading Act.

	Nominal share	No. of shares of	Ownership
List of shareholders	capital (DKK)	DKK 0.25 each	interest

Shareholders unrelated to the Company
Shareholders unrelated to the Company[1]	4,334,774	17,339,096	99.84%
Board of Directors and Executive Board
Eric Korre Horten[2]	6,250	25,000	0.14%
Boje Rinhart[3]	580	2,320	0.01%

Total	4,341,604	17,366,416	100.00%

1.	The largest single shareholder has an ownership interest of 1.26%, equal to 219,463 shares in Olicom A/S.

2.	Eric Korre Horten, Chairman, directly holds 25,000 shares.

3.	Boje Rinhart, Director, directly holds 2,320 shares in Olicom A/S.
At the extraordinary general meeting of the Company on December 20, 2007, it was decided to implement an increase in the share capital in connection with the conversion of the activities of Olicom A/S from a venture company into a real estate investment company.
Firstly, it was resolved to increase the Company’s share capital by a nominal amount of DKK 128,326,316, equal to an issue of 513,305,264 New Shares in Olicom with a face value of DKK 0.25 each in connection with the Contribution In Kind and the debt conversion.
The capital increase is subscribed for solely by the company ADR Nr. 1904 ApS, Rahbeks Allé 21, 1801 Frederiksberg C, Denmark (Central Business Register No. 15 13 35 38), which is wholly owned by Jesper Jørgensen, Manager, and concerns a Contribution In Kind of a real estate portfolio by way of contribution of the companies Castor Holding A/S and Nygade 29-39, Ikast ApS of a nominal amount of DKK 100,000,000 as well as conversion of an amount receivable by ADR from Olicom A/S of a nominal amount of DKK 28,326,316. The said receivable came into existence in the period after February 1, 2005 in connection with the financing of the Company’s cash needs. The subscription price has been fixed at DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25 each.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Contribution In Kind and conversion of debt relating to receivables by ADR Nr. 1904 ApS

	Nominal share	No. of shares of	Ownership
Share capital	capital (DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	3.27%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	96.73%

Total	132,667,920	530,671,680	100.00%

After the capital increase, the Company’s share capital will total a nominal amount of DKK 132,667,920, equal to 530,671,680 shares with a face value of DKK 0.25 each.
Secondly, it was resolved to increase the share capital by DKK 3,962,266, equal to 15,849,064 New Shares with a face value of DKK 0.25 each, concerning conversion of an amount receivable by AXI Alpha X Investor Limited, P.O Box 203, Sct. George’s Court, Upper Church Street, Douglas, Isle of Man, IM99 1RB, England, from Olicom A/S. The said receivable came into existence in the period after January 1, 2005 in connection with the financing of the Company’s cash needs. The subscription price has been fixed at DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25 each. It is a condition for the debt conversion that the cash proceeds from the capital increase in the Company are less than DKK 80,000,000 by July 1, 2008.
Furthermore, it was resolved to include an authority in Article 7.3 of the Company’s Articles of Association to carry out a share issue against cash payment with pre-emption rights for Existing Shareholders of up to a nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares with a face value of DKK 0.25 each. In relation to the capital increase authorized by Article 7.3 of the Articles of Association, ADR Nr. 1904 ApS has made an irrevocable commitment to waive the pre-emption right over the above-mentioned Shares of a nominal amount of DKK 128,326,316. The subscription price for the share issue against cash payment has been fixed at DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25.
On publication of the Share Securities Note of March 12, 2008, the Board of Directors of the Company has exercised the authority granted in Article 7.3 of the Company’s Articles of Association and seeks to make a share issue against cash payment with pre-emption rights for Existing Shareholders of a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares in Olicom A/S with a face value of DKK 0.25 each.
If the rights issue is implemented, the Company’s share capital will increase as specified in the tables below.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Rights issue at minimum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal share	No. of shares of	Ownership
Share capital	capital (DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	2.46%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	72.65%
Debt conversion relating to AXI Alpha X Investor Limited	3,962,266	15,849,064	2.24%
Rights issue at minimum subscription	40,000,000	160,000,000	22.65%

Total	176,630,186	706,520,744	100.00%

At minimum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 176,630,186, equal to 706,520,744 shares with a face value of DKK 0.25 each.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008 on an underwriting guarantee for the subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
Rights issue at maximum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal share	No. of shares of	Ownership
Share capital	capital (DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	1.98%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	58.46%
Debt conversion relating to AXI Alpha X Investor Limited	—	—	—
Rights issue at maximum subscription	86,832,080	347,328,320	39.56%

Total	219,500,000	878,000,000	100.00%

At maximum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 219,500,000, equal to 878,000,000 shares with a face value of DKK 0.25 each.
16.2	Any differences in voting rights of major shareholders
The shares are not divided into different classes. The nominal value of each share is DKK 0.25. All shareholders have equal voting rights, one share of DKK 0.25 entitling the holder to one vote at general meetings.
16.3	Direct or indirect control of the Company by third parties, etc.
The Issuer is not aware of any third parties owning or controlling the Company, whether directly or indirectly.
16.4	Agreements resulting in a change of control, etc.
Olicom A/S is not aware of any other agreements between the shareholders.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

17 RELATED PARTY TRANSACTIONS
Related parties of the Group who exercise significant influence comprise subsidiaries, portfolio companies, the Board of Directors and the Executive Board as well as their close relatives. Related parties furthermore include companies in which the said persons have significant interests.
In connection with the cooperation agreement with ADR according to which ADR is expected to become a major shareholder and provide financial support to Olicom until the Contribution In Kind and debt conversion have been implemented, ADR’s relations with Olicom were strengthened to such a degree that ADR is also considered to be a related party.
On completion of the capital increases resolved at the Company’s extraordinary general meeting, ADR Nr. 1904 ApS will be a related party exercising control of Olicom in addition to the existing related parties.
Until the end of 2004, the Company was self-financing. The Company raised its first loan in 2005 with a private lender as the Company was unable to obtain the usual bank credit. Since then, the Company has raised additional loans with private lenders on several occasions.

DKKm	2007	2006	2005

Loans from related parties	27.8	20.3	9.4
Loans from Board of Directors and Executive Board	4.0	3.9	3.2

Total	31.8	24.2	12.6
Of which:

DKKm	2007	2006	2005

Long-term loan creditors – related parties	0.0	0.0	9.3
Short-term loan creditors – related parties	31.8	24.2	3.3

Total	31.8	24.2	12.6
The lenders are:

Balance at
Private lenders	March 12, 2007

ADR nr. 1904 ApS*	28.3
AXI Alpha X Investor Limited**	3.9
Board of Directors and Executive Board***	4.0

Total loans	36.2

*	Of the claim of ADR Nr. 1904 ApS against the Company, a nominal amount of DKK 28,326,316 will be converted into shares in connection with the capital increase specified in the Share Securities Note of March 12, 2008. The remainder of approx. DKK 0.5m will be repaid in connection with the contribution of cash from the rights issue against cash payment also specified in the Share Securities Note of March 12, 2008.

**	According to an agreement with AXI Alpha X Investor Limited, the amount receivable will be converted into New Shares in the Company if the cash proceeds of the shares subscribed for until before July 1, 2008 are less than DKK 80.0m. If proceeds in excess of DKK 80.0m are obtained from this rights issue before July 1, 2008, the Company will repay the amount owed to AXI Alpha X Investor Limited using the said proceeds.

***	Payables to the Board of Directors and the Executive Board relate to Erik Korre Horten, Chairman of the Board of Directors, and Boje Rinhart, Manager. The amount will be repaid in connection with the rights issue against cash payment as specified in the Share Securities Note of March 12, 2008.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Borrowing costs (DKK’000)	2007	2006	2005

Interest, loan creditors – related parties	1.5	1.3	1.1
Capital loss, loan creditors – related parties	4.5	4.1	1.1

Total costs:	6.0	5.4	2.2

*	The capital loss is an accrued capital loss charged to the income statement relating to loans raised with a related party in preceding years.
The loans terms under the cooperation agreement between Olicom and ADR were entered into on an arm’s length basis. From conclusion of the cooperation agreement to completion of the Contribution In Kind and the debt conversion, the loan carries an interest rate of 5%.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

18 FINANCIAL INFORMATION CONCERNING THE ISSUER’S ASSETS, EQUITY AND LIABILITIES, FINANCIAL
     POSITION AND PROFITS AND LOSSES
18.1 Historical financial information
The Company’s historical financial information for the years 2004, 2005, 2006 and 2007 has been incorporated in the Share Registration Document by reference. The cross-reference table below contains specific references to relevant paragraphs of the relevant published Annual Reports for the financial years 2004, 2005 and 2006. Financial information for 2007 has been incorporated on the basis of the published Announcement of Financial Results for 2007, and the references in the cross-reference table refer to that announcement.
Please also refer to the sections ‘Selected financial information’ and ‘Review of operations and financial statements’ in this Share Registration Document for a review of financial figures for the years covered by the historical financial information.
CROSS REFERENCES
It follows from Item 20.1 in Annex 1 of Commission Regulation (EC) No. 809/2004 of April 29, 2004, which implements Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the format, incorporation by reference and publication of such prospectuses and dissemination of advertisements (the Prospectus Regulation), that audited financial information from the latest three financial years must be included in the Prospectus. In accordance with Article 28 of the Prospectus Regulation and section 18(2) of Executive Order No. 1232 of October 22, 2007 on prospectuses for securities admitted to listing or trading on a regulated market and in connection with IPOs of securities exceeding EUR 2,500,000 (the Prospectus Order), the following information are incorporated into the Prospectus by reference to the Annual Reports on the Company’s website at www.olicom.dk.

Information item	Reference
Management’s review from the Announcement of	The Company’s Announcement of Financial
Financial Results for 2007	Results for 2007, pages 1-6
of Financial Results for 2007	The Company’s Announcement of Financial
Results for 2007, pages 7-9
Statement of changes in equity from the Announcement	The Company’s Announcement of Financial
of Financial Results for 2007	Results for 2007, page 10

Statement by the Board of Directors and Executive	The Company’s Annual Report 2006, page 2
Board for the financial year 2006
Auditors’ report for the financial year 2006	The Company’s Annual Report 2006, page 3
Management’s review for the financial year 2006	The Company’s Annual Report 2006, pages 5-20
Accounting policies for the financial year 2006	The Company’s Annual Report 2006, pages 21-27
Consolidated financial statements 2006	The Company’s Annual Report 2006, pages 28-30
Statement of changes in equity	The Company’s Annual Report 2006, page 31
Notes for the financial year 2006	The Company’s Annual Report 2006, pages 33-43

Statement by the Board of Directors and Executive	The Company’s Annual Report 2005, page 2
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Board for the financial year 2005
Auditors’ report for the financial year 2005	The Company’s Annual Report 2005, page 3
Management’s review for the financial year 2005	The Company’s Annual Report 2005, pages 4-24
Accounting policies for the financial year 2005	The Company’s Annual Report 2005, pages 25-33
Consolidated financial statements 2005	The Company’s Annual Report 2005, pages 49-51
Statement of changes in equity	The Company’s Annual Report 2005, page 52
Notes for the financial year 2005	The Company’s Annual Report 2005, pages 54-65

Statement by the Board of Directors and Executive	The Company’s Annual Report 2004, page 2
Board for the financial year 2004
Auditors’ report for the financial year 2004	The Company’s Annual Report 2004, page 3
Management’s review for the financial year 2004	The Company’s Annual Report 2004, pages 4-23
Accounting policies for the financial year 2004	The Company’s Annual Report 2004, pages 24-30
Consolidated financial statements 2004	The Company’s Annual Report 2004, pages 42-44
Notes for the financial year 2004	The Company’s Annual Report 2004, pages 47-54
18.2 Pro forma financial information
In connection with the Contribution In Kind of Castor Holding A/S and Nygade 29-39, Ikast ApS as adopted at the extraordinary general meeting of the Company on December 20, 2007 and pursuant to Commission Regulation (EC) No. 211/2007 of February 27, 2007, the expected financial commitment is of such magnitude that pro forma financial information has been incorporated in the Share Registration Document.
It should be noted that the pro forma financial information is presented for guiding purposes only, and that the pro forma financial information refers to a hypothetical situation and therefore does not reflect the actual financial position or results of the Company.
The pro forma financial information relates to the consolidated financial information of Olicom A/S and Castor Holding A/S. The consolidated financial information for Castor Holding A/S also incorporates financial information of Nygade 29-39, Ikast ApS. This consolidation has been made solely for the purposes of this Prospectus as no group of companies has been set up for Castor Holding A/S and Nygade 29-39, Ikast ApS.
In terms of accounting, the acquisition by Olicom A/S of Castor Holding A/S and Nygade 29-39, Ikast ApS has been treated as a reverse acquisition in accordance with the provisions of IFRS 3. A reverse acquisition means that Castor Holding A/S, the legal subsidiary after the Contribution In Kind, is considered to be the legal acquirer as the shareholders of that company obtains control of the Olicom Group. Accordingly, the net assets of the legal Parent Company, Olicom A/S have been revalued at fair value, and assets and liabilities of Castor Holding A/S and Nygade 29-39, Ikast ApS have been valued at their previous carrying amounts (adjusted for the transition to IFRS). Furthermore, the treatment for accounting purposes as a reverse acquisition means that the equity disclosed in the consolidated financial
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Central Business Register No. 76 80 00 14
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statements of the Olicom Group will be based on the equity of Castor Holding A/S rather than the equity of the legal Parent Company Olicom A/S.
The pro forma financial information presents the Contribution In Kind of Castor Holding A/S into Olicom A/S as if it had been carried out with effect from January 1, 2007. In connection with the Contribution In Kind (acquisition of Olicom A/S), only consolidate goodwill has been adjusted. No fair value adjustment has been carried out in relation to other assets or liabilities, and no intercompany balances have existed between the companies involved in the transaction.
18.2.1 Pro forma financial information

	Castor Holding A/S
	and Nygade 29-39,
	Ikast ApS	Olicom A/S		Consolidated
			Pro forma	Pro forma
	Historical	Historical	adjustment	profit (loss)
Income statement (DKK’000)	2007	2007	2007	2007

Operating profit (loss)	9,585	(4,738)		4,847

Profit (loss) before financial income and expenses	8,763	(4,738)		4,025

Profit (loss) before tax	374	(8,240)		(7,866)

Net loss for the year	(1,048)	(8,240)		(9,288)

	Castor Holding A/S
	and Nygade 29-39,
	Ikast ApS	Olicom A/S		Consolidated
			Pro forma	Pro forma
	Historical	Historical	adjustment	balance sheet
Balance sheet (DKK’000)	2007	2007	2007	2007

Non-current assets[1]	300,190	24,339	15,663	340,192
Receivables	26,314	9,614		35,928
Cash	165	10		175

Assets	326,669	33,963		376,295

Equity[2]	101,281	(11,509)	15,663	105,435
Long-term payables[3]	120,061	0		120,061
Short-term payables[4]	79,681	45,472		125,153
Provisions for deferred tax	25,646	0		25,646

Equity and liabilities	326,669	33,963		376,295

Pro forma adjustment
The adjustment in the pro forma balance sheet relates to consolidated goodwill. Consolidated goodwill has been calculated by applying the purchase method to the reverse acquisition of Olicom A/S. The amount has been calculated as the difference between the Group’s cost of
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Olicom A/S and the value of identifiable net assets of Olicom A/S, a total of DKK 15,663,000.

	Castor Holding
	A/S and
	Nygade 29-39,
	Ikast ApS	Olicom A/S		Consolidate
			Pro forma	Pro forma
	Historical	Historical	adjustment	cash flow
Cash flow statement (DKK’000)	2007	2007	2007	2007

Cash flow from operating activities[5]	8,941	(10,668)		(1,727)

Cash flow from investing activities	(43,927)	(1,410)		(45,337)

Cash flow from financing activities	17,615	12,070		29,685

Change in cash and cash equivalents for the period	(17,371)	(8)		(17,379)

Explanatory notes to the pro forma financial information concerning Castor Holding A/S and Nygade 29-39, Ikast ApS
1. Property, plant and equipment
The greater part of the property, plant and equipment of Castor Holding A/S consists of investments in properties. The year-by-year development in investment properties is described below.

Investment properties (DKK’000)	2007
Cost, 1 January	166,055
Additions for the year	49,547
Disposals for the year	(4,937)
Transfers for the year	—
Foreign currency translation adjustment, etc.	—
Cost, 31 December	210,665

Value adjustments, 1 January	89,438
Value adjustments for the year	52
Foreign currency translation adjustment, etc.	—
Value adjustments, 31 December	89,490

Carrying amount, 31 December	300,155
The value of land and buildings in Denmark totaled DKK 259m at the public property valuation for 2006.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

2. Equity

			Reserve for
			fair value of	Retained
		Share	investment	earnings
	Share capital	premium	assets	(loss)	Total
2007	DKK’000	DKK’000	DKK’000	DKK’000	DKK’000

Equity, 1 January	25,125	—	72,228	(5,310)	92,043

Adjustment due to change of accounting policies			813	(351)	462
Capital increase by Contributions In Kind	3,000	7,000			10,000

Foreign currency translation adjustment relating to separate foreign entities			(217)	41	(176)
Retained earnings (loss)			1,275	(1,275)	—
Net loss for the year		—	—	(1,048)	(1,048)

Equity, 31 December	28,125	7,000	74,099	(7,943)	101,281

The share capital came to DKK 28,125,000 divided into shares of DKK 1,000 each or multiples thereof. No shares carry any special rights.
3. Long-term payables
Repayments falling due within one year have been stated under short-term payables. Other payables have been recognized under long-term payables.
The payables fall due in the following order:

Payables to credit institutions (DKK’000)	2007
Due after 5 years	110,131
Due within 1-5 years	9,930

Non-current maturities	120,061
Due within 1 year	8,031

Total	128,092

Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Payables to banks and credit institutions at 31 December 2007

	2007	Fixed/floating	Interest rate

Payables to credit institution by Castor Holding A/S	7,465	Floating/fixed	4.5%-8.0%
Payables to credit institution by Kanalvej 150-154, Odense ApS	45,502	Floating	5.5%-6.7%
Payables to credit institution by Hadsundvej 164 og Torvegade 14 ApS	36,679	Fixed through swap	4.5%

Payables to credit institution by Nygade 29-39, Ikast ApS	24,015	Fixed	4.0%
Payables to credit institution by Teknikervej 1-3, Fredericia ApS	4,763	Floating/fixed	4.5%-10.0%

Payables to credit institution by Istedvej 2, Padborg, ApS	9,121	Floating	Approx. 6.6%

Payables to credit institution by Broby Properties AB	547	Floating

Total	128,092

Payables to bank by Castor Holding A/S	22,570	Floating	Approx. 8%
Payables to bank by Castor Holding A/S	30,000	Floating	Approx. 8%
Payables to bank by Nygade 29-39, Ikast ApS	211	Floating

Total	52,781

4. Short-term payables
The short-term payables of the Company consist mainly of bank loans. Of total short-term debt items, bank loans accounted for DKK 53m in 2007, DKK 25m in 2006 and DKK 41m in 2005. The bank loans carry a floating interest rate of approx. 8%.
5. Adjustments of cash flows

Cash flow statement – adjustments	2007
Financial income	(495)
Financial expenses	8,884
Value adjustment of investment properties	(52)
Value adjustment of payables	(1,368)
Tax for the year (income)	1,422

Total	8,391

Change in receivables	7,940
Change in suppliers, etc.	2,471
Fair value adjustment recognized in equity	(462)

Total	9,949

Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

18.2.2 Accounting policies
The pro forma financial information has in all material respects been presented in accordance with the accounting policies applied by the Company which, in respect of the most important items, are as follows:
In general
The Annual Report of the Company is prepared in accordance with the provision on recognition and measurement of the International Financial Reporting Standards (IFRS) as adopted by the European Union as well as additional Danish disclosure requirements for annual reports of listed companies, cf. the disclosure requirements of the OMX Nordic Exchange Copenhagen for listed companies and the IFRS Executive Order issued pursuant to the Danish Financial Statements Act.
Value adjustments of investment properties and debt, net
Changes in the fair values of investment properties and associated debt and derivative financial instruments have been recognized in the income statement under the item ‘value adjustments of investment properties and debt, net’.
Goodwill
Acquired goodwill on acquisition of activities or enterprises has been measured at cost less impairment losses. Goodwill is not amortized. The carrying amount of goodwill is assessed on an ongoing basis. Each goodwill amount is related to an activity (cash-flow generating entity), which is subjected to an impairment test at least once a year. The value is written down to the recoverable amount if the carrying amount exceeds the present value of the expected future net income from the activity to which the goodwill relates. The impairment loss is recognized as a separate cost item in the income statement and may not be reversed in subsequent periods.
Investment properties
Investment properties include investments in properties with a view to obtaining a return on the invested capital in the form of operating income from letting and capital gains on resale.
Investment properties are recognized as assets at the acquisition date.
On initial recognition, investment properties are measured at cost which in respect of an acquired investment property includes the acquisition price, costs directly relating to the acquisition and other costs attributable to the acquisition with the addition of subsequent improvements. Costs incurred leading to new and improved features of investment properties are added to the cost as an improvement. Expenses for repair and maintenance are recognized in the income statement in the financial year in which they are incurred.
Investment properties are subsequently measured at the estimated fair value. Measurement is carried out on the basis of calculated value in use of the expected future cash flows.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Changes in the fair values of investment properties are recognized in the income statement in the financial year in which the change occurred.
Long-term and short-term liabilities
Payables to credit institutions are measured at the date of borrowing at the proceeds received less transaction costs incurred. Payables relating to loans in properties are subsequently measured at fair value.
Other long-term and short-term liabilities are measured at amortized cost.
18.3 Financial statements
The Annual Report 2004 of the Company has been prepared in accordance with the Danish Financial Statements Act and includes the consolidated financial statements and the financial statements of the Parent Company.
The Annual Reports for 2005 and 2006 include the consolidated financial statements and the financial statements of the Parent Company prepared in accordance with IFRS.
The Announcement of Financial Results for 2007 includes the consolidated financial statements prepared in accordance with IFRS.
18.4 Auditing of historical annual financial information
18.4.1 Statement on historical financial information
Ernst & Young, Statsautoriseret Revisionsaktieselskab, Tagensvej 86, 2200 Copenhagen N, Denmark, represented by state-authorized public accountants, have audited the historical published financial statements of Olicom A/S for 2004, 2005, 2006 and the Announcement of Financial Results for 2007. The 2004 Annual Report was also audited by KPMG C. Jespersen.
The said financial information is incorporated in the Prospectus by reference to the cross reference table in section 20.1.
The Annual Report 2004 was provided with unqualified audit reports, which included no supplementary information.
The Annual Reports for 2005 and 2006 and the Announcement of Financial Results for 2007 were provided with an unqualified audit report. However, the auditors’ report included an emphasis of matter and is therefore reproduced in its entirety below.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

AUDITORS’ REPORT FOR THE ANNUAL REPORT 2005
To the shareholders of Olicom A/S
We have audited the Annual Report of Olicom A/S for the financial year 1 January — 31 December 2005, which has been prepared in accordance with the International Financial Reporting Standards as approved by the EU and other Danish disclosure requirements for annual reports for listed companies.
The Annual Report is the responsibility of Management. Our responsibility is to express an opinion on the Annual Report based on our audit.
Basis of opinion
We conducted our audit in accordance with Danish Standards of Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the Annual Report is free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Annual Report. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Executive and Supervisory Boards, as well as evaluating the overall presentation of the Annual Report. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Our audit did not result in any qualification.
Opinion
In our opinion, the Annual Report gives a true and fair view of the Group’s and the Parent Company’s assets, equity, liabilities and financial position at 31 December 2005 and of the results of the Group’s and the Parent Company’s operations and consolidated cash flows for the financial year 1 January – 31 December 2005 in accordance with International Financial Reporting Standards as approved by the EU and other Danish disclosure requirements for annual reports for listed companies.
Emphasis of Matter
While this has not impacted on our opinion, we would refer to the information provided in Management’s review, pages 13 and 14, in which Management gives an account of its expectations and the conditions of a strengthened capital base in future. Believing that the condition for strengthening the capital base will be satisfied, the Executive and Supervisory Boards have prepared the annual report on a going concern basis. We agree in the description of the uncertainties and the accounting policies chosen by Management.
Copenhagen, April 10, 2006
Ernst & Young
Statsautoriseret Revisionsaktieselskab

Peter Hertz	Søren Strøm
State-Authorized Public Accountant	State-Authorized Public Accountant
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

THE INDEPENDENT AUDITORS’ REPORT FOR THE ANNUAL REPORT 2006
To the shareholders of Olicom A/S
We have audited the Annual Report of Olicom A/S for the financial year 1 January – 31 December 2007, which comprises the statement by the Executive and Supervisory Boards on the Annual Report, Management’s review, accounting policies, income statement, balance sheet, statement of changes in equity, cash flow statement and notes for the Group as well as for the Parent Company. The Annual Report has been prepared in accordance with International Financial Reporting Standards as approved by the EU and other Danish disclosure requirements for annual reports for listed companies.
The Executive and Supervisory Boards’ Responsibility
The Executive and Supervisory Boards are responsible for the preparation and fair presentation of this Annual Report in accordance with International Financial Reporting Standards as approved by the EU and other Danish disclosure requirements for annual reports for listed companies. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of an Annual Report that is free from material misstatement, whether due to fraud or error; and selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.
Auditors’ Responsibility and Basis of Opinion
Our responsibility is to express an opinion on this Annual Report based on our audit. We conducted our audit in accordance with Danish Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the Annual Report is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Annual Report. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the annual report, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Company’s preparation and fair presentation of the Annual Report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Executive and Supervisory Boards, as well as evaluating the overall presentation of the Annual Report.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Our audit did not result in any qualification.
Opinion
In our opinion, the Annual Report gives a true and fair view of the Group’s and the Parent Company’s financial position at 31 December 2006 and of the results of the Group’s and the
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Parent Company’s operations and consolidated cash flows for the financial year 1 January – 31 December 2006 in accordance with International Financial Reporting Standards as approved by the EU and other Danish disclosure requirements for annual reports for listed companies.
Emphasis of matter
While this has not impacted on our opinion, we would refer to the information provided in Management’s review, pages 8 and 12, in which Management gives an account of its expectations and the conditions of a strengthened capital base in future. Believing that the condition for strengthening the capital base will be satisfied, the Executive and Supervisory Boards have prepared the annual report on a going concern basis. We agree in the description of the uncertainties and the accounting policies chosen by Management.
Copenhagen, April 17, 2007
Ernst & Young
Statsautoriseret Revisionsaktieselskab

Peter Hertz	Søren Strøm
State-Authorized Public Accountant	State-Authorized Public Accountant
18.4.2 Other information
No other information than financial information stated in the Share Registration Document has been audited by the accountants.
18.4.3 Source of data
The financial information for 2005, 2006 and 2007 reproduced in the Share Registration Document derives from the audited Annual Reports and announcements of financial results of Olicom A/S.
18.5 Age of latest financial information
18.5.1 18 or 15 months from the date of the Share Registration Document
The latest audited financial information was obtained not more than 15 months before the date of the Share Registration Document.
18.6 Interim and other financial information
18.6.1 Interim financial statements
The Issuer published an Announcement of Financial Results for 2007 on March 5, 2007. The figures disclosed in the Announcement of Financial Results for 2007 have been audited by the
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Company auditors. No interim financial information has been included in this Share Registration Document.
18.6.2 Nine-month financial statements
On October 25, 2007, the Issuer published financial statements covering the period from January 1 to September 30, 2007. The interim report is not included in this Share Registration Document as the Share Registration Document contains audited financial figures covering the financial year 2007.
18.7 Dividend policy
As regards dividends, the Company will not distribute any retained earnings to shareholders in the short term, but rather apply the funds for consolidation purposes.
In the long term, the dividend policy will be reviewed as the intention is to follow the practice in the market of similar companies. Payment of dividends must be made with due consideration of the requisite consolidation of equity as a basis for the continued expansion of the Group at all times.
18.7.1 Dividend per share for each financial year
No dividends have been paid in the period covered by the historical financial information.
18.8 Legal and arbitration proceedings
The Management of Olicom A/S is not aware of any government, legal or arbitration proceedings instituted against the Company or of any threat of such proceedings.
18.9 Significant changes in the Issuer’s financial or trading position
No significant events have occurred since the publication of Olicom’s Announcement of Financial Results for 2007 on March 5, 2008 which affect the financial or trading position of the Company.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

19 ADDITIONAL INFORMATION
19.1 Share capital
19.1.1 Share capital issued
As at March 12, 2008, the share capital of the Company totaled 17,366,416 shares with a face value of DKK 0.25 per share issued and admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
The share capital of Olicom A/S consists of one share class only.
(a)	In accordance with Article 7.1 of the Company’s Articles of Association, the Board of Directors is authorized to issue up to a nominal amount of DKK 100,000,000, equal to 400,000,000 New Shares with a face value of DKK 0.25 each, and in accordance with Article 7.3, the Board of Directors is authorized to increase the share capital by a nominal amount of DKK 86,832,080, equal to 347,328,320 shares with a face value of DKK 0.25 each.

In the Share Securities Note of March 12, 2008, the Company Management has exercised in full the authority granted in Article 7.3 to make a rights issue against cash payment. Provided that the rights issue is subscribed for in full, the Company’s remaining authority to increase the share capital will constitute a nominal amount of DKK 100,000,000, equal to 400,000,000 shares with a face value of DKK 0.25 each.

(b)	As at March 12, 2008, a nominal amount of DKK 4,341,604 has been issued, equal to 17,366,416 shares, which have all been paid up. No shares have been issued that have not been fully paid up.

(c)	Each share has a nominal value of DKK 0.25. The nominal value of the aggregate share capital is DKK 4,341,604.

(d)	The share capital of Olicom A/S has not been increased or reduced in the period covered by the historical information, cf. section 21.1.7. At the beginning of 2007, the Company had issued 17,366,416 shares with a face value of DKK 0.25 each, corresponding to a nominal amount of DKK 4,341,604.
19.1.2 Shares not representing the share capital
There are no shares which do not represent the share capital.
19.1.3 Number of shares, book value and nominal value
Olicom A/S does not hold any treasury shares.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The Company is authorized within a period of 18 months after the annual general meeting on April 26, 2007 to purchase up to 10% of the Company’s treasury shares at the price quoted at the date of the purchase and a margin of up to +/- 10%.
19.1.4 Convertible and exchangeable securities and warrants
As at March 12, 2008, the Company had obtained no convertible loans and held no exchangeable securities. At the general meeting held on December 20, 2007, the Company decided to convert debt of up to DKK 32.5m to share capital subject to the terms mentioned in section 18.
Olicom A/S has no share option program (warrants) as stated in section 17.3.
19.1.5 Acquisition rights or obligations
There are no acquisition rights and/or obligations relating to approved, but not yet issued, capital and no obligation to increase the capital other than the Contribution In Kind and debt conversion mentioned in section 18.
19.1.6 Options
The Company has not issued any options or warrants (see section 17.3).
19.1.7 History of share capital
From the date of formation on December 12, 1984 to the date of this Share Registration Document, the Issuer’s share capital has developed as follows:

	Nominal	Number of shares of
	Share capital	a nominal value of
	DKK	DKK 0.25 each

Share capital
Incorporation on December 12, 1984 by cash contribution of DKK 2,850,000 against shares of DKK 100 each	2,850,000	11,400,000
Capital increase on August 25, 1992 by cash contribution of DKK 100,000 against shares of DKK 290 each.	100,000	400,000
Capital increase on October 29, 1992 by cash contribution of DKK 902,500 against shares of DKK 29,782 each.	902,500	3,610,000
Capital increase on May 14, 1993 by cash contribution of DKK 106,670 against shares of DKK 14,816 each.	106,670	426,680
Capital increase on May 23, 1996 by cash contribution of DKK 25,325 against shares of DKK 14,258.71 each.	25,325	101,300
Capital increase on May 29, 1997 by cash contribution of DKK 634,355.75 against shares of DKK 45,800 each.	634,356	2,537,423

Capital increase on January 27, 1999 by cash contribution of DKK 24,903.25 against shares of DKK 54,598.66 each.	24,903	99,613
Capital reduction on May 16, 2001 by cash payment of DKK 302,150 for shares of DKK 39,638.67 each.	(302,150)	(1,208,600)

Total	4,341,604	17,366,416

Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

At the extraordinary general meeting of the Company on December 20, 2007, it was resolved to increase the share capital of Olicom A/S in connection with a conversion of the Company’s activities from venture investments into a real estate investment company.
Firstly, it was resolved to increase the Company’s share capital by a nominal amount of DKK 128,326,316, equal to an issue of 513,305,264 New Shares in Olicom with a face value of DKK 0.25 each in connection with the Contribution In Kind and conversion of debt.
The capital increase is subscribed for solely by the company ADR Nr. 1904 ApS, Rahbeks Allé 21, 1801 Frederiksberg C, Denmark (Central Business Register No. 15 13 35 38), which is wholly owned by Jesper Jørgensen, Manager, and concerns a Contribution In Kind of a real estate portfolio by way of contribution of the companies Castor Holding A/S and Nygade 29-39, Ikast ApS of a nominal amount of DKK 100,000,000 as well as conversion of an amount receivable by ADR from Olicom A/S of a nominal amount of DKK 28,326,316. The said receivable came into existence in the period after February 1, 2005 in connection with the financing of the Company’s cash needs. The subscription price has been fixed at DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25.
Contribution in kind and conversion of debt relating to receivables by ADR nr. 1904 ApS

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	3.27%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	96.73%

Total	132,667,920	530,671,680	100.00%

After the capital increase, the Company’s share capital will total a nominal amount of DKK 132,667,920, equal to 530,671,680 shares with a face value of DKK 0.25 each.
Secondly, it was resolved to increase the capital by DKK 3,962,266, equal to 15,849,064 New Shares with a face value of DKK 0.25 each, concerning conversion of an amount receivable by AXI Alpha X Investor Limited, P.O Box 203, Sct. George’s Court, Upper Church Street, Douglas, Isle of Man, IM99 1RB, England, from Olicom A/S. The said receivable came into existence in the period after January 1, 2005 in connection with the financing of the Company’s cash needs. The subscription price has been fixed at DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25. It is a condition for the conversion of debt that the cash proceeds from the capital increase in the Company is less than DKK 80,000,000 by July 1, 2008.
Furthermore, it was resolved to include an authority in Article 7.3 of the Company’s Articles of Association to implement a share issue against cash payment with pre-emption rights for Existing Shareholders of up to a nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares with a face value of DKK 0.25 each. In relation to the capital increase authorized by Article 7.3 of the Articles of Association, ADR Nr. 1904 ApS has made an irrevocable commitment to waive the pre-emption right over New Shares for the said nominal amount of DKK 128,326,316. The subscription price for the share issue against cash payment has been fixed at DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

On publication of the Share Securities Note of March 12, 2008, the Board of Directors of the Company has exercised the authority granted by Article 7.3 of the Company’s Articles of Association and seeks to make a share issue against cash payment with pre-emption rights for Existing Shareholders of a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares in Olicom A/S with a face value of DKK 0.25 each.
If the rights issue is implemented, the Company’s share capital will increase as specified in the tables below.
Rights issue at minimum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	2.46%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	72.65%
Debt conversion relating to AXI Alpha X Investor Limited	3,962,266	15,849,064	2.24%
Rights issue at minimum subscription	40,000,000	160,000,000	22.65%

Total	176,630,186	706,520,744	100.00%

At minimum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 176,630,186, equal to 706,520,744 shares with a face value of DKK 0.25 each.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008 on an underwriting guarantee for subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
Rights issue at maximum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	1.98%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	58.46%
Debt conversion relating to AXI Alpha X Investor Limited	—	—	—
Rights issue at maximum subscription	86,832,080	347,328,320	39.56%

Totale	219,500,000	878,000,000	100.00%

At maximum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 219,500,000, equal to 878,000,000 shares with a face value of DKK 0.25 each.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

19.2 Memorandum and Articles of Association
Reference is made to the Memorandum of Association of Olicom A/S dated December 12, 1984 as well as the latest Articles of Association of Olicom A/S which were registered with the Danish Commerce and Companies Agency in January 2008 and may be obtained as stated in section 24 of this Share Registration Document.
19.2.1 Objects
The objects of the Company are:
(a)	to make direct or indirect investments in companies, properties or other assets and financial instruments in Denmark and abroad;

(b)	directly or indirectly through companies in which the Company holds equity interests, to arrange and manage direct or indirect investments in companies, properties and other assets and financial instruments in Denmark and abroad; and

(c)	to carry on any other business activities which, in the opinion of the Board of Directors, are related to, promote or derive from the objects above.
The objects are defined in Article 3 of the Issuer’s Articles of Association. The Company’s Memorandum of Association contains no definition of objects.
19.2.2 Summary of the Articles of Association
Articles 22-27 of the Issuer’s Articles of Association, which govern matters concerning the Company’s Management, are summarized below:
Article 22 Board of Directors
The Company is managed by a Board of Directors composed of not less than three (3) and not more than eight (8) members elected by the general meeting. Board members are elected for a term of one year until the end of the Annual general meeting of the following year. Board members are eligible for re-election. Furthermore, Company employees may be represented on the Board of Director by members elected in accordance with applicable statutory rules.
The Board of Directors and the Executive Board are in charge of managing the Company’s affairs. The Board of Directors shall ensure an appropriate planning of the Company’s activities, the mutual relationship between the Board of Directors and the Executive Board being determined by the rules of the Danish Companies Act.
Article 23 Chairman, rules of procedure, minute book and executive committees The Board of Directors shall elect the Chairman and Deputy Chairman among its numbers and lay down rules of procedure for the conduct of its business. The Board of Directors shall convene as often as it is deemed necessary and otherwise at the request of a Board member or a Manager. Proceedings at Board meetings are entered into a minute book which must be
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

signed by the Board members present. Board meetings may be conducted by telephone conference or the use of other electronic media, including video conferences, subject to the consent of all Board members.
The Board of Directors may set up one or more committees to monitor specific areas on its behalf, including a “Compensation Committee” and an “Audit Committee”. Decisions made by such committees must be submitted to the Board of Directors. The Board of Directors shall elect the chairman and may elect a deputy chairman of such committees as well as lay down the rules of procedure for their work. The committees shall convene as often as deemed necessary.
Article 24 Quorum
The Board members form a quorum when at least half of the Board members elected by the general meeting are present.
Article 25 Majority of votes
Resolutions are carried by simple majority of the Board members present. In case of parity of votes, the Chairman has the casting vote.
Article 26 Executive Board
The Board of Directors shall appoint an Executive Board composed of up to five (5) members to undertake the day-to-day management of the Company.
Article 27 Power to bind the Company
The Company is bound by the joint signatures of the Chairman and a Board member, by the joint signatures of a Board member and a Manager, or by the joint signatures of all Board members.
The Board of Directors may grant power of procuration, single or joint.
19.2.3 Rights, preferences and restrictions of each share class
Articles 4-9 of the Issuer’s Articles of Association prescribe the following rights attaching to Existing Shares:
Article 4 Share capital
The Company’s share capital totals DKK 4,341,604 divided into 17,366,416 shares of DKK 0.25 each.
The share capital has been fully paid up.
Share certificates may be issued in multiples of DKK 0.25.
Article 5 Shares
Each share of DKK 0.25 carries one vote.
No shareholder shall be obliged to have his shares redeemed in full or part.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

The shares must be issued to bearer and recorded in the name of the holder in the Register of Shareholders of the Company.
The Board of Directors is responsible for keeping the Register of Shareholders of the Company.
The shares must be negotiable instruments, and no restrictions apply to the negotiability of the shares.
The keeper of the Company’s Register of Shareholders is VP Investor Services (VP Services A/S), Helgeshøj Allé 61, 2630 Taastrup, Denmark.
Article 6 Capital increase
Resolutions to increase the Company’s share capital must be made by the general meeting in accordance with the Danish Companies Act.
Article 7 Authority to implement capital increase
7.1	The general meeting of the Company has authorized the Board of Directors to increase the Company’s capital one or more times by up to DKK 100,000,000 (i.e. 400,000,000 shares of DKK 0.25 each) as determined by the Board of Directors in respect of timing and terms. The said authority applies for a period of five (5) years until December 20, 2012 and may be extended by the general meeting for one or more five-year periods at a time. Increases pursuant to the said authority must be implemented by cash payment, by contribution of assets other than cash or by debt conversion. Notwithstanding the provision of Article 6, increases of the share capital may be implemented without pre-emption rights in favor of existing shareholders of the Company.

7.2	New shares issued in connection with capital increases pursuant to Article 7.1 must carry the same rights as the Existing Shares. The shares must be negotiable instruments, issued to bearer and subject to the same provisions as those applicable to older shares, cf. Article 5. The new shares must entitle their holders to dividends from the date determined by the Board of Directors, but not later than for the financial year following the adoption of the capital increase or share issue.

7.3	Until July 1, 2008, the Board of Directors is authorized by the general meeting to increase the Company’s share capital by up to DKK 86,832,080 at a price of DKK 0.25 per share of DKK 0.25, and by cash payment and with pre-emption rights in favor of existing shareholders at the time determined by the Board of Directors. The Board of Directors shall lay down the detailed conditions in respect of timing and terms, however, the provisions of Article 7.2 apply correspondingly.

7.4	The Board of Directors is authorized to amend the Articles of Association as necessary to exercise the said authority and implement the said capital increases.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Article 8 Dividends
The shares carry no coupon sheets attached. Share dividends may be paid by the Company in full discharge by sending the payment to the individual shareholder at the address recorded in the Company’s Register of Shareholders at the date of the annual general meeting.
In respect of shareholders whose shares are registered with VP Securities Services, dividends on Company shares are paid by the Company through VP Securities Services to the individual shareholder’s account with the custodian bank.
The right to dividends expires five (5) years after the date of the general meeting at which the distribution of dividend was resolved.
Article 9 Cancellation
Lost share certificates may be replaced by the issue of new share certificates at the shareholder’s expense when the lost shares have been lawfully cancelled. Such cancellation must be effected in accordance with the rules on extra-judicial cancellation laid down in the Danish Companies Act.
19.2.4 Actions to change the shareholders’ rights
Regarding actions to change the shareholders’ rights, Article 19 prescribes that items discussed at general meetings must be resolved by a simple majority of the votes present unless a special majority or representation is prescribed by the Danish Companies Act or the Articles of Association.
Furthermore, proposals to amend the Articles of Association which are not made or endorsed by the Board of Directors may only be adopted by the general meeting if more than half of the shares and votes are represented at the general meeting and at least three quarters (3/4) of the shares and votes represented vote in favor of the proposal.
19.2.5 Provisions governing annual and extraordinary general meetings
Annual and extraordinary general meetings are held in accordance with Articles 10-21 of the Issuer’s Articles of Association.
Article 10 General meetings
Within the scope of applicable law and these Articles of Association, the general meeting is the supreme authority of the Company.
Article 11 Location of general meetings
General meetings are held in the Greater Copenhagen area.
Article 12 Annual general meetings
Olicom A/S
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Share Registration Document of March 12, 2008

Annual general meetings must be held in due time for the audited and approved Annual Report to be submitted to the Danish Commerce and Companies Agency within four months of the end of the financial year.
The agenda of the annual general meeting must include:
1.	Management’s review of the Company’s activities in the past financial year.

2.	Presentation of the annual report and consolidated financial statements, including auditors’ report, for approval and discharge of the Executive Board and the Board of Directors.

3.	Decision on the application of profits or cover of loss according to the approved annual report.

4.	Election of members for the Board of Directors.

5.	Election of auditors.

6.	Any decision to authorize the Board of Directors to buy back up to 10% of the shares in the Company.

7.	Any proposals from the Board of Directors or shareholders.
Article 13 Extraordinary general meetings
Extraordinary general meetings are held at the resolution of the general meeting or the Board of Directors, or if requested by the Company auditors or shareholders together representing at least one tenth (1/10) of the nominal value of the total share capital. Such request must be in writing and submitted to the Board of Directors accompanied by the proposed agenda. The Board of Directors shall subsequently convene the general meeting within two weeks after receipt of the request and at the notice specified in Article 14 below.
Article 14 Notice to convene
General meetings are convened by the Board of Directors by e-mail sent at a notice of not less than eight (8) days and not more than four (4) weeks to the shareholders recorded in the Register of Shareholders who have requested to receive the notice by e-mail, and otherwise by announcement as determined by the Board of Directors. General meetings may furthermore be convened by letter on the same terms as in the case of e-mails to shareholders who make a specific request to the Company to that effect. The notice must include the agenda for the general meeting. Where proposals to amend the Articles of Association are to be considered at the general meeting, the essentials of such proposals must be stated in the notice.
System requirements and procedures for the distribution of the notice by e-mail are available at the Company website at www.olicom.com.
Article 15 Inspection
Not later than eight (8) days before the general meeting, the agenda and the complete proposals, and in respect of the annual general meeting also the annual report comprising the consolidated financial statements with statements by the Board of Directors and the Executive Board and independent auditors and Management’s review, must be made available for inspection at the Company’s offices by shareholders recorded in the Register of Shareholders as well as forwarded to any listed shareholder who has so requested or as required by the NASDAQ Stock Market.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Article 16 Proposals by shareholders
Proposals by shareholders to be addressed at the annual general meeting must be submitted in writing to the Board of Directors of the Company not later than one (1) month after the end of the financial year. Proposals by shareholders which are received after the said time limit may be included, if the Board of Directors receive them in writing in due time before the general meeting to include them on the agenda.
Article 17 Chairman of the meeting
A chairman elected before the meeting by the Board of Directors shall preside over the general meeting. The chairman need not be a shareholder. The chairman shall decide in all matters concerning the proceedings of the general meeting. Written votes usually take place by the use of proxy cards, unless the general meeting waives the use of such cards at the chairman’s request.
Article 18 Minutes of general meetings
Proceedings at general meetings are entered in a minute book which must be signed by the chairman of the meeting and the Directors present.
Article 19 Majority of votes
All items considered at general meetings are resolved by a simple majority of votes among the attendees unless a special majority or representation is prescribed by the Danish Companies Act or these Articles of Association.
Proposals to amend the Articles of Association which are not made or endorsed by the Board of Directors may only be adopted by the general meeting if more than half of the shares and votes are represented at the general meeting and at least three quarters (3/4) of the shares and votes represented vote in favor of the proposal.
Article 20 Admission to general meetings and voting rights
Any shareholder who has requested an admission card to the general meeting at least five (5) days in advance is entitled to participate. Admission cards are issued to all persons recorded as shareholders in the Register of Shareholders. Admission cards will be handed out against proof of identity at the Company’s offices or another location as specified in the notice convening the general meeting.
Shareholders who have acquired shares by transfer may only exercise their voting rights on such shares if, at the time when the general meeting is convened, the shares have been recorded in the Register of Shareholders of the Company, or if the individual shareholder has notified and proved his purchase. However, the shares acquired will be considered as represented at the general meeting even though the voting rights cannot be exercised if the shares have been recorded in the Register of Shareholders or the shareholder has notified and proved his purchase before the general meeting.
Article 21 Proxy
Voting rights may be exercised by proxy — who need not be a shareholder — provided that the said proxy proves his right to participate at the general meeting by producing an admission card and a written and dated proxy document. No proxy document may be valid more for than one year at a time.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

19.2.6 Brief description of the Issuer’s Articles of Association and other provisions
The Company’s Articles of Association include no provisions that would have an effect of delaying, deferring or preventing a change in control.
As regards shareholders’ right to exercise influence on the Company’s Articles of Association at general meetings, the relevant provisions are laid down in Articles 19-21 above.
19.2.7 Provisions governing ownership threshold
The Issuer’s Articles of Association contain no provisions on the ownership threshold.
Disclosure requirement
Shareholders of companies admitted to trading and official listing on the OMX Nordic Exchange Copenhagen must promptly report to the Company or the Danish Financial Supervisory Authority if their shareholding in the listed company constitute or no longer constitute the following levels:
I.	5% of the votes attaching to the shares

II.	5% of the Company’s registered share capital
Majority shareholders must also notify the Company, if their shareholding exceeds or no longer exceeds 5, 10, 15, 20, 25, 50 and 90% or one third or two thirds of the total number of the votes attaching to the Company’s shares or of the Company’s registered share capital. When the Company receives such notifications, the Company shall make a public announcement of the information received via the chosen information system, and both the Company and the major shareholder must send the announcement to the Danish Financial Supervisory Authority.
The calculation of the shareholding must comprise shares owned by the relevant shareholder, shares controlled directly or indirectly by the shareholder and shares owned by persons forming part of a group with the relevant shareholder. The notification must comprise the full name and address of the relevant shareholder and the registered office of legal entities, number of shares and their nominal value. Persons who are subject to the disclosure requirements must promptly disclose information about any provision in shareholders’ agreements that is likely to affect the free transferability of the shares or that may have significant influence on the price.

19.2.8	Description of conditions imposed by the Articles of Association or other provisions governing changes in the capital
The Issuer’s Articles of Association contain no provisions on changes in the share capital other than those mentioned under section 21.2.3 above.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

Financial calendar for the financial year 2008
Olicom A/S has adopted the following financial calendar for 2008:

Annual Report 2007:	April 22, 2008
Annual general meeting:	April 29, 2008
Financial Results for Q1 2008:	May 29, 2008
Financial Results for H1 2008:	August 28, 2008
Financial Results for Q3 2008:	November 25, 2008
20 MATERIAL CONTRACTS
The Company is not a party to any material contracts other than those entered into in connection with the ordinary operations of the Company.

21	THIRD PARTY INFORMATION AND STATEMENT BY EXPERTS AND DECLARATIONS OF ANY INTEREST
21.1 Assessment of the examination activities of the Issuer
No expert statements or reports are reproduced in this Share Registration Document.
21.2 Independent estimate of resources
No third party statements are reproduced in this Share Registration Document.
22 DOCUMENTS ON DISPLAY
All documents are available for inspection during ordinary office hours at 9:00 a.m.-3:00 p.m., at Olicom A/S, Rahbeks Allé 21, 1801 Frederiksberg C, Denmark.
The following documents are available for inspection and will be handed out upon request:
•	Memorandum of Association

•	Articles of Association

•	Annual Report 2004

•	Annual Report 2005

•	Annual Report 2006

•	Announcement of Financial Results for 2007

•	General meeting resolution of December 20, 2007

•	Report of the Board of Directors of December 11, 2007 pursuant to section 29(2)(ii) of the Danish Companies Act and auditors’ opinion of December 11, 2007 pursuant to section 29(2)(iii) of the said Act

•	This Share Registration Document
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

23 INFORMATION ON HOLDINGS
Subsidiaries:
Anpartsselskabet af 10. april 2006, wholly-owned subsidiary:
Name: Anpartsselskabet af 10. april 2006 (Central Business Register No. 29 50 90 85)
Country of registered office and domicile: Denmark.

The activities of Anpartsselskabet af 10. april 2006 exclusively concern the investment in Kommanditselskabet af 21. juli 2005 and lending to portfolio companies of the latter. The company is wholly owned by Olicom, and the subsidiary has the same Management as Olicom A/S.
After the Contribution In Kind, Olicom A/S will have the following additional subsidiaries:
Castor Holding A/S 100%, wholly-owned subsidiary:
Name: Castor Holding A/S (Central Business Register No. 28 31 10 44)
Country of registered office and domicile: Denmark.
Nygade 29-39, Ikast ApS, wholly-owned subsidiary:
Name: Nygade 29-39, Ikast ApS (Central Business Register No. 28 88 56 36)
Country of registered office and domicile: Denmark.
Associates
Investments in portfolio companies concern:
28.4% of K/S af 21. juli 2005 (Central Business Register No. 28 89 96 61) with its registered office in Rudersdal Municipality. The share capital totals DKK 48,317,200. The Limited Partnership is managed jointly with the venture company IVS A/S in proportion to their respective ownership interests. IVS A/S is a venture company that is unrelated to Olicom A/S.
Ownership interests of Olicom A/S in portfolio companies through K/S af 21. juli 2005 are as follows:
24.3% of the share capital of Comlog A/S (Central Business Register No. 20 17 32 89) with its registered office in Aabybro Municipality. The share capital totals DKK 2,144,144.
48.5% of the share capital of Scalado AB with its registered office in Lund, Sweden. The share capital totals SEK 641,310.
8.3% of the share capital of Hymite A/S (Central Business Register No. 21 82 58 40) with its registered office in Lyngby-Taarbæk Municipality. The share capital totals DKK 3,370,888.
Olicom A/S
Central Business Register No. 76 80 00 14
Share Registration Document of March 12, 2008

SHARE SECURITIES NOTE
Contents:

Introduction	1
1 Risk factors	7
2 Key information	10
3 Information concerning the securities to be offered/admitted to trading	16
4 Terms and conditions of the offer	21
5 Admission to trading and dealing arrangements	30
6 Selling securities holders	31
7 Expense of the issue	31
8 Dilution	33
9 Additional information	35

Appendix 1	1
Expressions and definitions	4
Olicom A/S
Central Business Register No. 76 80 00 14
Share Securites Note of March 12, 2008

INTRODUCTION
This Share Securities Note has been prepared as a consequence of the increase of the share capital of Olicom A/S.
Contribution In Kind and debt conversion
At the extraordinary general meeting of the Company on December 20, 2007, it was resolved to implement the following capital increases in Olicom A/S:
•	A Contribution In Kind of the companies Castor Holding A/S and Nygade 29-39, Ikast ApS of a total nominal amount of DKK 100,000,000, equal to 400,000,000 New Shares in Olicom A/S with a face value of DKK 0.25 each. The Contribution In Kind is subscribed for solely by ADR. ADR is wholly owed by Jesper Henrik Jørgensen, Manager, Bregnegårdsvej 15, 2920 Charlottenlund, Denmark.

•	Conversion of debt into share capital of a nominal amount of DKK 28,326,316, equal to 113,305,264 concerning ADR.

•	Conversion of debt relating to receivables by the company AXI Alpha X Investor Limited of a nominal amount of DKK 3,962,266, equal to 15,849,064 shares in Olicom A/S with a face value of DKK 0.25.
The capital increase relating to the Contribution In Kind and debt conversion thus constitutes a minimum nominal amount of DKK 128,326,316, equal to 513,305,264 New Shares with a face value of DKK 0.25, and a maximum nominal amount of DKK 132,288,582, equal to 529.154.328 New Shares in Olicom A/S with a face value of DKK 0.25 each.
The subscription price for both the Contribution In Kind and the debt conversion was fixed at DKK 0.25 free of charges per share in Olicom A/S with a face value of DKK 0.25.
Rights issue against cash payment
It was furthermore resolved at the extraordinary general meeting on December 20, 2007 to exercise an authority granted in Article 7.3 of the Company’s Articles of Association to issue shares against cash payment with pre-emption rights for existing shareholders of the Company of a nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares in Olicom A/S with a face value of DKK 0.25 each.
The Board of Directors has exercised the authority granted in Article 7.3 of the Company’s Articles of Association to make a rights issue against cash payment that has been fixed at a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares.
The shares are offered with pre-emption rights for existing shareholders of the Company at a ratio of 1:20 so that one (1) Existing Share entitles the holder to subscribe for twenty (20) New Shares (such subscription rights are hereinafter referred to as “Subscription Rights”).
On March 27, 2008 at 12:30 p.m. (CET), 20 Subscription Rights for each Existing Share with a face value of DKK 0.25 will be granted to everybody registered with VP Securities Services as a Company shareholder.
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Subscription Rights may be traded already from March 25, 2008 to April 7, 2008, both days included.
The Subscription Rights may be exercised for subscription for New Shares as from March 28, 2008 at 9:00 a.m. (CET) until April 10, 2008 at 4:00 p.m. (CET) (the “Subscription Period”). After expiry of the Subscription Period, the right to subscribe for New Shares will lapse, and the validity and value of the Subscription Rights will expire. The holders of such Subscription Rights are not entitled to compensation. Any New Shares not subscribed for by Company shareholders under their pre-emption rights or by investors under Subscription Rights acquired by them will be allocated to Capinordic A/S, the Issuing Agent, against payment of the Offer Price and without any compensation to holders of Subscription Rights to ensure that the minimum number of shares is issued. The New Shares are sought admitted to trading and listing on the OMX Nordic Exchange Copenhagen, the expected first day of trading being April 15, 2008.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008 on an underwriting guarantee for the subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
At the extraordinary general meeting, the subscription price for the New Shares in Olicom A/S under the rights issue was fixed at DKK 0.25 free of charges per share of DKK 0.25.
The New Shares will carry the same rights as the Company’s Existing Shares. The New Shares will carry rights to full dividends as from the financial year 2007. In the Announcement of Financial Results for 2007 of March 5, 2008, the Board of Directors proposed that no dividend be distributed for 2007.
General information
The Share Securities Note is not intended to form the basis of an investment or other assessment, and the Share Securities Note should not be considered a recommendation on the part of Olicom A/S to readers of the Share Securities Note to subscribe for or buy shares in Olicom A/S. Potential investors should themselves assess whether the information of the Share Securities Note is relevant, and any purchase should be based on the inquiries deemed necessary by such investors.
Nobody is permitted to provide information or make statements not contained in this Share Securities Note, and no such information or statements made can be considered to be endorsed by Olicom A/S. Delivery of the Share Securities Note cannot at any time be considered a warranty that no changes have occurred in the activities or affairs of Olicom A/S since the date of publication of the Share Securities Note or that information herein is correct at any time after the date of publication of the Share Securities Note. Pursuant to Executive Order No. 1232 of October 22, 2007, any significant new circumstances, material error or incorrectness in connection with the information stated in the Share Securities Note that is likely to affect the valuation of the securities and that occurs or is established in the period from approval of the Share Securities Note and the closing of the public Offer or first day of trading on a regulated market, must be stated in a supplement to the Share Securities Note. Any such addendum must be approved within seven business days and published in accordance with section 25.
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The Share Securities Note was drafted in Danish and translated into English. In case of any discrepancies, the Danish version shall prevail. The Danish version contains certain additional statements required under Commission Regulation (EC) No. 809/2004, including a statement by the Issuing Agent, which have not been included in the English version. The Company shares are not subject to any restrictions on negotiability and resale.
The Share Securities Note is not an offer to sell or a solicitation by or on behalf of Olicom A/S to buy shares in any jurisdiction where such offer or solicitation is not approved or to persons to whom it is unlawful to provide such offer or solicitation. The Share Securities Note should not be communicated, reproduced or otherwise redistributed.
References in the Share Securities Note to “Olicom”, the “Company” or the “Issuer” are references to Olicom A/S.
This Share Securities Note may not be distributed or otherwise made available, the New Shares may not directly or indirectly be offered or sold, and the Subscription Rights may not directly or indirectly be exercised or otherwise offered or sold in the United States, Canada, Australia or Japan, unless such distribution, offer, sale or exercise is permitted pursuant to the applicable law of the jurisdiction concerned. The Company and the Issuing Agent must receive satisfactory evidence thereof.
This Share Securities Note may not be distributed or otherwise made available, the New Shares may not be offered or sold, and the Subscription Rights may not be exercised or otherwise offered or sold in any jurisdiction, unless such distribution, offer, sale or exercise is permitted pursuant to the applicable law of the jurisdiction concerned, and the Company. The Issuing Agent may require satisfactory evidence thereof.
As a result of such restrictions imposed by applicable law of individual jurisdictions, the Company expects that investors domiciled in the United States, Canada, Australia, Japan and other jurisdictions may not be permitted to receive this document and thus will not be able to exercise the Subscription Rights and subscribe for the New Shares. Olicom will not make any offer or solicitation of any kind which may be unlawful to any person. The Subscription Rights have not been and will not be registered pursuant to the United States Securities Act of 1933 as amended (“US Securities Act”) or securities legislation in individual states of the United States. Any transfer of the Subscription Rights is prohibited except by way of offering or sale pursuant to Regulation S of the US Securities Act (“Regulation S”).
The New Shares are not and will not be registered pursuant to the US Securities Act or securities legislation of individual states, and will be offered and sold (i) in the United States, if permitted pursuant to Rule 801 of the US Securities Act, to existing US shareholders of Olicom A/S pursuant to Rule 801 of the US Securities Act; and (ii) outside the United States in offshore transactions pursuant to Regulation S. New Shares acquired in connection with the Offer will be considered to be “restricted securities” as defined in Rule 144(a)(3) of the US Securities Act to the same extent and in the same proportion as applicable to the Existing Shares of the shareholders at the allotment date.
Any communication of this Share Securities Note in or to the United Kingdom and any communication that may be effective in the United Kingdom is made solely on the basis of the exception contained in section 67 of the Financial Services and Markets Act 2000 from the restrictions of section 21 of the Financial Services and Markets Act 2000 (Financial
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Promotion Order 2001). The shares may only be sold and the Share Securities Note may only be delivered to persons falling within that exception.
Notification to persons domiciled in the United States
The Subscription Rights and the New Shares have not been approved, rejected or recommended by the US Securities and Exchange Commission, financial supervisory authorities of individual states in the United States or other supervisory authorities in the United States, and none of the said authorities have made any declarations or statements regarding the Offer or whether this document is correct or complete. Declarations to the contrary are considered to constitute a criminal offence in the United States.
The Offer relates to securities in a Danish company. The Offer is governed by Danish disclosure requirements, which differ from the disclosure requirements under US law. Any financial statements herein have been prepared in accordance with International Financial Reporting Standards (IFRS) and may not be comparable with the financial statements of US companies.
It may be difficult to enforce investors’ rights and claims pursuant to US federal securities legislation as Olicom A/S is domiciled in Denmark and some or all of the Company’s executive employees and members of the Board of Directors may be domiciled in Denmark. It may be impossible to bring an action against a non-US company or its executive employees or board members before a court outside the United States concerning violation of US securities legislation. It may be difficult to force a non-US company and its affiliated enterprises to comply with decisions by US courts.
Notification concerning the European Economic Area
In relation to the individual member states of the European Economic Area which have implemented the Prospectus Directive (each a “Relevant Member State”), the Issuing Agent has declared and accepted that, with effect from the date of implementation of the Prospectus Directive in the Relevant Member State (the “Relevant Implementation Date”), the Issuing Agent has not made and will not make any public offer of Subscription Rights or New Shares in a Relevant Member State before having published a prospectus concerning the shares which has been approved by the competent authority of the Relevant Member State in question, or, where applicable, approved in another Relevant Member State and notified to the competent authority of the Relevant Member State concerned, all pursuant to the Prospectus Directive. With effect from the relevant implementation date, a public offer of shares may at any time be made in a Relevant Member State:
(a) to legal entities which are authorized or intended to operate in the financial markets or, if not so authorized or intended, the objects of which is exclusively to invest in securities;
(b)	to any legal entity meeting two or more of the following criteria: (1) an average of at least 250 employees in the last financial year, (2) a balance-sheet total in excess of EUR 43,000,000, and (3) an annual revenue in excess of EUR 50,000,000 as disclosed in the latest annual or consolidated financial statements;

(c)	to less than 100 natural or legal persons per country within the EU/EEA that are not qualified investors (as defined in the Prospectus Directive); or
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(d)	in all circumstances not requiring the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
In relation to the above, the expression a “public offer of Subscription Rights or New Shares” concerning shares in a Relevant Member State means the communication, of any kind and by any means, of sufficient information about the terms and conditions of the Offer and the New Shares to be issued which enables investors to make a decision to purchase or subscribe for the shares, as amended in the Relevant Member State concerned by any measures whereby the Prospectus Directive is implemented in the Relevant Member State concerned. The expression “Prospectus Directive” means Directive 2003/71/EC and comprises all relevant implementation procedures in the individual Relevant Member States.
Notification to persons domiciled in Canada, Australia, Japan and other jurisdictions
The Subscription Rights and the New Shares have not been approved, rejected or recommended by foreign financial supervisory authorities, and no such authorities have made any declarations or statements regarding the Offer or whether this document is correct or complete.
Enforcement of judgments
The Company is a public company incorporated in Denmark. The members of the Company Management are residents of Denmark or Sweden, and all or a substantial part of the assets of the Company and the said persons are located in these countries. As a result, investors may not be able to have a writ of summons served outside Denmark on the Company or the said persons, or have courts outside Denmark enforce judgments passed by a court outside Denmark on the basis of applicable legislation in jurisdictions outside Denmark.
Notification to persons domiciled in New Hampshire
NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF NEW HAMPSHIRE REVISED STATUTES ANNOTATED 1955 AS AMENDED (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED, OR GIVEN APPROVAL TO ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
Please refer to the section ‘Risk factors’ in the Share Securities Note for a description of material factors relating to investments in Olicom A/S.
Forward-looking statements
Certain statements in this Share Registration Document, including certain statements in the section ‘Risk factors’, are based on the view of the Management of Olicom A/S, the assumptions made by Management and the information currently available to Management. Such statements may be forward-looking statements. All statements except historical facts in this Share Securities Note, including without limitation statements concerning the financial position, business strategy, plans and goals for future operations of Olicom A/S (including development plans and goals concerning the products of Olicom A/S) are forward-looking
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statements implying known and unknown risks, uncertainties and other factors that may cause the actual results, development or performance of Olicom A/S to deviate significantly from the future results, the development or the performance stated expressly or by implication in connection with such forward-looking statements. The forward-looking statements are based on assumptions of future events, including various assumptions concerning the present and future business strategies of Olicom A/S that may prove to be incorrect. The actual results, developments or performance of Olicom A/S may deviate significantly from the forward-looking statements of the Share Securities Note as a result of material factors, including risks related to market developments, unforeseen difficulties with the various cooperation agreements and subsidiaries of Olicom A/S in Denmark, the competitive situation for the business areas and markets of Olicom A/S and other factors mentioned in the Share Securities Note, including the factors mentioned in the section ‘Risk factors’. The forward-looking statements of the Share Securities Note are only valid as at the date of publication of the Share Securities Note, and Olicom A/S assumes no obligation to publish any update or revision of forward-looking statements, whether as a result of new information, future events or other matters.
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1 RISK FACTORS
In general
Investing in shares involves a high risk, and investors may risk losing all or part of their investment. Investors should therefore make a thorough analysis of this Share Securities Note and assess the financial, legal, market and other risks before making any final decision to invest in the Company’s shares. In the following sections, Management has provided an account of the risk factors deemed by Management to be the most significant ones in relation to an investment in the Company. The list is non-exhaustive, and risk factors are not listed by order of priority, just as other risk factors may adversely affect the share investment in both the short and long term.
Risks of investing in shares
Olicom A/S will apply for admission of the shares to trading and listing on the OMX Nordic Exchange Copenhagen. It cannot be ruled out that the share price may fluctuate considerably in that connection. Due to the share market volatility, the price of the Company’s shares may be influenced by factors not exclusively attributable to the Company’s affairs.
It should also be noted that the liquidity of a company’s shares, including the shares in Olicom A/S, is an essential parameter for the pricing of the shares and the shareholders’ possibility to buy and sell shares at the price quoted on the OMX Nordic Exchange Copenhagen, where the Company’s shares are expected to be admitted to trading.
Discontinuing operations
The Company’s existing business area concerning investments in technology companies is to be disposed of in the near future. The Company has recognized equity investments in and receivables from such portfolio companies at just over DKK 32m in the balance sheet. According to the Company Management, this valuation will not result in losses in connection with the disposal of the operations.
Several years of loss-making activities
For a number of years, the Company has recorded substantial losses, and equity stood at a negative amount of DKK 11.5m at the date of this Prospectus. Consequently, there is a need for contributions of both capital and assets. By contributing the real estate portfolio mentioned in the Share Registration Document of March 12, 2008 and implementing a rights issue of which DKK 40.0m has been secured by an underwriting guarantee, the Company will obtain a number of properties and funds that will enable the development of the real estate portfolio with a view to increasing the return on the investment. However, there is no guarantee that the resources injected are sufficient to ensure the expected development, just as the approval and planning of the intended changes to the real estate portfolio may be delayed, which would result in a lower-than-expected return.
Real estate activities
At the extraordinary general meeting of the Company on December 20, 2007, it was resolved to change the Company’s activities to real estate investments. In that connection, the general meeting also adopted a capital increase by way of a Contribution In Kind of a real estate portfolio.
In that connection, the Company will receive a Contribution In Kind in the form of properties of a gross value of DKK 300m, mainly business properties. The properties will be recognized
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at cost including expenses in the year of acquisition, but must subsequently be valued annually at market value. The market value depends on a number of factors such as rent level, state of repair, location, interest rate level, the general economic situation and taxes.
The Company will furthermore manage the portfolio of properties fully or partially for rent. This activity will also depend on and be affected by the factors mentioned above. The Company is exposed to the risk of vacant premises and tenants becoming unable to pay their rent for various reasons.
The factors mentioned may have both a negative and a positive effect on Olicom’s financial position. Substantial adverse effects may potentially result in a considerable deterioration of the Company’s financial results and financial position, in which case it might become necessary for the Company to raise new capital to repay its debt.
Funding
The Company will be funded by both short-term and long-term loans depending on the type of investment. As a main rule, Olicom will fund investments by 60-80% loan capital and will therefore be affected considerably by changes in interest rates. This may have a considerable adverse effect on the Company’s financial results and financial position.
Insurance
The Company has commercial liability insurance and other customary and statutory insurance. In the Company’s opinion, the Company has adequate insurance cover for the current activities.
When the real estate portfolio has been contributed as a Contribution In Kind as resolved at the extraordinary general meeting on December 20, 2007, the insurance cover required will increase considerably. Insurances have already been taken out on Castor Holding A/S and Nygade 29-39, Ikast ApS.
No guarantee is provided to the effect that any claims for damage to one or more of the acquired properties will be fully compensated under the insurance policies taken out, and this may have a negative influence on the Company’s financial results.
Organization and employees
At the date of this Prospectus, Olicom’s organization consists of two employees, one of whom will resign as at April 30, 2008. At the Contribution In Kind of Castor A/S, three employees will be transferred, but the organization will still be limited, for which reason Olicom is very dependent on its employees, and no natural back-up exists for the individual employee. The absence or resignation of an employee may therefore affect the human resources of the Company considerably, and in the current labor market it may be difficult to obtain a replacement in the short term. This may lead to increased costs and lower earnings and thereby poorer financial results than expected. Management seeks to reduce its dependence on the individual employee, but owing to the size of the organization, there is a risk that unforeseen events in relation to employees may reduce the financial results.
Real estate market in Poland
On completion of the rights issue, the Company plans to apply up to DKK 57m for acquisition of 49% and 40%, respectively, of two real estate projects in Poland provided that the due diligence reviews are satisfactory. The real estate projects concern the construction of
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condominiums in Krakow. Poland has seen a strong demand for new apartments, and Management expects the said condominiums to be sold as soon as they have been built. In Poland, the new owner usually pays part of the price of the apartment during construction of the project. However, there is no guarantee that this positive trend will continue, and the apartments may therefore be for sale for a longer period. This could reduce the expected cash flow from the sale of these apartments and thus reduce the financial results. In addition, Olicom will depend on the contractors’ ability to complete the projects on time and at the agreed quality level. Olicom does not have wide experience with the implementation of such projects in Poland, and although Management intends to be prudent and careful in the follow-up of these projects, events may occur that will delay or postpone the expected earnings of the Company.
Foreign exchange
In continuation of the capital increase resolved at the extraordinary general meeting of the Company on December 20, 2007, a real estate portfolio will be contributed to the Company. The entire real estate portfolio acquired by the Company in connection with the Contribution In Kind is located in Denmark and thus involves no foreign exchange risk. However, the Company has an option to buy a project comprising condominiums in Poland. This option is expected to be exercised, which means that the Company will incur a foreign exchange risk. If the Company makes further future investments in Europe, the Company will correspondingly become exposed to the currency in question. However, the Company will minimize such risk by raising loans in the same currency and thus eliminating the greater part of the potential risk.
Macroeconomic factors
The principal activity of the Company will, as mentioned, take place within the real estate segment which also follows the global economic trends. Consequently, the Company will be affected by factors such as economic growth, inflation, environment and government intervention. The list is non-exhaustive and merely names examples of potential risk factors that may affect the Company’s financial results and financial position. The development in the Danish real estate market, which will be the Company’s principal area in the near future, still shows an upward trend, although slightly reduced compared with recent years.
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2	KEY INFORMATION

2.1	Working capital statement
If the said Contribution In Kind and the rights issue are implemented and the minimum Offer of DKK 40.0m has been secured by an underwriting guarantee, the working capital available to the Company is sufficient, in Management’s opinion, to finance its needs at least until the presentation of its Annual Report 2008.
2.2 Capitalization and indebtedness

	At 31 Dec.	At 31 Dec.	At 31 Dec.
	2007	2006	2005
Balance sheet (DKK’000)	Unaudited	Audited	Audited

Retained earnings (loss)	(15,848)	(7,608)	77,706
Share capital	4,339	4,339	4,339
TOTAL EQUITY	(11,509)	(3,269)	82,045
Trade payables	1,679	1,588	2,304
Corporation tax	0	0	0
Bank	4,710	209	0
Loan creditors	35,591	28,017	16,320
Other payables	3,492	4,835	4,860
Liabilities concerning assets held for sale	0	0	18,253
CURRENT LIABILITIES	45,472	34,649	41,737

TOTAL EQUITY AND LIABILITIES	33,963	31,380	123,782
Until the end of 2004, Olicom funded its activities by its own cash resources. From 2005 to date, Olicom has relied on loan capital.
The table below lists the Company’s loan creditors:

Loan creditors (DKK’000)	2007	2006	2005

ADR Nr. 1904 ApS	27,628	20,341	9,410
AXI Alpha X Investor Limited	3,915	3,821	3,697
Company Management	4,048	3,855	3,213

Total loan creditors	35,591	28,017	16,320
Since Olicom has not been able to obtain ordinary bank credit facilities to fund its venture investments, the Company has financed its operations by way of loans from private lenders.
The loans were originally raised with an annual effective interest rate of approx. 25%, but the loans carry an annual interest of 5% with effect from October 1, 2006.
Other payables include provisions for payable costs, including termination costs, directors’ remuneration and auditors’ fees.
Other than the above-mentioned liabilities, the Company has not granted any charges or other kind of security in connection with its borrowing.
2.3 Interest of natural and legal persons involved in the issue/Offer
Prior to the capital increases specified in this Share Securities Note, the Company has no shareholders to be disclosed under section 29 of the Danish Securities Trading Act.
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In connection with the Contribution In Kind and debt conversion, two companies have an interest in the issuance of shares:
Transactions

Nominal share
Shareholders	capital (DKK)

Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316
Debt conversion relating to AXI Alpha X Investor Limited	3,962,266

Total	132,288,582

Companies with an interest in the issuance of shares
ADR Nr. 1904 ApS (Central Business Register No. 15 13 35 38) of Rahbeks Allé 21, 1801 Frederiksberg, Denmark, which is wholly owned by Jesper H. Jørgensen, Bregnegårdsvej 15, 2920 Charlottenlund, Denmark.
AXI Alpha X Investor Limited, P.O Box 203, Sct. George’s Court, Upper Church Street, Douglas, Isle of Man, IM99 1RB, England, which is owned by Cream Capital Trust, an enterprise unrelated to the Company. The conversion of debt into share capital in respect of the amount receivable by AXI Alpha X Investor Limited is subject to the condition that the proceeds from the rights issue specified in this Share Securities Note do not exceed DKK 80.0m.
2.4 Reasons for the Offer and use of proceeds
Reasons for the Offer
The reason for the capital increase specified in this Share Securities Note is to inject a real estate portfolio and capital into Olicom to enable the Company to change its activities to become a real estate investment company.
The first step of the change in activities is to make the following transactions:
•	Contribution In Kind of real estate portfolio

•	Conversion of debt incurred in connection with previous venture activities

•	Provision of capital through rights issue against cash payment
The contribution of the real estate portfolio implies that Olicom will have gained a foothold on the real estate market and thereby already pursuing the new corporate strategy. The debt conversion and provision of new capital are to constitute the core of the future business plan so that the Company has the requisite financial basis.
The individual transactions are described separately below.
Contribution In Kind and debt conversion
It was resolved at the extraordinary general meeting of the Company on December 20, 2007 to increase the Company’s share capital by a nominal amount of DKK 128,326,316, equal to 513,305,264 New Shares in Olicom A/S with a face value of DKK 0.25, through the Contribution In Kind and debt conversion without any pre-emption rights in favor of existing
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shareholders. The capital increase is subscribed for solely by ADR Nr. 1904 ApS (Central Business Register No. 15 13 35 38). ADR Nr. 1904 ApS is wholly owned by Jesper Henrik Jørgensen.
The following transactions will be made:
•	All shares with a total face value of DKK 28,000,000 relating to Castor Holding A/S (Central Business Register No. 28 31 10 44) and

•	all shares of a nominal amount of DKK 125,000 in Nygade 29-39, Ikast ApS (Central Business Register No. 28 88 56 36) will be contributed to Olicom A/S; and

•	an option agreement regarding the purchase of participating interests in Universe Art Ap. z.o.o. (KRS 0000248196) and Universe System Sp. z.o.o. (KRS 0000238067) will be concluded.
Castor Holding A/S and Nygade 29-39, Ikast ApS has a real estate portfolio comprising ten properties in Denmark and one in Sweden. The real estate portfolio is described in the Company’s Share Registration Document of March 12, 2008 and in the Company’s Stock Exchange Announcement No. 12/2007 published on December 19, 2007.
This Contribution In Kind corresponds to an increase in the nominal share capital by DKK 100,000,000, equal to 400,000,000 New Shares with a face value of DKK 0.25 each.
In addition to the Contribution In Kind, it was also resolved to convert the amount receivable by ADR Nr. 1904 from the Company. This receivable amounts to DKK 28,326,316, which will be converted into 113,305,264 New Shares of DKK 0.25 each. The receivable came into existence in the period following February 1, 2005 in connection with the funding of the Company’s need for cash for its venture activities,
The following table shows the break-down of the share capital after the Contribution In Kind and debt conversion.
Contribution In Kind and conversion of debt relating to receivables by ADR Nr. 1904 ApS

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	3.27%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	96.73%

Total	132,667,920	530,671,680	100.00%

The subscription price for the 513,305,264 New Shares relating to the Contribution In Kind and the debt conversion to be subscribed for by ADR Nr. 1904 ApS was fixed at DKK 0.25 free of charges per share in Olicom A/S with a face value of DKK 0.25.
After the capital increase, the Company’s share capital will total a nominal amount of DKK 132,667,920, equal to 530,671,680 shares with a face value of DKK 0.25 each.
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At the extraordinary general meeting on December 20, 2007, it was also resolved to increase the share capital by a nominal amount of DKK 3,962,266, equal to 15,849,064 New Shares with a face value of DKK 0.25 each. The capital increase relates to an amount receivable by AXI Alpha X Investor Limited, P.O. Box 203, Sct. George’s Court, Upper Church Street, Douglas, Isle of Man, IM99 1RM, England, from the Company. The receivable came into existence in the period following February 1, 2005 in connection with the funding of the Company’s need for cash for its venture activities. AXI Alpha X Investor Limited is not a related party of the Company, Company Management or ADR, the future major shareholder.
The subscription price for the conversion of debt relating to the amount receivable by AXI Alpha X Investor Limited was fixed at DKK 0.25 free of charges per share with a face value of DKK 0.25.
It has been agreed with AXI Alpha X Investor Limited that AXI Alpha X Investor Limited will subscribe for the capital increase if a cash capital increase in the Company with cash proceeds of at least DKK 80,000,000 has not been subscribed for by July 1, 2008.
It should be noted that AXI Alpha X Investor Limited was not a shareholder of the Company at the date of the extraordinary general meeting. If the amount receivable by AXI Alpha X Investor Limited is not converted into shares, it will be settled when the rights issue against cash payment has been completed.
Share issue against cash payment with pre-emption rights for existing shareholders
To ensure a proactive business model and a capital base as a real estate investment company and potentially to exercise the options to invest in the two Polish real estate projects, the Board of Directors of Olicom A/S resolved to exercise the authority granted in Article 7.3 of the Company’s Articles of Association to issue shares against cash payment with pre-emption rights for existing shareholders of the Company.
The rights issue against cash payment has been fixed at a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares.
At the extraordinary general meeting, the subscription price for the New Shares in Olicom A/S was fixed at DKK 0.25 free of charges per share of DKK 0.25.
The New Shares in Olicom A/S are offered with pre-emption rights for existing shareholders of the Company at a ratio of 1:20 so that one (1) Existing Share entitles the holder to subscribe for twenty (20) New Shares (such subscription rights are hereinafter referred to as “Subscription Rights”). No Subscription Rights will attach to shares issued on the basis of the Contribution In Kind of Castor Holding A/S and Nygade 29-39, Ikast ApS or the debt conversion aimed at ADR Nr. 1904 ApS and resolved at the extraordinary general meeting of the Company on December 20, 2007.
On March 27, 2008 at 12:30 p.m. (CET), 20 Subscription Rights for each Existing Share with a face value of DKK 0.25 will be granted to everybody registered with VP Securities Services as a Company shareholder.
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Subscription Rights may be traded already from March 25, 2008 to April 7, 2008, both days included. The Subscription Rights may be exercised for subscription for New Shares as from March 28, 2008 at 9:00 a.m. (CET) until April 11, 2008 at 4:00 p.m. (CET) (the “Subscription Period”). After expiry of the Subscription Period, the right to subscribe for New Shares will lapse, and the validity and value of the Subscription Rights will expire. The holders of such Subscription Rights are not entitled to compensation.
In connection with the rights issue, Capinordic Bank A/S has given an underwriting guarantee of the minimum Offer of a nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares.
At the extraordinary general meeting on December 20, 2007, it was resolved to convert the amount receivable by AXI Alpha X Investor Limited, P.O. Box 203, Sct. George’s Court, Upper Church Street, Douglas, Isle of Man, IM99 1RM, England, from Olicom A/S into shares if a nominal amount of less than DKK 80m is subscribed for in connection with the rights issue. The subscription price for this option was fixed at DKK 0.25 per share with a face value of DKK 0.25.
The development in the Company’s share capital in connection with the minimum and maximum subscription, respectively, is shown below.
If the rights issue is implemented, the Company’s share capital will increase as specified in the tables below.
Rights issue at minimum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	2.46%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	72.65%
Debt conversion relating to AXI Alpha X Investor Limited	3,962,266	15,849,064	2.24%
Rights issue at minimum subscription	40,000,000	160,000,000	22.65%

Total	176,630,186	706,520,744	100.00%

At a minimum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 176,630,186, equal to 706,520,744 shares with a face value of DKK 0.25 each.
In connection with the rights issue, the Company has received an underwriting guarantee for DKK 40,000,000 from Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
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Rights issue at maximum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	1.98%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	58.46%
Debt conversion relating to AXI Alpha X Investor Limited	—	—	—
Rights issue at maximum subscription	86,832,080	347,328,320	39.56%

Total	219,500,000	878,000,000	100.00%

At a maximum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 219,500,000, equal to 878,000,000 shares with a face value of DKK 0.25 each.
Application of proceeds
The gross proceeds from the rights issue is expected to be between DKK 40.0m and DKK 86.8m. Proceeds (net of expenses) from the capital increase will amount to between DKK 37.0m and DKK 83.8m, respectively, at the minimum and maximum Offer.
The proceeds from the rights issue will be applied for:
•	Investment totaling up to DKK 57m in 40% and 49%, respectively, of the share capital of the Polish companies Universe System Sp. z.o.o. (KRS 0000238067) and Universe Art Sp. z.o.o. (KRS 0000248196) provided that the due diligence reviews performed are satisfactory.

•	Repayment of debt totaling DKK 6m-10m provided that shares for more than DKK 80m are subscribed for. If shares for more than DKK 80m are subscribed for, the repayment of debt will amount to DKK 10m.
Any surplus proceeds are to support the ongoing activities of the Company.
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3	INFORMATION CONCERNING THE SECURITIES TO BE OFFERED/ADMITTED TO TRADING

3.1	Type and class of the securities being offered
All shares in Olicom A/S belong to the same class of shares and carry the same rights, including voting rights and dividend entitlement.
The New Shares will be assigned a temporary ISIN code.
The ISIN code of the Company’s Existing Shares is: DK0010237056
Contribution In Kind and debt conversion:
The temporary ISIN code of the New Shares in the Company is: DK0060133338
Rights issue:
The temporary ISIN code of the New Shares in the Company is: DK0060132017
The temporary ISIN code of subscriptions rights is: DK0060131985
The Subscription Rights are negotiable instruments which may be traded on the OMX Nordic Exchange Copenhagen. Holders of Subscription Rights who want to subscribe for the New Shares offered must do so through their custodian bank in accordance with the rules of the relevant bank. The time when it must be announced that the individual holder of Subscription Rights has exercised his rights depends on the holder’s agreement with and the rules and procedures applicable to the relevant custodian bank or other financial intermediary, and the time may be prior to the last day of the Subscription Period. When a holder has exercised his Subscription Right, such exercise cannot be cancelled or changed.
Following payment of the Offer Price and exercise of the Subscription Right in the Subscription Period, the shares offered will be issued and allotted through VP Securities Services when the results of the Offer have been announced. The New Shares issued by the Company after exercise of the Subscription Rights belong to the same class as the Existing Shares, but will be registered with the temporary ISIN code DK0060132017. The New Shares are expected to be admitted to trading on the OMX Nordic Exchange Copenhagen on April 15, 2008 and until the New Shares have been registered, whereupon the temporary ISIN code and the existing ISIN code will be merged. The ISIN codes will be merged as soon as possible after registration of the New Shares with the Danish Commerce and Companies Agency.
The securities name is: OLI
3.2	Legislation
The shares are issued on the basis of the Danish Companies Act, decisions of the Board of Directors and resolutions of the general meeting.
3.3	Securities in registered form or bearer form
The Company’s shares must be issued to bearer and recorded in the name of the holder in the Register of Shareholders of the Company.
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The Company’s Register of Shareholders is kept by VP Securities Services, Helgeshøj Allé 61, P.O. Box 20, 2630 Taastrup, Denmark.
No share certificates are issued. The shares are electronic securities registered with VP Securities Services, Helgeshøj Allé 61, P.O. Box 20, 2630 Taastrup, Denmark.
3.4	Currency of the securities issue
The Company shares are issued in Danish kroner.
3.5	Description of rights attached to the securities
Dividends
Dividends will be paid on the New Shares as from the financial year 2007.
The right to dividends expires five (5) years after the date of the general meeting at which the distribution of dividends was resolved. After that date, any unclaimed dividends will accrue to the Company.
In connection with the distribution of dividends from a Danish company to a person or a company domiciled abroad, the general rule is that 28% tax will be withheld at source. If Denmark has concluded a double taxation agreement with the country in which the shareholder is domiciled, the shareholder may apply to the Danish tax authorities for repayment of the dividend tax withheld in excess of the withholding tax to which Denmark is entitled according to the said double taxation agreement. As regards persons domiciled in certain countries, it is possible on certain conditions to request that tax will only be withheld according to the rate stipulated in the double taxation agreement with the relevant country. The Company will withhold dividend tax in connection with the distribution of dividends pursuant to applicable tax legislation.
The Company has not distributed any dividends for a number of years, and, in order to implement its new strategy, the Company has no plans to distribute dividends within the next few years. The Company has not stipulated any rules on the calculation of dividends.
Voting rights
Each share of DKK 0.25 entitles the holder to one vote at general meetings. The shares must be issued to bearer and recorded in the name of the holder in the Register of Shareholders of the Company.
Any shareholder who has requested an admission card to the general meeting at least five (5) days in advance is entitled to participate. Admission cards are issued to all persons recorded as shareholders in the Register of Shareholders. Admission cards will be handed out against proof of identity at the Company’s offices or another location as specified in the notice convening the general meeting.
Shareholders who have acquired shares by transfer may only exercise their voting rights on such shares if, at the time when the general meeting is convened, the shares have been recorded in the Register of Shareholders of the Company, or if the individual shareholder has notified and proved his purchase. However, the shares acquired will be considered as
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represented at the general meeting even though the voting rights cannot be exercised if the shares have been recorded in the Register of Shareholders or the shareholder has notified and proved his purchase before the general meeting.
Voting rights may be exercised by proxy — who need not be a shareholder — provided that the said proxy proves his right to participate at the general meeting by producing an admission card and a written and dated proxy document. No proxy document may be valid more for than one year at a time.
Pre-emption rights in offers for subscription for securities of the same class
Article 7.3 of the Company’s Articles of Association authorizes the Board of Directors to increase the Company’s nominal share capital by up to DKK 86,832,080 at a price of DKK 0.25 per share with a face value of DKK 0.25, and by cash payment and with pre-emption rights for existing shareholders at the time determined by the Board of Directors This authority is valid until July 1, 2008.
Right to share in the Issuer’s profits
All shareholders are entitled to equal shares in the profits.
Right to share in any surplus in the event of liquidation
No provisions have been laid down regarding any liquidation surplus.
Redemption provisions
No shareholder is obliged to have his shares redeemed in full or in part.
Conversion provisions
No provisions have been laid down regarding conversion.
3.6	Resolutions, authorizations and approvals
At the extraordinary general meeting of the Company on December 20, 2007, it was resolved to increase the Company’s share capital in connection with:
•	One Contribution In Kind of a nominal share amount of DKK 100,000,000, equal to 400,000,000 New Shares with a face value of DKK 0.25 each.

•	One debt conversion of a nominal amount of DKK 28,326,316, equal to 113,305,264 New Shares with a face value of DKK 0.25 each.
In total, a capital increase of a nominal amount of DKK 128,326,316, equal to 513,305,264 New Shares with a face value of DKK 0.25 each. The subscription period will be 12 weeks as from approval of the proposal. This period was requested by the Company to have the Company situation clarified within a limited time frame.
It was also resolved to increase the Company’s share capital by:
•	One debt conversion of a nominal amount of DKK 3,962,266, equal to 15,849,064 New Shares with a face value of DKK 0.25 each.
Accordingly, the Board of Directors has executed the resolution carried at the extraordinary general meeting on December 20, 2007 to increase the total share capital to a minimum
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nominal amount of DKK 128,326,316, equal to 513,305,264 New Shares, and a maximum nominal amount of DKK 132,288,582, equal to 529,154,328 shares of DKK 0.25 each.
At the extraordinary general meeting on December 20, 2007, it was also resolved to include an authority for the Board of Directors in Article 7.3 of the Company’s Articles of Association to issue shares of a nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares in the Company with a face value of DKK 0.25 each, with pre-emption rights for existing shareholders. The Board of Directors of the Company has exercised this authority in connection with the rights issue specified in this Share Securities Note.
In addition to the authority granted in Article 7.3, the Articles of Association also contain an authority in Article 7.1 to increase the Company’s share capital by a nominal amount of up to DKK 100,000,000, equal to 400,000,000 shares with a face value of DKK 0.25 each. Such increase must be implemented by cash payment, by contribution of assets other than cash or by debt conversion. Increases in the share capital may be implemented without pre-emption rights in favor of existing shareholders of the Company. This authority applies for a period of five (5) years until December 20, 2012 and may be extended by the general meeting for one or more five-year periods at a time.
3.7	Expected issue date of the securities
The New Shares are sought admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
It is expected that the New Shares issued in connection with the Contribution In Kind and debt conversion relating to ADR Nr. 1904 ApS will be issued on March 12, 2008. They will be issued under the temporary ISIN code DK0060133338.
It is expected that the New Shares relating to the rights issue will be issued under the temporary ISIN code DK0060132017. If carried out, the conversion of debt relating to receivables by AXI Alpha X Investor Limited will be issued under the temporary ISIN code DK0060133338 immediately when the subscription for shares has closed.
The first day of trading of the New Shares is expected to be on April 15, 2008.
3.8 Restrictions
The Company’s shares are negotiable instruments, and no restrictions apply to the negotiability of the shares.
3.9	Mandatory takeover bids and/or squeeze-out and sell-out rules
Not applicable.
3.10	Public takeover bids
No public takeover bids have been made by third parties in the latest financial year or the current financial year.
Olicom A/S
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3.11	Registered office of the Issuer
The Company is registered in Denmark.
Dividends are paid in accordance with the rules applicable for the time being to VP Securities Services and the OMX Nordic Exchange Copenhagen. The New Shares will carry full dividends as from 2008. Olicom A/S will withhold dividend tax in connection with the distribution of dividends pursuant to the applicable tax legislation.
Olicom A/S
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4 TERMS AND CONDITIONS OF THE OFFER
4.1 Conditions, Offer statistics, expected timetable and actions required to apply for the Offer
4.1.1 Conditions to which the Offer is subject
Pursuant to this Share Securities Note, a minimum nominal amount of DKK 172,288,582, equal to 689,154,328 New Shares, and a maximum nominal amount of DK 215,158,396, equal to 860,633,584 New Shares in Olicom A/S with a face value of DKK 0.25, are sought admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
According to the resolution carried at the extraordinary general meeting on December 20, 2007, the subscription price for the New Shares was fixed at DKK 0.25 per share with a face value of DKK 0.25.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008 on an underwriting guarantee for the subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
All shares issued in connection with the Offer will carry the same rights as the Company’s Existing Shares.
The New Shares will be issued through VP Securities Services.
4.1.2 Total amount of the issue/Offer
If the Contribution In Kind and the debt conversion are recognized at their nominal values, the total value of the issue amounts to:

	Minimum	Maximum
Capital increases (DKKm)	Offer	Offer

Contribution in kind of properties of ADR Nr. 1904 ApS	100.0	100.0
Debt conversion relating to ADR Nr. 1904 ApS	28.3	28.3
Debt conversion relating to AXI Alpha X Investor Limited	4.0	0.0
Rights issue against cash payment	40.0	86.8

Total	172.3	215.1

Of the above capital increases, only the securities of the rights issue against cash payment are liquid. The other capital increases relate to a Contribution In Kind and conversion of debt into share capital in Olicom A/S.
4.1.3 Offer period
Contribution In Kind and conversion of debt relating to receivables by ADR Nr. 1904 ApS
The Offer period for share capital of DKK 128,326,316, equal to 513,305,264 New Shares with a face value of DKK 0.25 each, was on December 20, 2007 when it was resolved at the
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extraordinary general meeting to increase the capital. Shares may be subscribed for as from March 12, 2008.
Rights issue against cash payment
The Offer period of the rights issue of a minimum amount of DKK 40,000,000 and a maximum amount of DKK 86,832,080 is detailed below:

Time schedule
March 19, 2008	Last day of trading in Existing Shares inclusive of Subscriptions Rights
March 25, 2008	First day of trading in Existing Shares exclusive of Subscriptions Rights

Trade in Subscription Rights starts on the OMX Nordic Exchange Copenhagen
March 27, 2008	Time of grant by VP Securities Services: 12:30 p.m. (CET)
March 28, 2008	Subscription Period starts
April 7, 2008	Trade in Subscription Rights closes
April 10, 2008	Subscription Period closes
April 11, 2008	Results of Offer are published
April 15, 2008	First trading day on the OMX Nordic Exchange Copenhagen
Methods of subscription and payment
Holders of Subscription Rights who want to subscribe for the New Shares offered must do so through their custodian bank in accordance with the rules of the relevant bank. The time when it must be announced that the individual holder of Subscription Rights has exercised his rights depends on the holder’s agreement with and the rules and procedures applicable to the relevant custodian bank or other financial intermediary, and the time may be prior to the last day of the Subscription Period. When a holder has exercised his Subscription Right, such exercise cannot be cancelled or changed. When exercising the Subscription Right, the holder must pay DKK 0.25 free of charges for each New Share subscribed for.
New Shares are payable in Danish kroner upon publication of the outcome of the Offer, expected to be on April 11, 2008 against registration of the New Shares on the investor’s account with VP Securities Services. Subscription Right holders must observe the account agreement with their Danish custodian bank or other financial intermediary through which they hold shares. As regards foreign investors, financial intermediaries through which they hold subscription rights may demand payment on an earlier date.
In connection with the rights issue, the New Shares will be registered on the accounts kept by VP Securities Services. Only Danish institutions are authorized to keep accounts for specified investors with VP Securities Services. It is possible to appoint a nominee to appear as the registered account holder. VP Securities Services makes available an electronic database of the holders of the Shares, which will function as a clearing center of all transactions related to the issue.
4.1.4 Revocation of Offer
A prerequisite of the rights issue is that no events occur before the trading in Subscription Rights commences on March 25, 2008 at 9:00 a.m. (CET), which make it inadvisable in the opinion of the Company or Capinordic Bank A/S to carry out the share issue.
The rights issue may be revoked until the closing of the Subscription Period, but only in case of extraordinary and unforeseeable circumstances deemed by the Company or Capinordic
Olicom A/S
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Bank A/S to make it inadvisable to complete the transaction. The last day of revocation is April 11, 2008. Any such revocation will be promptly communicated to the OMX Nordic Exchange Copenhagen.
The Offer cannot be revoked when the shares have been admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
4.1.5 The possibility to reduce subscriptions
As this Offer is aimed at existing shareholders and ADR Nr. 1904 ApS, there is no need for mechanisms reducing subscriptions.
4.1.6 Details on the minimum and/or maximum amount
Shares offered in connection with rights issue
The issue of shares against cash payment with pre-emption rights for existing shareholders has been fixed at a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares.
In connection with the rights issue, Capinordic Bank A/S has given an underwriting guarantee of the minimum Offer of a nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares.
Shares offered in connection with the Contribution In Kind and debt conversion
The capital increase relating to the Contribution In Kind and debt conversion was resolved at the Company’s extraordinary general meeting on December 20, 2007 and totals a nominal amount of DKK 128,326,316, equal to 513,305,264 New Shares with a face value of DKK 0.25 each.
The subscription price of all shares was fixed at DKK 0.25 per share with a face value of DKK 0.25 at the extraordinary general meeting on December 20, 2007.
All shares will be subscribed for by ADR Nr. 1904 ApS, which does not hold any shares in Olicom A/S before the capital increases specified in this Share Securities Note.
Pursuant to the rights issue specified in the Share Securities Note, ADR Nr. 1904 ApS has made an irrevocable commitment to waive the pre-emption right over New Shares for a nominal amount of DKK 128,326,316.
4.1.7 Period during which an application may be withdrawn
The Subscription for the New Shares issued in connection with the Contribution In Kind and debt conversion relating to ADR Nr. 1904 ApS was resolved at the extraordinary general meeting on December 20, 2007 and cannot be withdrawn following the publication of this Share Securities Note.
In connection with the rights issue, shares are subscribed for by exercise of Subscription Rights. When a pre-emption right has been exercised, the subscription becomes final.
Olicom A/S
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4.1.8 Method and time limits for paying up the securities and for delivery of the securities
When granted, the Subscription Rights will be delivered electronically through Capinordic Bank A/S to accounts with VP Securities Services.
Registration of the New Shares on the individual investor’s account with VP Securities Services is made against cash payment at subscription.
4.1.9 Description of procedure
The procedure is described under section 5.1.10.
4.1.10 Exercise of pre-emption rights
In connection with the issue of shares against cash payment, a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares in Olicom A/S with a face value of DKK 0.25, are offered with pre-emption rights for existing shareholders.
The shares are offered with pre-emption rights for existing shareholders of the Company at a ratio of 1:20 so that one (1) Existing Share entitles the holder to subscribe for twenty (20) New Shares (such subscription rights are hereinafter referred to as “Subscription Rights”).
At the extraordinary general meeting, the subscription price for the New Shares was fixed at DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25.
The right to subscribe for shares in connection with the rights issue is accorded to the shareholders recorded as shareholders with VP Securities Services on March 27, 2008 at 12:30 p.m. (CET). Subscription Rights are allotted to the shareholders at the ratio of twenty (20) Subscription Rights for each one (1) Existing Share with a face value of DKK 0.25.
One (1) Subscription Right entitles the holder to subscribe for one (1) New Share in Olicom A/S with a face value of DKK 0.25. The Offer is mainly aimed at existing shareholders, in the alternative at new private investors or companies (through which private investors make investments) in Denmark who have acquired Subscription Rights in the trading period.
The Subscription Rights may be traded on the OMX Nordic Exchange Copenhagen from March 25, 2008 to April 7, 2008, both days included.
New Shares are offered for subscription from March 28, 2008 to April 11, 2008, both days included. The results of the Offer will be announced on April 14, 2008.
Following issuance and recording with VP Securities Services, the New Shares will carry the same rights as the Company’s Existing Shares.
The Subscription Rights are negotiable instruments which may be traded on the OMX Nordic Exchange Copenhagen. Holders of Subscription Rights who want to subscribe for the New Shares offered must do so through their custodian bank in accordance with the rules of the relevant bank. The time when it must be announced that the individual holder of Subscription
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Rights has exercised his rights depends on the holder’s agreement with and the rules and procedures applicable to the relevant custodian bank or other financial intermediary, and the time may be prior to the last day of the Subscription Period. When a holder has exercised his Subscription Right, such exercise cannot be cancelled or changed.
Following payment of the Offer Price and exercise of the Subscription Right in the Subscription Period, the shares offered will be issued and allotted through VP Securities Services when the results of the Offer have been announced. The New Shares issued by the Company after exercise of the Subscription Rights belong to the same class as Existing Shares, but will be registered with the temporary ISIN code DK0060132017. The New Shares are expected to be admitted to trading and listing on the OMX Nordic Exchange Copenhagen on April 15, 2008 at the earliest and until the shares offered have been registered, whereupon the temporary ISIN code and the existing ISIN code will be merged. The ISIN codes will be merged as soon as possible after registration of the New Shares with the Danish Commerce and Companies Agency.
The validity and value of Subscription Rights not exercised during the Subscription Period will expire, and holders of any such Subscription Rights will not be entitled to compensation. Any New Shares not subscribed for by Company shareholders under their pre-emption rights or by investors under Subscription Rights acquired by them will be allocated to Capinordic A/S, the manager of this issue, against payment of the Offer Price and without any compensation to holders of Subscription Rights to ensure that the minimum number of shares is purchased.
4.2 Plan of distribution and allotment
4.2.1 Categories of potential investors
Shares offered in connection with the Contribution In Kind and debt conversion
The Offer is initially aimed at two companies.
1.	Shares issued in connection with the Contribution In Kind of Castor Holding ApS and Nygade 29-39, Ikast ApS, equal to 400,000,000 shares, and conversion of debt, equal to 113,305,264 shares, which jointly correspond to a nominal increase in the share capital of DKK 128,034,336, equal to 512,137,344 New Shares with a face value of DKK 0.25 each, are aimed at ADR Nr. 1904 ApS (Central Business Register No. 15 13 35 38) of Rahbeks Allé 21, 1801 Frederiksberg, Denmark, which is wholly owned by Jesper Henrik Jørgensen.

2.	The company AXI Alpha X Investor Limited, P.O Box 203, Sct. George’s Court, Upper Church Street, Douglas, Isle of Man, IM99 1RB, England, has an amount receivable of DKK 3.9m from Olicom A/S. At the extraordinary general meeting on December 20, 2007, it was resolved to convert the said receivable into share capital provided that a direct placement does not exceed an amount of DKK 80m by July 1, 2008. This implies that the conversion will be effected if the number of New Shares subscribed for in connection with the rights issue does not exceed a value of DKK 80.0m.
Olicom A/S
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Shares offered in connection with rights issue
The Offer is aimed at existing shareholders, in the alternative at new private investors or companies (through which private investors make investments) in Denmark who have acquired Subscription Rights in the trading period.
4.2.2	Major shareholders or members of the Issuer’s management, supervisory or administrative bodies subscribing in the Offer
Prior to the capital increases specified in this Share Securities Note, the Company has no shareholders to be disclosed under section 29 of the Danish Securities Trading Act.
Following the capital increases specified in this Share Securities Note, the shareholder composition will be as follows:
Contribution In Kind and conversion of debt relating to receivables by ADR Nr. 1904 ApS

	Nominal
Share capital	share capital (DKK)	No. of shares of DKK 0.25 each	Ownership interest

Existing share capital before the capital increase	4,341,604	17,366,416	3.27%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	96.73%

Total	132,667,920	530,671,680	100.00%

After the capital increase, the Company’s share capital will total a nominal amount of DKK 132,667,920, equal to 530,671,680 shares with a face value of DKK 0.25 each.
Rights issue at minimum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	2.46%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	72.65%
Debt conversion relating to AXI Alpha X Investor Limited	3,962,266	15,849,064	2.24%
Rights issue at minimum subscription	40,000,000	160,000,000	22.65%

Total	176,630,186	706,520,744	100.00%

At a minimum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 176,630,186, equal to 706,520,744 shares with a face value of DKK 0.25 each.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008 on an underwriting guarantee for the subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
Olicom A/S
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Rights issue at maximum subscription, Contribution In Kind and conversion of debt relating to receivables by ADR and AXI Alpha X Investor Limited

	Nominal
	share capital	No. of shares of	Ownership
Share capital	(DKK)	DKK 0.25 each	interest

Existing share capital before the capital increase	4,341,604	17,366,416	1.98%
Contribution in kind of properties of ADR Nr. 1904 ApS	100,000,000	400,000,000
Debt conversion relating to ADR Nr. 1904 ApS	28,326,316	113,305,264	58.46%
Debt conversion relating to AXI Alpha X Investor Limited	—	—	—
Rights issue at maximum subscription	86,832,080	347,328,320	39.56%

Total	219,500,000	878,000,000	100.00%

At a maximum subscription under the rights issue, the Company’s share capital will total a nominal amount of DKK 219,500,000, equal to 878,000,000 shares with a face value of DKK 0.25 each.
4.2.3 Pre-allotment disclosure
(a)	The capital increases specified in the Share Securities Note are not divided into tranches.

(b)	There is no need for conditions for repayment of amounts.

(c)	There is not need for a share allocation method.

(d)	There is not pre-determined preferential treatment accorded to certain classes of investors.

(e)	Not applicable.

(f)	Not applicable.

(g)	The rights issue will close on April 10, 2008 4:00 p.m. (CET).

(h)	Not applicable.
4.2.4 Notification to applicants of the amount allotted
Applicants will be notified of the amount allotted through the OMX Nordic Exchange Copenhagen at the end of the Subscription Period. The results of the Offer are expected to be announced on April 11, 2008.
The New Shares will then be issued and allocated to the relevant deposit with VP Securities Services.
The shares are expected to be admitted to trading and listing on the OMX Nordic Exchange Copenhagen on April 15, 2008.
4.2.5 Over-allotment and ‘green shoe’
No over-allotment facility or ‘green shoe’ exists.
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4.3 Pricing
4.3.1 Price at which the securities is offered
At the extraordinary general meeting on December 20, 2007, the subscription price for the New Shares specified in this Share Securities Note was fixed at DKK 0.25 free of charges per share in Olicom A/S with a face value of DKK 0.25.
4.3.2 Disclosure of the Offer Price
The Offer Price for the capital increases specified in the Share Securities Note was disclosed in the Stock Exchange Announcement dated December 20, 2007.
4.3.3 Restriction or withdrawal of pre-emption rights
No restrictions apply to the exercise of pre-emption rights in connection with the rights issue.
In connection with the rights issue, the Company concluded an agreement on March 11, 2008 on an underwriting guarantee for the subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
A prerequisite of the Offer is that no events occur before the trading in Subscription Rights commences on March 25, 2008, at 9:00 a.m. (CET), which makes it inadvisable in the opinion of the Company or Capinordic Bank A/S to carry out the Issue.
The rights issue may be revoked until the closing of the Subscription Period, but only in case of extraordinary and unforeseeable circumstances deemed by the Company or Capinordic Bank A/S to make it inadvisable to complete the transaction. The last day of revocation is April 10, 2008. Any such revocation will be promptly communicated to the OMX Nordic Exchange Copenhagen.
The Offer cannot be revoked when the shares have been admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
4.3.4 Price disparity
All New Shares in Olicom A/S are offered at their face value of DKK 0.25. This price is below the traded price of shares in Olicom A/S on the OMX Nordic Exchange on March 12, 2008, which is the date of approval of this Share Securities Note.
The Offer Price of DKK 0.25 per share in Olicom A/S with a face value of DKK 0.25 was adopted at the extraordinary general meeting of the Company by at least nine tenths of the votes cast and of the voting share capital represented at the general meeting, cf. section 79(2)(i) of the Danish Companies Act.
No member of the Board of Directors, Executive Board or supervisory body and no executive employee and affiliated person has acquired securities within the past year at a price differing from the public Offer Price at the time of acquisition.
Olicom A/S
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4.4 Placing and underwriting
4.4.1 Name and address of issuing institution
Capinordic Bank A/S
Strandvejen 58
2900 Hellerup
Denmark
Central Business Register No. 10 90 43 90
4.4.2 Name and address of paying agent
Capinordic Bank A/S
Strandvejen 58
2900 Hellerup
Denmark
Central Business Register No. 10 90 43 90
4.4.3 Name and address of the entities agreeing to underwrite the issue
Contribution In Kind and debt conversion
In connection with the Contribution In Kind of Castor Holding A/S and Nygade 29-39, Ikast ApS, and conversion of debt relating to ADR Nr. 1904 ApS, all 513,305,264 New Shares will be subscribed for by:
ADR Nr. 1904 ApS (Central Business Register No. 15 13 35 38)
Rahbeks Allé 21
1801 Frederiksberg
Denmark
The company is wholly owned by Jesper Henrik Jørgensen.
If the proceeds from the rights issue are less than DKK 80.0m, a nominal amount of DKK 3,962,266 receivable by AXI Alpha X Investor Limited, equal to 15,849,064 shares in Olicom A/S with a face value of DKK 0.25, will be subscribed for by:
AXI Alpha X Investor Limited
P.O Box 203, Sct. George’s Court, Upper Church Street, Douglas
Isle of Man, IM99 1RB
England
4.4.4 When an underwriting agreement has been or will be reached
In connection with the rights issue, the Company concluded an agreement on March 11, 2008 on an underwriting guarantee for the subscription of shares in the amount of DKK 40,000,000 with Capinordic Bank A/S (Central Business Register No. 10 90 43 90), the Issuing Agent, to the effect that the minimum Offer is guaranteed.
Olicom A/S
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5 ADMISSION TO TRADING AND DEALING ARRANGEMENTS
5.1 Application statement
The New Shares in the Company are sought admitted to trading and listing on the OMX Nordic Exchange Copenhagen, the expected first day of trading being April 15, 2008.
5.2 Other regulated markets on which securities are already traded
The Company shares have not been admitted to trading on any regulated markets other than the OMX Nordic Exchange Copenhagen.
5.3 Admission to a regulated market
At the date of this Share Securities Note, no application has been made for admission of shares to trading on a regulated market other than for shares already admitted to trading and listing on the OMX Nordic Exchange Copenhagen (Existing Shares) and for shares comprised by this Share Securities Note (New Shares).
5.4 Market makers
No entities have made a commitment to act as intermediaries in secondary trading.
5.5 Stabilization and over-allotment
No stabilization agreement has been signed and no over-allotment option can be granted.
5.5.1 Stabilization and assurance
No stabilization agreement has been signed and no over-allotment option can be granted.
5.5.2 Stabilization period
No stabilization agreement has been signed.
5.5.3 Identity of stabilization manager
No stabilization agreement has been signed.
5.5.4 Stabilization at a higher market price
No stabilization agreement has been signed.
Olicom A/S
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6 SELLING SECURITIES HOLDERS
6.1 Name and business address of selling persons or entities
The capital increases specified in this Share Securities Note relate to the issuance of New Shares in Olicom A/S.
6.2 Number and class of securities offered by each of the selling security holders
The Issuer has only one class of shares. The share class of the New Shares will be the same as that of the Issuer’s Existing Shares.
Contribution In Kind and debt conversion
In connection with the Contribution In Kind of Castor Holding A/S and Nygade 29-39, Ikast ApS and the conversion of debt relating to the amount receivable by ADR Nr. 1904 ApS, shares of a nominal value of DKK 128,326,316, equal to 513,305,264 New Shares with a face value of DKK 0.25 each, will be issued.
If the proceeds from the rights issue are less than DKK 80.0m, a nominal amount of DKK 3,962,266 receivable by AXI Alpha X Investor Limited from Olicom A/S will be converted into shares, equal to 15,849,064 New Shares in Olicom A/S with a face value of DKK 0.25 each.
Rights issue against cash payment
The Offer comprises a minimum nominal amount of DKK 40,000,000, equal to 160,000,000 New Shares, and a maximum nominal amount of DKK 86,832,080, equal to 347,328,320 New Shares in Olicom A/S with a face value of DKK 0.25 each.
6.3 Lock-up agreements
No lock-up agreements concerning the New Shares have been entered into.
7 EXPENSE OF THE ISSUE
7.1 Net proceeds and an estimate of the total expenses of the issue/Offer
The following tables show the estimated total proceeds and expenses.

	Minimum	Maximum
Proceeds (DKK’000)	subscription	subscription
Rights issue against cash payment	40.0	86.8
Contribution in kind (nominal amount)	100.0	100.0
Debt conversion (nominal amount)	32.3	28.3

Total	172.3	215.1

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	Minimum	Maximum
Expenses (DKK’000)	subscription	subscription
Fees to financial adviser	1.0	1.0
Auditing and legal fees	0.7	0.7
Advertising	—	—
Printing and distribution of the Prospectus	—	—
Other expenses	0.3	0.3
Underwriting commission to custodian bank	1.0	1.0

Total	3.0	3.0

*	The item includes guarantee commission of 0.5% of the guarantee provided by Capinordic Bank A/S corresponding to DKK 0.2m. Moreover, the item included DKK 0.8m of underwriting commission to Capinordic Bank A/S. No underwriting commission is payable to any other custodian banks.
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8 DILUTION
8.1 The amount and percentage of immediate dilution resulting from the Offer
Prior to the capital increases specified in this Share Securities Note, the share capital of the Company totaled a nominal amount of DKK 4,341,604, divided into 17,366,416 shares with a face value of DKK 0.25 each and admitted to trading and listing on the OMX Nordic Exchange Copenhagen.
In connection with the capital increases specified in this Share Securities Note, the holdings of the existing shareholders will be diluted. The rate of dilution experienced by the individual existing shareholder depends on whether — and to what extent — the shareholder exercises his right to subscribe for New Shares in connection with the rights issue.
The following tables provide examples of dilution. The examples are based on the circumstances known at the date of this Share Securities Note.
Dilution at minimum Offer

	Before subcription		After subscription
	Number of		Number of
Dilution at minimum Offer	shares	%	shares	%	Dilution
Existing shareholders	17,366,416	100.00%	17,366,416	2.46%	-97.54%

ADR Nr. 1904 ApS	—	—	513,305,264	72.65%	72.65%

AXI Alpha X Investor Limited	—	—	15,849,064	2.24%	2.24%
Shares subscribed for in connection with rights issue	—	—	160,000,000	22.65%	22.65%

Total	17,366,416	100.00%	706,520,744	100.00%

This table regarding dilution in connection with the minimum Offer illustrates that the holdings of the existing shareholders will be diluted by 97.54% based on the aggregate increase of the capital of Olicom A/S if the existing shareholders do not exercise their Subscription Rights to subscribe for New Shares in connection with the Offer. This dilution will be reduced to the extent that the existing shareholders exercise their Subscription Rights to subscribe for New Shares. If the minimum amount is subscribed for and the existing shareholders exercise their Subscription Rights in full, the dilution will be 48.38% (see the table below).

Example – exercise of Subscription Rights	Exercise of	Exercise of	Exercise of
where minimum amount is subscribed for	100%	50%	0%
Existing number of shares*	100,000	100,000	100,000
Current ownership interest	0.5758%	0.5758%	0.5758%
Subscription Rights allotted	2,000,000	2,000,000	2,000,000
Subscription Rights exercised (New Shares subscribed for)	2,000,000	1,000,000	0
Number of shares after exercise of Subscription Rights	2,100,000	1,100,000	100,000
Ownership interest after exercise of Subscription Rights	0.2972%	0.1557%	0.0142%

Total dilution	-48.38%	-72.96%	-97.54%

*	This example has been fabricated to illustrate the dilution in connection with the capital increases specified in this Share Securities Note.
Olicom A/S
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Dilution at maximum Offer

	Before subcription		After subscription
	Number of		Number of
Dilution at maximum Offer	shares	%	shares	%	Dilution
Existing shareholders	17,366,416	100.00%	17,366,416	1.98%	-98.02%

ADR Nr. 1904 ApS	—	—	513,305,264	58.46%	58.46%

AXI Alpha X Investor Limited	—	—	0	0.00%	0.00%
Shares subscribed for in connection with rights issue	—	—	347,328,320	39.56%	39.56%

Total	17,366,416	100.00%	878,000,000	100.00%

This table regarding dilution in connection with the maximum Offer illustrates that the holdings of the existing shareholders will be diluted by 98.02% based on the aggregate increase of the capital of Olicom A/S if the existing shareholders do not exercise their Subscription Rights to subscribe for New Shares in connection with the Offer. This dilution will be reduced to the extent that the existing shareholders exercise their Subscription Rights to subscribe for New Shares. If the maximum amount is subscribed for and the existing shareholders exercise their Subscription Rights in full, the dilution will be 58.46% (see the table below).

Example – exercise of Subscription Rights	Exercise of	Exercise of	Exercise of
where maximum amount is subscribed for	100%	50%	0%
Existing number of shares*	100,000	100,000	100,000
Current ownership interest	0.5758%	0.5758%	0.5758%
Subscription Rights allotted	2,000,000	2,000,000	2,000,000
Subscription Rights exercised (New Shares subscribed for)	2,000,000	1,000,000	0
Number of shares after exercise of Subscription Rights	2,100,000	1,100,000	100,000
Ownership interest after exercise of Subscription Rights	0.2392%	0.1253%	0.0114%

Total dilution	-58.46%	-78.24%	-98.02%

*	This example has been fabricated to illustrate the dilution in connection with the capital increases specified in this Share Securities Note.
Dilution of equity
At December 31, 2007, the Company had a negative equity of DKK 11,503,000. Broken down on its 17,366,416 shares issued, this corresponds to a negative value of DKK 0.66 per share. Equity per share is calculated by dividing the Company’s equity by the total number of shares in the Company.
Provided that 689,154,328 New Shares are issued (minimum Offer) at a subscription price of DKK 0.25 per share and following deduction of the estimated expenses, the Company’s post-issue equity will amount to DKK 173,449,000, or DKK 0.25 per share, if the Contribution In Kind and the debt conversion are included in equity at the estimated values. If 860,633,584 New Shares are issued (maximum Offer) at a subscription price of DKK 0.25 per share and following deduction of the estimated expenses, the Company’s post-issue equity will amount to DKK 216,318,000, or DKK 0.25 per share, if the Contribution In Kind and the debt conversion are included in equity at the estimated values.
Olicom A/S
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8.2 Subscription Offer to existing equity holders
Existing equity holders have received no subscription Offer. Reference is made to the table in section 9.1 showing the change in the shareholders’ ownership proportions and voting rights.
9 ADDITIONAL INFORMATION
9.1 Advisers
Peter Hertz and Søren Strøm, State-Authorized Public Accountants of Ernst & Young, Tagensvej 86, 2200 Copenhagen N, Denmark, have prepared the valuation report in connection with the Contribution In Kind.
Please see Appendix 1.
9.2 Information audited or reviewed by statutory auditors
Please see the valuation report provided in Appendix 1.
9.3 Expert reports or statements
No expert reports or statements are reproduced in the Share Securities Note.
9.4 Third party information
The valuation report has been included as Appendix 1.
Olicom A/S
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Appendix — Olicom A/S
APPENDIX 1
Appendix — Valuation report
ERNST & YOUNG
VALUATION REPORT BY INDEPENDENT AUDITORS FOR CAPITAL INCREASE BY CONTRIBUTION OF INDIVIDUAL ASSETS
To the shareholders of Olicom A/S, Central Business Register No. 76 80 00 14
Introduction
The Board of Directors has appointed us to be the independent valuation expert pursuant to section 6b of the Danish Companies Act. We have accepted the task and prepared the following valuation report pursuant to section 6a(1), cf. section 33, of the Companies Act. The valuation report has been prepared on the occasion of a capital increase in Olicom A/S, according to which the share capital will be increased by a contribution of 28,000 shares with a face value of DKK 1,000 each in Castor Holding A/S, equal to a nominal amount of DKK 28,000,000 and 100% of the total nominal share capital of Castor Holding A/S, 125 shares with a face value of DKK 1,000 in Nygade 29-39, Ikast ApS, equal to a nominal amount of DKK 125,000 and 100% of the total nominal share capital of Nygade 29-39, Ikast ApS, and an option agreement a potential purchase of participating interests in Universe Art Sp. z o.o. (KRS 0000248196) and Universe System Sp. z o.o. (KRS 0000238067).
The contribution of the said shares and the option agreement will be implemented at the terms and conditions determined by the Board of Directors. The Board of Directors is responsible for the terms and conditions determined, including the reasonableness of the consideration.
As valuers, it is our task to provide an opinion on the statements made by the Board of Directors on the valuation, including whether the value of the contributed shares as a minimum correspond to the consideration agreed.
Description of contribution
The principal activity of Castor Holding A/S includes the administration of all companies of the ADR Nr. 1904 ApS group as well as ownership and reletting of the properties located on Vandmestervej 18 in Taastrup, Kompasrosevej 6 in Kastrup and Hiort Lorenzenvej 55-59B in Haderslev, Denmark. Furthermore, Castor Holding A/S owns the following subsidiaries, all having the objects of owning and reletting real estate:
Olicom A/S
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Appendix — Olicom A/S

Kanalvej 150-154, Odense ApS	Owns and relets the property located on Kanalvej 150-154, Odense, Denmark

Teknikervej 1-3, Fredericia ApS	Owns and relets the property Titangade 16 in Copenhagen, Ribevej 6 in Randers and Grøftebjergvej 25 in Vissenbjerg, Denmark

Hadsundvej 164 og Torvegade 14 ApS	Owns and relets the property located on Hadsundvej 164 in Randers, Denmark

Istedvej 2, Padborg, ApS	Owns and relets the property located on Istedvej 2 in Padborg, Denmark

Broby Properties AB	Owns and relets the property Broby 4:80 located on Sanatorievagen 1, Broby, Sweden
The principal activity of Nygade 29-39, Ikast ApS is ownership and reletting of the property located Nygade 29-39 in Ikast.
The option agreement comprises a nominal amount of PLN 24,500 in Universe Art Sp. z.o.o. (KRS 0000248196), equal to 49% of the total share capital of that company. The shareholding may be acquired by Olicom against cash consideration in the amount of DKK 32,000,000. Furthermore, the option agreement comprises a nominal amount of PLN 20,000 in Universe System Sp. z o.o. (KRS 0000238067), equal to 40% of the total share capital of that company. The shareholding may be acquired by Olicom against cash consideration in the amount of DKK 25,500,000.
Both companies carry on construction and sale of condominiums in Krakow, Poland. Following a due diligence review, Olicom’s Board of Directors will resolve whether to exercise the options before February 1, 2008 when the options expire.
Consideration
As consideration for the contribution, the contributors will receive shares of a nominal amount of DKK 400,000,000 at a price of DKK 25 each.
Basis of valuation
We performed our review in accordance with the Danish standard on other statements by state-authorized and registered accountants to obtain reasonable assurance for our opinion.
Our valuation included reviews of Castor Holding A/S, including its subsidiaries, and Nygade 29-39, Ikast ApS, to be contributed in connection with the capital increase. We also reviewed external estate agent valuations applied in connection with the valuation of properties owned by the respective companies. Furthermore, our valuation included reviewing the statement made by the Board of Directors pursuant to section 6(3), cf. section 33, of the Danish Companies Act.
Our valuation included an assessment whether the valuation methods applied by the Board of Directors are appropriate in the circumstances, as well as an assessment of the assumptions and testing of the data applied by the Board of Directors for the valuation. We believe that the review is sufficient to provide a basis for our opinion.
Opinion
In our opinion, the value of the contributed shares in Castor Holding A/S and in Nygade 29-
Olicom A/S
Central Business Register No. 76 80 00 14
Appendix to Share Securites Note of March 12, 2008

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Appendix — Olicom A/S
39, Ikast ApS and the option agreement on a potential purchase of participating interests in Universe Art Sp. z o.o. (KRS 0000248196) and Universe System Sp. z o.o. (KRS 0000238067) at least corresponds to the consideration determined, including the face value of the shares to be issued.
Copenhagen, December 11, 2007
Ernst & Young
Statsautoriseret Revisionsaktieselskab

Peter Hertz	Søren Strøm
State-Authorized Public Accountant	State-Authorized Public Accountant
Olicom A/S
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Appendix — Olicom A/S
EXPRESSIONS AND DEFINITIONS

ADR	ADR Nr. 1904 ApS. The company is wholly owned by Jesper Henrik Jørgensen, Bregnegårdsvej 15, 2920 Charlottenlund, Denmark

Shares	Current assets and shares in Olicom A/S registered in the name of the holder with a face value of DKK 0.25

Board of Directors	The Board of Directors of Olicom A/S

Executive Board	The Executive Board of Olicom A/S

Contribution In Kind	Contribution in kind of the companies Castor Holding A/S and Nykgade 29-39, Ikast ApS of a total nominal amount of DKK 100,000,000, equal to 400,000,000 New Shares in Olicom A/S with a face value of DKK 0.25 each

DKK	Danish kroner, the currency unit used in Denmark

Existing Shares	Current assets and shares in Olicom A/S registered in the name of the holder with a face value of DKK 0.25 which have been issued and paid up and total a nominal amount of DKK 4,341,604, equal to 17,366,416 shares with a face value of DKK 0.25 each

Issuing Agent	The issuing agent is Capinordic Bank A/S (Central Business Register No. 10 90 43 90), Strandvejen 58, 2900 Hellerup, Denmark

Kroner	Danish kroner, the currency unit used in Denmark

Management	The Board of Directors and the Executive Board of Olicom A/S

New Shares	The Company’s share capital is increased to a minimum nominal amount DKK 176,630,186, equal to 706,520,744 New Shares, or a maximum nominal amount of DKK 219,500,000, equal to 878,000,000 New Shares in Olicom A/S with a face value of DKK 0.25 each

Olicom	Olicom A/S

Prospectus	The Prospectus comprises the Summary, the Share Registration Document and the Share Securities Note dated March 12, 2008

Regulation S	A provision of the Securities Act

Securities Act	The US Securities Act of 1933

Company	Olicom A/S and its subsidiaries

Subscription Period	The period from March 28, 2008 at 9:00 a.m. (CET), to April 10, 2008 at 4:00 p.m. (CET)

Subscription Right	The right to subscribe for twenty New Shares for each Existing Share, which is accorded to the shareholders recorded as shareholders in Olicom A/S on March 27, 2008, at 12:30 p.m. (CET).

Offer	The offer of New Shares specified in the Prospectus

Offer Price	The offer price of DKK 0.25 in connection with the rights issue specified in the Prospectus

US Person	US person as defined in Regulation S
Olicom A/S
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Appendix to Share Securites Note of March 12, 2008

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